As filed with the Securities and Exchange Commission on March 11, 2008
File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

J.W. Childs Acquisition I Corp.
(Exact name of Registrant as specified in its charter)

Delaware	6770	26-1923440
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

111 Huntington Avenue
Suite 2900
Boston, Massachusetts 02199
(617) 753-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam L. Suttin
Chief Executive Officer
111 Huntington Avenue
Suite 2900
Boston, Massachusetts 02199
(617) 753-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bernard S. Kramer, Esq. Joel L. Rubinstein, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 (212) 547-5400 (212) 547-5444—Facsimile	Emanuel S. Cherney, Esq. Stephen Koval, Esq. Kaye Scholer LLP 425 Park Avenue New York, New York 10228 (212) 836-7061 (212) 836-8689—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount being	Offering Price	Aggregate Offering	Amount of
Security to be Registered	Registered	per Security (1)	Price (1)	Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant (2)	23,000,000 Units	$10.00	$230,000,000	$9,039,00
Shares of Common Stock included as part of the Units	23,000,000 Shares	—	—	—(3)
Warrants included as part of the Units	23,000,000 Warrants	—	—	—(3)
Total			$230,000,000	$9,039.00

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 3,000,000 Units, consisting of 3,000,000 shares of Common Stock and 3,000,000 Warrants included in such Units, that may be issued on exercise of a 30-day option granted to the Underwriter to cover over-allotments, if any.

(3)	No fee required pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated March 11, 2008

PRELIMINARY PROSPECTUS

J.W. Childs Acquisition I Corp.

$200,000,000
20,000,000 Units

J.W. Childs Acquisition I Corp. is a blank check company recently formed for the purpose of acquiring one or more businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, reorganization or other similar business combination, which we refer to as our business combination. We intend to focus initially on businesses in the consumer products and specialty retail sectors, but we may pursue opportunities in other business sectors. Our search will be primarily focused on businesses in North America, but we may explore opportunities in other geographic regions. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination. We will seek stockholder approval to consummate our business combination in accordance with the conditions described in this prospectus. If our initial business combination is approved and consummated, public stockholders voting against our initial business combination will be entitled to elect to convert their shares of our common stock into cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, subject to certain limitations described herein.

We will liquidate and distribute the proceeds held in the trust account described below to our public stockholders if we are unable to consummate our business combination within 24 months from the date of this prospectus, or 30 months if this period is extended. In order to extend this period to 30 months, we must have entered into a definitive agreement with respect to a business combination within the initial 24-month period and (i) holders of a majority of our outstanding shares of common stock must vote to approve an extension to 30 months and (ii) in connection with such vote, conversion rights must not be exercised by holders of 40% or more of the shares sold in this offering, each as described in this prospectus.

This is an initial public offering of our securities. We are offering 20,000,000 units. Each unit will be offered at a price of $10.00 per unit and will consist of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.00. Each warrant will become exercisable on the later of our consummation of our business combination and          , 2009 [one year from the date of this prospectus], and will expire on          , 2013 [five years from the date of this prospectus], or earlier upon redemption by us. If we elect to redeem the warrants we will have the option to require all holders that wish to exercise their warrants prior to redemption to do so on a cashless basis. If we choose to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised a warrant for cash.

Our sponsor, JWC Acquisition, LLC, acquired 5,750,000 units from us prior to the date of this prospectus (750,000 of which are subject to forfeiture if and to the extent the underwriter’s over-allotment option is not fully exercised) for an aggregate purchase price of $25,000 or $.004 per unit, and subsequently transferred           shares of common stock underlying such units to our independent directors at the cost thereof. Shares of our common stock included in the units held by our sponsor and the shares of our common stock held by our independent directors will have no right to liquidating distributions in the event we fail to consummate our business combination.

John W. Childs, our Chairman of the Board, and our officers and directors (other than independent directors) or their affiliates have agreed to purchase an aggregate of 5,000,000 warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $5,000,000 in a private placement immediately prior to the completion of this offering. The proceeds from the sale of the private placement warrants will be deposited in the trust account and subject to the trust agreement described in this prospectus, and will be part of the funds distributed to our public stockholders in the event we are unable to complete our business combination.

In addition, prior to the closing of this offering, John W. Childs and our officers and directors (other than independent directors) or their affiliates will enter into an agreement with Deutsche Bank Securities Inc. in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, pursuant to which they will place limit orders for up to an aggregate of $15,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require John W. Childs and our officers and directors (other than independent directors) or their affiliates to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc., or another broker dealer mutually agreed upon by such firm and John W. Childs. These purchases will be made in accordance with the guidelines of Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange Act whether or not it is available, and will otherwise be subject to applicable law. Any portion of the $15,000,000 not used for open market purchases of common stock will be applied to the purchase of units from us by John W. Childs and our officers and directors (other than independent directors) or their affiliates , at a price of $10.00 per unit, immediately prior to the consummation of our business combination.

There is currently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange, or the AMEX, under the symbol           on or promptly after the date of this prospectus. The shares of common stock and warrants included in the units being sold in this offering will each begin separate trading five business days after the earlier to occur of (i) the expiration of the underwriter’s over-allotment option or (ii) the exercise of such option in full by the underwriter, subject in either case to our having filed a current report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, and having issued a press release announcing when such separate trading will begin. Once such separate trading begins, we anticipate that the shares of common stock and warrants will be listed on the AMEX under the symbols           and          , respectively. We cannot assure you, however, that our securities will be or will continue to be listed on the AMEX.

We have granted our underwriter a 30-day option to purchase up to 3,000,000 additional units solely to cover over-allotments, if any (over and above the 20,000,000 units referred to above). The over-allotment option will be used only to cover a syndicate short position resulting from the initial distribution.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 38 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

			Proceeds,
	Public Offering	Underwriting	Before
	Price	Discount (1)	Expenses

Per Unit	$10.00	$0.70	$9.30
Total	$200,000,000	$14,000,000	$186,000,000

(1)	Includes the deferred underwriting discount of 3.50% of the gross proceeds from the units offered to the public, or $0.35 per unit ($7,000,000 in the aggregate), payable to the underwriter only upon consummation of a business combination.

Of the net proceeds we receive from this public offering and the sale of the private placement warrants, $196,900,000 (approximately $9.85 per unit) will be deposited into a trust account (of which $7,000,000 or approximately $0.35 per unit is attributable to the underwriter’s deferred discount) maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriter will not be entitled to any income earned on the deferred fees. The funds held in trust (net of taxes and up to $3,000,000 of income earned on the trust account that is permitted to be disbursed to us for working capital purposes) will not be released from the trust account until the earlier of the consummation of a business combination and our liquidation, except to satisfy stockholder conversion rights, as described in this prospectus. If we do not consummate our business combination within 24 months (or up to 30 months if our stockholders approve an extension) following the completion of this offering, we will liquidate as promptly as possible and distribute only to our public stockholders on a pro rata basis the amount, subject to any valid claims by our creditors that are not covered by indemnities, in our trust account (including any income earned, net of taxes thereon) plus any remaining net assets.

We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc. expects to deliver our securities to investors in the offering on or about          , 2008.

Deutsche Bank Securities

The date of this prospectus is          , 2008.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and does not contain all of the information that you should consider in making an investment decision. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” “Company,” or “our company” refer to J.W. Childs Acquisition I Corp.;

•	references to “J.W. Childs” refer to J.W. Childs Associates, L.P.;

•	references to “our sponsor” refer to JWC Acquisition, LLC, an affiliate of J.W. Childs;

•	references to “John W. Childs” or “Mr. Childs” refer to John W. Childs, our Chairman of the Board;

•	references to “Sawaya Segalas” refer to Sawaya Segalas & Co., LLC;

•	references to the “initial units” refer to the 5,750,000 units previously issued to our sponsor for an aggregate purchase price of $25,000 (up to 750,000 of such units are subject to forfeiture if and to the extent the underwriter’s over-allotment option is not fully exercised);

•	references to the “initial shares” refer to the shares of our common stock included in the initial units;

•	references to the “initial warrants” refer to the warrants included in the initial units;

•	references to the “initial securities” refer to the initial units, the initial shares and the initial warrants;

•	references to the “private placement warrants” refer to the 5,000,000 warrants to be purchased from us by John W. Childs and our officers and directors (other than independent directors) or their affiliates at a price of $1.00 per warrant ($5,000,000 in the aggregate) in a private placement that will occur immediately prior to the consummation of this offering;

•	references to the “co-investment units” refer to up to $15,000,000 of units that John W. Childs and our officers and directors (other than independent directors) or their affiliates may purchase from us for $10.00 per unit immediately prior to the consummation of our business combination to the extent such funds are not used to purchase shares of our common stock by John W. Childs and our officers and directors (other than independent directors) or their affiliates pursuant to the limit orders described in this prospectus;

•	references to the “limit orders” refer to the limit orders for shares of our common stock to be purchased by John W. Childs and our officers and directors (other than independent directors) or their affiliates described in this prospectus;

•	references to the “business combination” refer to an acquisition by us of one or more businesses through a merger, capital stock exchange, stock purchase, asset acquisition, reorganization or other similar business combination;

•	references to the “existing holders” refer to all persons or entities that own any of our initial securities immediately prior to the completion of this offering; and

•	references to the “SEC” refer to the Securities and Exchange Commission;

•	references to the “Exchange Act” refer to the Securities and Exchange Act of 1934, as amended;

•	references to the ’Securities Act” refer to the Securities Act of 1933, as amended; and

•	references to the “public stockholder” refer to those holders of shares of common stock acquired through the purchase of units being sold in this offering or in the open market, and may include our existing holders and their affiliates to the extent that they purchase or acquire shares of our common stock after the completion of this offering.

Unless expressly stated to the contrary, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

You should rely only on the information contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date. We have not, and the underwriter has not, authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Our Business

We are a blank check company recently formed under the laws of the State of Delaware for the purpose of acquiring one or more businesses through a merger, capital stock exchange, stock purchase, asset acquisition, reorganization or other similar business combination. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination.

We will have until 24 months (or up to 30 months if our stockholders approve an extension) following completion of this offering to consummate a business combination. If we fail to consummate a business combination within the required time frame, we will implement our dissolution and liquidation plan, as described in this prospectus.

We will seek to capitalize on the substantial deal sourcing, investing and operating expertise of our management team to identify, acquire and operate a middle-market business in the consumer products or specialty retail sectors operating primarily in North America, although we may pursue acquisition opportunities in other sectors or in other geographic regions. We believe that consumer products and specialty retail businesses possess attractive investment attributes compared to other sectors including strong brand franchises, barriers to competition, lower capital requirements and lower technology risks. Our Chairman, John W. Childs, our President, Adam L. Suttin, and other members of our management team have extensive experience acquiring and operating businesses across various sectors, but primarily focused in the consumer products and specialty retail sectors. Our Vice Chairman and Executive Vice President, Fuad Sawaya, has over 20 years experience in sourcing, structuring and negotiating control investments in consumer businesses. All of our executives are either professionals with J.W. Childs, a private equity firm founded by Mr. Childs and Mr. Suttin in 1995 to make investments in middle market growth businesses, or, in the case of Mr. Sawaya, a principal of Sawaya Segalas, an investment bank providing financial advisory services to the consumer sector. J.W. Childs has invested approximately $3 billion of equity capital in 40 businesses with an aggregate enterprise value (which includes all equity investment and incurred and assumed net indebtedness) at the time of investment of over $12 billion. In addition, 19 of these portfolio companies have made follow-on acquisitions

We believe that our sourcing of acquisition candidates will benefit from the involvement of Mr. Sawaya in our management and the network of relationships that Mr. Sawaya and Sawaya Segalas, of which Mr. Sawaya is a principal, have developed. Sawaya Segalas’ financial advisory business serves a diverse set of clients around the world. Sawaya Segalas has expertise in the consumer sector, with a focus on the over-the-counter medicine, personal care, household products, housewares and food and beverage sectors. The Sawaya Segalas team of investment bankers will be additional resources to us as we seek to identify acquisition candidates.

Our management team has generated attractive investment returns through an operationally intensive approach that focuses on increasing stockholder value through growing revenue (through organic growth and acquisitions) and improving the efficiency of business and manufacturing processes. Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Middle-Market Growth Business. We will seek to acquire one or more growth businesses with an enterprise value ranging from $750 million to $1.25 billion. We believe that our focus on businesses in this segment of the middle market will offer us a substantial number of potential business targets that we believe can achieve and maintain significant revenue and earnings growth. We do not intend to acquire start-up companies.

•	Strong Competitive Industry Position. We will seek to acquire one or more businesses that operate within segments of the consumer products and specialty retail sectors that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these sectors, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire one or more businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

•	Business with Revenue and Earnings Growth Potential. We will seek to acquire one or more businesses that have the potential for revenue and earnings growth through our operationally intensive approach led by members of our management team. Members of our management team have long and successful records of building stockholder value through a combination of brand and new product development, expense reduction and synergistic follow-on acquisitions.

•	Companies with Potential for Strong Free Cash Flow Generation. We will seek to acquire one or more businesses that have the potential to generate strong and stable free cash flow. We will focus on one or more businesses that have predictable, recurring revenue streams and low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance stockholder value.

•	Business with Experienced and Motivated Management Teams. We will seek to acquire one or more businesses with an experienced management team that has a strong track record, has achieved superior performance and whose members have a substantial personal economic stake in the performance of the acquired business. We expect to implement a management equity incentive plan that will align management of the acquired business with the interests of our stockholders.

Over 75% of the investments led by members of our management team have been in businesses in the consumer products and specialty retail sectors, including The Meow Mix Company, a manufacturer and distributor of premium cat food; Sunny Delight Beverages Co., a producer of juice beverages; Bass Pro Shops, Inc., a fishing and hunting goods retailer; Brookstone, Inc., a specialty retailer and product development company; American Safety Razor Company, a manufacturer of personal care products; Personal Care Group, Inc., a branded personal care products company with brands including Chubs, Wet Ones, Binaca, and Mr. Bubble; Beltone Electronics Corporation, a manufacturer and distributor of hearing instruments; Pinnacle Foods Group Inc., a producer and marketer of branded frozen and dry foods with brands including Duncan Hines, Aunt Jemima, Vlasic and Lender’s; and Esselte Ltd., a manufacturer and marketer of filing and workspace products with brands including Pendaflex, Oxford and Leitz. Prior to founding J.W. Childs, Mr. Childs served as Senior Managing Director of the Thomas H. Lee Company, a private equity firm, and led the teams investing in Snapple Beverage Corp., a producer of beverages, and Ghirardelli Chocolate Company, a producer of chocolate products.

Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships that have served as an extremely useful source of investment opportunities. This network has been developed through:

•	our management team successfully acquiring, sourcing and financing businesses;

•	the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams; and

•	the experience of our management team in executing transactions under varying economic and financial market conditions.

This network has provided our management team with a flow of referrals that has resulted in numerous transactions which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us with an important source of investment opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

Our management team has broad experience acquiring businesses from a wide variety of sellers in different transaction structures, including, the acquisition of brands or divisions from larger companies selling non-core or under performing businesses (The Meow Mix Company and Sunny Delight Beverages Co.), the acquisition of family-owned businesses (Beltone Electronics Corporation and Snapple Beverages Corp.), the acquisition of publicly-owned companies (American Safety Razor Company and Esselte Ltd.), and the acquisition of businesses from private equity firms (Pinnacle Foods Group Inc. and Advantage Sales and Marketing, Inc.). Additionally, the operating expertise of our management team has enabled J.W. Childs to pursue acquisitions of businesses where brands were being acquired with limited continuing management or with management succession issues for family run and controlled businesses.

As a result of the acquisition and management of over 40 businesses during the past 20 years, Mr. Childs and the other members of our management team have developed substantial expertise in operating middle market growth businesses. Members of our management team have been responsible for the implementation of the business plan for portfolio companies and have worked closely with management on a variety of business and strategic initiatives, including operational improvements, brand strategies, increasing productivity, expense reduction, personnel, new market opportunities and acquisitions. Additionally, our Vice Chairman and Executive Vice President, William Watts, and our Vice Presidents, Raymond Rudy and Arthur Byrne have served as chief executive officers of multiple businesses and have served as operating partners of J.W. Childs, providing direct and active management expertise for many of the J.W. Childs portfolio companies. As operating partners Messrs. Watts, Rudy and Byrne have been involved in all aspects of selecting investments, including sourcing investment opportunities and due diligence, and have taken direct responsibility for the implementation of the business plans by serving as interim executives or chairman of the board of many of the J.W. Childs portfolio companies.

Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities. In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. To the extent any of our executive officers or any of our directors identifies an opportunity for a potential business combination equally suitable for us and another entity to which such person has a fiduciary duty or pre-existing contractual obligation to present such opportunity, such executive officer or director will first give such opportunity to such other entity or entities, and he or she will only present such opportunity to us to the extent such other entity or entities first reject or are unable to pursue such opportunity. Each of our officers and directors currently have fiduciary duties or contractual obligations which may take priority over their duties to us. Please refer to “Management—Conflicts of Interest” for a more detailed discussion of such conflicts.

Although we intend to focus on identifying acquisition opportunities in the consumer products and specialty retail sectors and we will not initially actively seek to identify acquisition opportunities in other sectors, in the event that an opportunity is presented to us in another sector we may consider pursuing that opportunity if we conclude that it represents an attractive investment opportunity. Additionally, if we are unable to identify an acquisition opportunity that we deem to be attractive in the consumer products or specialty retail sectors after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other sectors. At present, we are not able to ascertain (i) what opportunities, if any, in sectors outside of the consumer products or specialty retail sectors may be presented to us, (ii) how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the consumer products or specialty retail sectors or (iii) which other sectors we may choose to examine with the objective of identifying a favorable investment opportunity. In the event we elect to pursue an investment outside of the consumer products and specialty retail sectors, we expect that our management, in conjunction with our board of directors, will engage in discussions to identify, based upon their respective familiarity with the business climate in general and specific industries in particular, one or more other sectors which are likely to include a significant number of companies which would be attractive acquisition opportunities. In the event we elect to pursue an investment outside of the consumer products and specialty retail sectors the information contained herein regarding the consumer products and specialty sectors would not be relevant to an understanding of the business that we elect to acquire.

Our business combination must be with one or more businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of such business combination. In the event we structure our business combination to acquire only a portion (less than 100%) of the equity interests of the target business, we do not intend to acquire less than a controlling interest, which would be greater than 50% of the voting securities of the target business. If we acquire only a controlling interest in a target business or businesses, the portion of such business or businesses that we acquire must have a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of the acquisition. We do not intend to become a holding company for a minority interest in a target business in our business combination. The fair market value of a target business or businesses, or portions thereof, will be determined by our board of directors based upon standards generally accepted by the financial community, including discounted cash flow analysis as well as the analysis of comparable companies and transactions, and, except in the case of a related party acquisition, we will not be required to obtain an independent valuation or fairness opinion. Accordingly, prior to 24 months (or 30 months, if our stockholders approve an extension) following the completion of this offering, we will seek to consummate our business combination with a business or businesses, or portions thereof, whose fair market value is equal to at least approximately $151,920,000, assuming no exercise of the underwriter’s over-allotment option. The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the net assets held in trust (net of taxes and amounts disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of the business combination. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business or businesses and/or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. If we issue equity securities in order to consummate a business combination, our stockholders prior to the business combination could end up owning a minority of the voting and/or equity interests of the surviving company after giving effect to the business combination. The actual amount of consideration which we will be able to pay for our business combination will depend on (i) whether we choose, or are able, to pay a portion of the business combination consideration with shares of our common stock, (ii) if we are able to finance a portion of the consideration with debt or other equity financing, and (iii) the number of shares of our common stock that are converted into a pro rata share of the amount then on deposit in the trust account as described below under “—The Offering—Conversion rights for public stockholder voting to reject our business combination.” No financing arrangements have been entered into or contemplated with any party to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate our business combination for consideration in excess of our available assets at the time of the consummation of such business combination.

If we are unable to consummate our business combination within 24 months (or 30 months if our stockholders approve an extension) following completion of this offering our corporate existence will cease and we will implement our liquidation plan, which will include distribution of the proceeds held in the trust account to our public stockholders. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, we may request from the trustee up to $125,000 of income earned on the trust account to pay for liquidation costs and expenses.

We are a Delaware corporation formed on February 7, 2008. Our offices are located at 111 Huntington Avenue, Suite 2900, Boston, Massachusetts 02199 and our telephone number is (617) 753-1100.

The Offering

We have issued an aggregate of 5,750,000 initial units, which after giving effect to this offering and the full exercise of the underwriter’s over-allotment option, would equal 20% of our aggregate issued and outstanding units. Our sponsor will forfeit up to an aggregate of 750,000 initial units in the event that the underwriter does not fully exercise its over-allotment option. Our sponsor will forfeit only such number of initial units sufficient to cause the amount of issued and outstanding initial units to equal 20% of the aggregate amount of our issued and outstanding units after giving effect to this offering and the exercise, if any, of the underwriter’s over-allotment option. For purposes of this summary, we assume that the underwriter will not exercise its over-allotment option and therefore present the amount of initial securities outstanding after giving effect to the forfeiture of 750,000 initial units.

In making your decision on whether to invest in our securities, you should carefully consider the risks set forth in the section entitled “Risk Factors” beginning on page 38 of this prospectus. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our officers and directors, but also the special risks we face as a development stage company and the fact that you will not be entitled to protections normally afforded to investors in blank check offerings conducted in compliance with Rule 419 under the Securities Act.

Securities offered	20,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of our common stock; and

• one warrant to purchase one share of our common stock.

Trading commencement and separation of common stock and warrants	The units being sold in this offering will begin trading on or promptly after the date of this prospectus. The common stock and warrants included in these units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriter’s over-allotment option and the exercise of such option in full, subject to our having filed the current report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 8-K to individual unit holders, it will be available on the SEC’s website (www.sec.gov) after it is filed.

In no event will separate trading of the common stock and warrants included in the units being sold in this offering commence until we have filed an audited balance sheet on a current report on Form 8-K with the SEC reflecting our receipt of the net proceeds of this offering and the proceeds of the sale of the private placement warrants and have issued a press release announcing when separate trading will begin. We will file a current report on Form 8-K with the SEC, including an audited balance sheet, promptly after the completion of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include the net proceeds we receive from the underwriter’s exercise of their over-allotment option, if any portion of the over-allotment option is exercised prior to the filing of the current report on Form 8-K, and, if any portion of such over-allotment option is exercised by the underwriter after such time, we will file an additional current report on Form 8-K that includes a balance sheet reflecting our receipt of the net proceeds from the underwriter’s exercise of their over-allotment option. For more information, see the section in this prospectus entitled “Description of Securities—Units.”

Number of securities to be outstanding

	Prior to this	After this
	Offering (1)	Offering (1)

Units	5,000,000	25,000,000
Common stock	5,000,000	25,000,000
Warrants (2)	10,000,000	30,000,000

(1)	Assumes the over-allotment option has not been exercised by the underwriter and an aggregate of 750,000 initial units (or related initial shares and initial warrants) have been forfeited by our existing holders.

(2)	Includes 5,000,000 private placement warrants.

Warrants

—Exercisability	Each warrant is exercisable for one share of common stock.

—Exercise price	$7.00 per share.

—Exercise period	The warrants included in the units being sold in this offering will become exercisable on the later of the consummation of our business combination on the terms described in this prospectus and , 2009 [one year from the date of this prospectus], unless the warrants have previously expired. The warrants will be exercisable only if an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time, on , 2013 [five years from the date of this prospectus], or earlier upon redemption by us.

—Redemption	We may redeem the warrants included in the units being sold in this offering at any time after the warrants become exercisable:

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption; and

  • only if (x) the closing price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption, (y) a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective from the date on which we send a redemption notice to and including the redemption date, and (z) a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available from the date on which we send a redemption notice to and including the redemption date.

We established the last criterion to provide warrant holders with the opportunity to realize a premium to the warrant exercise price prior to the redemption of their warrants, as well as to provide them with a degree of liquidity to cushion the market reaction, if any, to our election to redeem the warrants. If the above conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants before the date scheduled for redemption. However, there can be no assurance that the price of our common stock will not fall below the $13.75 per share trigger price or the $7.00 per share warrant exercise price after the redemption notice is delivered. We may redeem the outstanding warrants in our sole discretion if the above conditions are satisfied, without the consent of the underwriter, our stockholders or any other party.

If we call the warrants included in the units being sold in this offering for redemption as described above, we will have the option to require all holders that wish to exercise such warrants to do so on a “cashless basis.” Exercising warrants on a “cashless basis” means that, in lieu of paying the exercise price in cash, the holder would forfeit a number of shares underlying the warrants being exercised with a fair market value (as defined below) equal to the aggregate exercise price and the holder will therefore receive fewer shares than the holder would otherwise have received upon exercise of those warrants. In such cases, assuming a holder elects to exercise all of his, her or its warrants, such holder would “pay” the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported closing price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Such warrants may not be settled on a cashless basis unless they have been called for redemption and we have required all such warrants to be settled on that basis. For example, if the fair market value of the common stock were $15.00, a holder of 100 warrants would pay the exercise price by surrendering the 100 warrants in exchange for a number of shares calculated as follows: (100 x ($15.00−$7.00))/$15.00 = 54 shares.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Proposed AMEX symbols for our securities

Units

Common Stock

Warrants

Offering proceeds to be held in the trust account	$196,900,000 of the net proceeds from this offering and the proceeds from the sale of the private placement warrants (approximately $9.85 per unit), or $225,850,000 (or approximately $9.82 per unit if the underwriter’s over-allotment option is exercised in full), will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed prior to the date of this prospectus. Of the proceeds held in the trust account, up to $7,000,000 (or $8,050,000 if the underwriter’s over-allotment option is exercised in full) representing the deferred underwriting discount will be paid to the underwriter upon consummation of our business combination. The proceeds held in the trust account will not be released until the earlier of (x) the consummation of our business combination on the terms described in this prospectus or (y) our liquidation, except to our public stockholders who have exercised conversion rights in connection with an extension of the period within which we may consummate our business combination.

Notwithstanding the foregoing, the following amounts may be released to us from the trust account prior to such time: (i) interest income earned on the trust account balance to pay any taxes ; and (ii) interest income earned, after taxes payable, on the trust account of up to $3,000,000, subject to adjustment in the case of an increase in the size of this offering other than in connection with the exercise by the underwriter of its over-allotment option, to fund our working capital requirements, including, in such an event, the costs of our liquidation. See “Use of Proceeds.” All remaining proceeds held in the trust account, including interest income earned, after taxes payable, on the trust account, will be available for our use in consummating our business combination and for payment of the deferred underwriting discount or will be released to public stockholders upon (i) their exercise of conversion rights or (ii) their becoming entitled to receive liquidating distributions upon our liquidation (less up to $125,000 of income earned on the trust account to pay for liquidation costs and expenses). Accordingly, unless and until our business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or any expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to consummate our business combination, including to make a down payment or deposit or fund a lock-up or “no-shop” provision with respect to a potential business combination, except interest income earned, after taxes payable, on the trust account of up to $3,000,000, subject to adjustment, as described above. We may not use all of the funds then in the trust account in connection with our business combination, in which case such funds will constitute working capital for our business after consummation of such business combination.

The funds in the trust account may be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

Initial securities	On February 22, 2008, our sponsor purchased 5,750,000 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per unit, in a private placement. Each unit so purchased by our sponsor consists of one share of common stock and one warrant to purchase one share of common stock. Subsequently, our independent directors purchased an aggregate of shares of our common stock from our sponsor at cost. These initial securities are identical to the units, and the component shares of common stock and warrants, being sold in this offering, except that:

• the existing holders are subject to the transfer restrictions described below;

• the initial units are immediately separable into initial shares and initial warrants;

  • the existing holders have agreed to vote their initial shares in the same manner as a majority of the shares of our common stock are voted by our public stockholders in connection with the vote required to approve our business combination or any extension of our corporate existence to up to 30 months and will not be able to exercise conversion rights with respect to their initial shares;

• the existing holders have agreed to waive their rights to participate in any liquidating distribution with respect to their initial shares if we fail to consummate our business combination;

• the initial warrants will not be redeemable by us so long as they are held by existing holders or their permitted transferees;

  • the initial warrants will not be exercisable unless and until the closing price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period beginning 90 days after the consummation of our business combination; and

• the initial warrants will be exercisable at the option of the holder on a cashless basis so long as they are held by the existing holders or their permitted transferees.

Because the initial warrants included in the sponsor units were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not available.

Of the 5,750,000 initial units, up to 750,000 units (or related shares of common stock and warrants) will be forfeited to us to the extent that the underwriter do not fully exercise its over-allotment option. After giving effect to such forfeiture and assuming no purchase of additional units in this offering, the initial shares owned by our existing holders will represent 20% of the total number of shares of our common stock outstanding after completion of this offering. If we determine that the size of the offering should be increased or decreased from the size set forth in this prospectus, a stock dividend, a reverse stock split or other adjustment, as applicable, would be effectuated in order to maintain our existing holders’ ownership percentage at 20% of the total number of shares of our common stock outstanding upon completion of this offering.

The existing holders have agreed not to sell or otherwise transfer any of their initial securities (including the shares of common stock to be issued upon exercise of the initial warrants) to any person other than a permitted transferee, until 180 days after the date of the consummation of our business combination, unless, after our business combination, we consummate a subsequent merger, capital stock exchange, stock purchase, asset acquisition, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property.

Notwithstanding the foregoing, the existing holders will be permitted to transfer their initial securities (including the shares of common stock to be issued upon exercise of the initial warrants) to permitted transferees who agree in writing to be bound by the transfer restrictions applicable to the securities, agree to vote their initial shares in the same manner that the majority of the shares of our common stock are voted by our public stockholders in connection with our business combination and waive any rights to participate in any liquidation distribution with respect to their initial shares if we fail to consummate our business combination.

Permitted transferees of a holder means:

• the company and our officers, directors and employees;

• the officers, directors and employees of our sponsor, J.W. Childs, Sawaya Segalas, or any of their affiliates;

• family members of the holder or a trust or other estate planning vehicle for the benefit of such family members or a charitable organization;

• transferees pursuant to a qualified domestic relations order or by virtue of laws governing descent or distribution upon the death of a holder; and

• any stockholder, partner, member, officer, director, employee or other affiliate of a holder.

Private placement warrants	John W. Childs and our officers and directors (other than independent directors) or their affiliates have agreed to purchase an aggregate of 5,000,000 private placement warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $5,000,000 in a private placement immediately prior to the completion of this offering.

The proceeds from the sale of the private placement warrants will be held in the trust account pending consummation of our business combination on the terms described in this prospectus. If we do not consummate a business combination, then the purchase price of the private placement warrants will become part of any liquidating distribution to our public stockholders following our liquidation and dissolution and the private placement warrants will expire worthless.

The private placement warrants to be purchased will be identical to the warrants included in the units being sold in this offering, except that so long as such warrants are held by the original purchasers or their permitted transferees, the private placement warrants may be exercisable at the option of the holder on a cashless basis and are not subject to redemption by us.

The purchasers of the private placement warrants have agreed not to transfer or sell any of the private placement warrants until after we have consummated our business combination; provided that transfers may be made to permitted transferees who agree in writing to be bound by such transfer restrictions.

Purchase Commitment	Prior to the closing of this offering, John W. Childs and our officers and directors (other than independent directors) or their affiliates will enter into an agreement with Deutsche Bank Securities Inc. in accordance with

Rule 10b5-1 under the Exchange Act, pursuant to which they will agree to place limit orders for up to an aggregate of $15,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require John W. Childs and our officers and directors (other than independent directors) or their affiliates to purchase, on a pro rata basis, any of our shares of common stock offered for sale at or below a price equal to the per-share value of the funds in the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc. or another broker dealer mutually agreed upon by such firm and John W. Childs. These purchases will be made in accordance with the guidelines of Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange Act whether or not it is available, and will otherwise be subject to applicable law. John W. Childs and our officers and directors (other than independent directors) or their affiliates will agree to vote all shares of common stock purchased pursuant to such limit orders in favor of our business combination and in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, John W. Childs and our officers and directors (other than independent directors) or their affiliates may be able to influence the outcome of our business combination or a proposed extension. John W. Childs and our officers and directors (other than independent directors) or their affiliates will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but will participate in any liquidating distribution with respect to such shares.

Any portion of the $15,000,000 not used for open market purchases of common stock will be applied to the purchase of units from us by John W. Childs and our officers and directors (other than independent directors) or their affiliates , at a price of $10.00 per unit, immediately prior to the consummation of our business combination. These co-investment units to be purchased by John W. Childs and our officers and directors (other than independent directors) or their affiliates will be identical to the units being sold in this offering except that so long as the warrants included in the co-investment units are held by John W. Childs and our officers and directors (other than independent directors) or their affiliates or their permitted transferees, such warrants may be exercisable at the option of the holder on a cashless basis and are not subject to redemption by us.

The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidation of the trust account, or upon conversion of shares held by public stockholders.

John W. Childs and our officers and directors (other than independent directors) or their affiliates will agree not to sell or transfer any shares of common stock or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to this commitment until 180 days after the consummation of our business combination; provided, that, transfers may be made to permitted transferees who agree in writing to be bound by such transfer restrictions.

Escrow of the securities of our existing holders	Upon completion of this offering, the initial securities and the private placement warrants will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. These securities will not be released from escrow until the expiration of the applicable transfer restrictions.

Registration Rights	The holders of initial units and co-investment units (including the common stock and warrants comprising such units and the common stock issuable upon exercise of those warrants), private placement warrants (including the shares of common stock issuable upon exercise of those warrants) and shares of common stock purchased by John W. Childs and our officers and directors (other than independent directors) or their affiliates pursuant to their purchase commitment will be entitled to registration rights after the expiration of the applicable transfer restrictions.

Conditions to consummating our business combination	Our business combination must occur with one or more target businesses that have a fair market value, individually or collectively, of at least 80% of the balance in the trust account (excluding the deferred underwriting discount of $7,000,000 (or $8,050,000 if the underwriter’s over-allotment option is exercised in full and after taxes payable)) at the time of such business combination. We will not consider any business combination that does not meet such criteria.

Pursuant to our certificate of incorporation, we will seek stockholder approval to consummate our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and neither we nor any of our executive officers or directors will recommend or take any action to amend or waive this provision in our certificate of incorporation. In connection with any vote required for our business combination, our existing holders have agreed to vote all initial shares of common stock owned by them in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders and, as a result, will not have any conversion rights. Our existing holders have also agreed that if they acquire shares of common stock in or following completion of this offering (including the shares of common stock purchased in the open market pursuant to the purchase commitment) they will vote all such acquired shares in favor of our business combination. As a result, they will not have any conversion rights attributable to their shares of our common stock in the event that a business combination is approved by our stockholders as described below and consummated. We will proceed with our business combination only if:

• a majority of the shares of our common stock voted by the public stockholders are voted in favor of the business combination;

  • public stockholders owning up to one share less than 40% of the shares of common stock included in the units being sold in this offering cumulatively vote against our business combination or an extension of the time period within which we must consummate our business combination and exercise their conversion rights as described below; and

• a majority of all of our outstanding shares of common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence as described below.

If the business combination is not approved by our stockholders, we may continue to try to consummate a business combination with a different target business until 24 months from the completion of this offering, or 30 months if our stockholders approve an extension, as described below. It is our intention to structure and consummate a business combination in which public stockholders owning up to one share less than 40% of the total number of shares of common stock included in the units being sold in this offering may exercise their conversion rights and the business combination would still go forward and be consummated. We may not amend or waive this 40% threshold without the unanimous vote of the holders of our outstanding shares of common stock. We view this threshold, which will be set forth in our certificate of incorporation, as an obligation to our stockholders and neither we nor our executive officers or directors will recommend or take any action to lower this 40% threshold or waive this requirement.

Possible extension of time to consummate a business combination to up to 30 months	Unlike most other blank check companies, if we have entered into a definitive agreement relating to a business combination within 24 months following the consummation of this offering (and if we anticipate that we may not be able to consummate a business combination within the 24-month period), we may seek up to a six-month extension to complete our business combination by calling a meeting of our stockholders for the purpose of soliciting their approval to amend our certificate of incorporation to give effect to such extension. Approval of any extension will require the affirmative vote of the holders of a majority of our outstanding shares of common stock.

In connection with the vote required for any such extension, our existing holders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the initial units in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing holders have also agreed, and their permitted transferees will agree, to vote all shares of common stock acquired in or following completion of this offering (including the shares of common stock purchased in the open market pursuant to the purchase commitment) in favor of an extension of our corporate existence to up to 30 months.

Any public stockholders voting against the proposed extension will be eligible to convert their shares into a pro rata share of the trust account if we effect the extension. However, we will not effect the extension if holders of 40% or more of the shares sold in this offering vote against the proposed extension and elect to convert their shares into their pro rata share of our trust account. In such event, if we cannot complete our business combination within the original 24-month period to be set forth in our certificate of incorporation, we will liquidate.

If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 40% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to six months in which to consummate the business combination. We will still be required to seek stockholder approval before completing our business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for up to 30 months.

A stockholders’ election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Stockholders who vote against the extended period and exercise their conversion rights may vote on the business combination if such business combination was not previously approved by the stockholders and such stockholders continue to own shares of common stock or acquire new shares through open market purchases or otherwise.

Public stockholders who cause us to convert their shares into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units.

If, following approval of the extension, at the end of the extended period of up to 30 months we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote.

Conversion rights for stockholders voting to reject our business combination	Public stockholders voting against our business combination will be entitled to elect to convert their shares of our common stock into cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including the amount held in the trust account representing the deferred portion of the underwriting discount) (initially approximately $9.85 per share, or approximately $9.82 per share if the underwriter’s over-allotment option is exercised in full), including any interest income earned on their pro rata share (after taxes payable on such interest income and after release of up to $3,000,000 of interest income earned, subject to adjustment, after taxes payable, to fund working capital requirements), only if our business combination is approved and consummated. Public stockholders who convert their shares of our common stock into a pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. None of our existing holders or their permitted transferees will have any conversion rights with respect to shares of our common stock held by them. This conversion could have the effect of reducing the amount distributed to us from the trust account upon consummation of a business combination by up to approximately $78,799,990 (assuming conversion of the maximum of up to 7,999,999 of the eligible shares of our common stock) (or up to approximately $90,343,990 assuming the underwriter’s over-allotment option is exercised in full). We intend to structure and consummate any potential business combination in a manner such that our public stockholders holding up to 7,999,999 (or 9,199,999 assuming the underwriter’s over-allotment option is exercised in full) of our shares of common stock voting against our business combination could convert their shares to cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, and such business combination could still go forward.

Notwithstanding the foregoing, a public stockholder, together with any affiliate or any other person with whom the public stockholder is acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him, her or its affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of common stock before the vote held to approve a proposed business combination and attempting to use their conversion rights as a means to force us or our management to purchase their stock at a significant premium to the then-current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares of common stock included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if the shares are not purchased by us or our management at a premium to the then-current market price (or if management refuses to transfer to the public stockholder some of the shares). By limiting each public stockholder’s ability to convert only up to 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of public stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the public stockholders’ ability to vote any or all of their shares against the proposed business combination.

Procedure for exercising conversion rights	An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and no later than the business day immediately preceding the vote taken with respect to a proposed business combination or an extension of the time period within which we must complete our business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination or an extension of the time period within which we must complete our business combination and the business combination is approved and consummated. In addition, at our option, we may require that, no later than the business day immediately preceding the vote on the business combination, the eligible stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert the shares of our common stock held by such stockholder into a pro rata share of the trust account and confirming that the stockholder has held those shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination. We may also require eligible stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the business combination. Traditionally, in contrast to the requirement for physical or electronic delivery of shares of common stock prior to the stockholder meeting, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his, her or its conversion rights. If the business combination was approved, the company would contact such stockholder to arrange for delivery of his, her or its stock certificate to verify ownership. As a result, the stockholder had, in effect, an “option window” after the approval of the business combination during which the stockholder could monitor the price of our common stock in the market. If the price rose above the conversion value, the stockholder could sell his, her or its shares in the open market instead of actually delivering shares to us for cancellation in consideration for the conversion value. Thus, we would not have any ability to enforce the exercise of conversion rights effected at the time the business combination was approved, and the conversion rights would eventually be continuing rights surviving beyond the approval of the business combination until the converting holder delivered the stock certificate for conversion at the conversion value. The requirement for physical or electronic delivery of shares of common stock prior to the stockholder meeting serves two purposes. First, it ensures that a stockholder’s election to exercise his, her or its conversion rights is irrevocable once the business combination is approved. Second, it ensures that we know the amount of proceeds that we will be able to use to consummate the business combination prior to the consummation of the business combination. There is a nominal cost associated with the above referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting stockholder.

The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, stockholders will have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver their shares if they elect to exercise their conversion rights. This time period varies depending on the specific facts of each transaction. However, because the delivery process is within the stockholder’s control and, so long as the stockholder holds the securities in “street name” through a broker-dealer (rather than holding physical certificates registered in the stockholder’s name) and delivers those securities electronically, we believe that delivery can usually be accomplished by the stockholder in a relatively short time period simply by contacting the transfer agent or tendering broker and requesting delivery of the shares through the DWAC System and that this time period is sufficient for investors generally. However, because we do not have any control over the delivery process, it may take significantly longer than we anticipate and stockholders may not be able to exercise their conversion rights in time. In particular, delivery of physical certificates usually takes considerably longer than electronic delivery. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the AMEX’s proxy notification recommendations, the stockholders receive the proxy soliciting materials at least 20 days prior to the meeting. See “Risk Factors—Risks Relating to Our Business Combination—We may require public stockholders who wish to convert their shares in connection with a proposed business combination or extension to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.”

Any request for conversion, once made, may be withdrawn at any time prior to the vote taken with respect to a proposed business combination at the meeting held for that purpose. Furthermore, if a stockholder delivers a certificate for conversion and subsequently withdraws the request for conversion, the stockholder may simply request that the transfer agent return the certificate (physically or electronically).

If our business combination is not approved or consummated for any reason within the required 24-month or 30-month period, as applicable, then public stockholders voting against our business combination who exercised their conversion rights would not be entitled to convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such a case, if we have required public stockholders to tender their shares prior to the stockholders’ meeting, we will promptly return such shares to the tendering public stockholder. Voting against the business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights no later than the business day immediately preceding the vote taken with respect to the proposed business combination.

Certificate of Incorporation	As discussed below, there are specific provisions in our certificate of incorporation that may be amended only by the unanimous consent of our stockholders prior to the consummation of our business combination, including our requirements to seek stockholder approval of such a business combination or any extension of the time period within which we must consummate our business combination and to allow our stockholders to seek conversion of their shares in accordance with the conditions specified in this prospectus if they vote against such a business combination or any extension of the time period within which we must consummate our business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under applicable Delaware law, we view these provisions, which are contained in Article Sixth of our certificate of incorporation, as obligations to our stockholders and our executive officers and directors have agreed that they will not recommend or take any action to amend or waive these provisions.

Our certificate of incorporation also provides that we will continue in existence only until , 2010, (or , 2011 if our stockholders approve an extension). If we have not consummated a business combination by such date, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our liquidation pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our certificate of incorporation to provide for our perpetual existence, thereby removing the limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. Our existing holders have agreed, and their permitted transferees will agree, to vote all of the shares of our common stock purchased by them in or prior to or after this offering in the secondary market or otherwise (including the shares of common stock included in any initial units or units so purchased) in favor of this amendment. We view this provision terminating our corporate life by , 2010 (or , 2011 if our stockholders approve an extension) as an obligation to our stockholders and our existing holders have agreed that they will not recommend or take any action to amend or waive this provision to allow us to survive for a longer period of time except upon the consummation of our business combination.

Liquidation if no business combination	As described above, if we have not consummated a business combination by , 2010, (or , 2011, if our stockholders approve an extension) in accordance with our certificate of incorporation, our corporate existence will cease and we will promptly distribute to our public stockholders the amount in our trust account (including any interest income (after taxes payable) then remaining in the trust account less up to $125,000 to pay for liquidation costs and expenses as described below) plus any remaining net assets.

We cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than approximately $9.85 (or approximately $9.82 if the underwriter’s over-allotment option is exercised in full), plus interest income earned (after taxes payable) on funds then held in the trust account for the following reasons:

  • Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. In addition, if we underestimate claims that may potentially be brought against us, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

  • Prior to consummating our business combination, we will seek to have all prospective target businesses we negotiate with, and all vendors and service providers (including providers of any financing) we engage, which we collectively refer to as the “contracted parties,” execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, there is no guarantee that the contracted parties will execute these agreements nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. J.W. Childs has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us or by claims of a prospective target business for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a business combination with such target business. However, J.W. Childs will have no liability (1) as to any claimed amounts owed to a contracted party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We cannot assure you that J.W. Childs will be able to satisfy its indemnification obligations. Furthermore, there could be claims from parties that would not be covered by the indemnity from J.W. Childs, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us.

We expect that all costs associated with implementing our plan of liquidation as well as payments to any creditors will be funded from our remaining assets outside of the trust account. If those funds are insufficient, we may request from the trustee up to $125,000 of income earned in the trust account to pay for liquidation costs and expenses.

For more information regarding the liquidation procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements, or cause distributions to be less than approximately $9.85 per share, please see the sections entitled “Risk Factors—Risks Relating to Our Structure as a Development Stage Company—If third parties bring claims against us or if we go bankrupt, the proceeds held in the trust account could be reduced and the per share liquidation or conversion price received by our public stockholders could be less than approximately $9.85 per share,” “—Risks Relating to Our Business Combination—Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions,” ‘‘—Risks Relating to Our Structure as a Development Stage Company—Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation. Any liability may extend well beyond the third anniversary of the date of distribution because we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law,” and “Proposed Business—Consummating a Business Combination—Liquidation if No Business Combination.”

Payments to our executive officers, directors and existing holders	There will be no compensation, fees or other payments paid to our executive officers, directors or existing holders or any of their respective affiliates prior to, or for any services they render in order to effectuate the consummation of, our business combination other than:

• repayment of a $200,000 interest-free loan made by J.W. Childs to cover expenses relating to the offering contemplated by this prospectus;

  • payment to J.W. Childs of a monthly fee of $10,000 for general and administrative services, including office space, utilities, and secretarial support from the completion of this offering until the earlier of our consummation of a business combination and our liquidation; and

  • reimbursement of out-of-pocket expenses incurred by our executive officers and directors and the officers and employees of J.W. Childs and Sawaya Segalas in connection with activities on our behalf, such as identifying and investigating target businesses for our business combination.

Audit Committee	We have established and will maintain an audit committee which initially will be composed of a majority of independent directors and will be within one year composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we consummate a business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in the units being sold in this offering, you should take into account not only the business experience of our executive officers and directors, but also the special risks we face as a blank check company and the risks associated with any industry that our target business is in, including reliance on our management’s ability to choose an appropriate target business, either conduct due diligence or monitor due diligence conducted by others or negotiate a favorable price and other terms, potential conflicts of interest with our directors and the substantial influence that our sponsor may exercise over us and actions to be considered by our stockholders as a result of ownership of their initial securities. In addition, you will experience immediate and substantial dilution from the purchase of the units being sold in this offering. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing holders’ initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc., and we do not satisfy such association’s Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 38 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read in conjunction with our audited financial statements, and the notes and schedules related thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of March 3, 2008
Balance Sheet Data:	Actual	As Adjusted(1)

Working capital (deficiency)	$(106,000)	$193,024,000
Total assets	355,000	193,024,000
Total liabilities	331,000
Value of common stock which may be converted to cash (approximately $9.85 per share) (2)		78,799,990
Total stockholders’ equity	$24,000	$114,224,010

(1)	The ”as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $5,000,000 from the sale of the private placement warrants and the payment of the estimated remaining expenses of this offering. The ”as adjusted” working capital and ”as adjusted” total assets are net of $14,000,000 being held in the trust account ($16,100,000 if the underwriter’s over-allotment option is exercised in full) representing the deferred underwriting discount.

(2)	Assumes that public stockholders owning 40% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, both vote against the business combination and/or extension period, as applicable, and exercise their conversion rights; in which case, upon consummation of our initial business combination, approximately $2,800,000 (or $0.35 per share) of such deferred underwriting discount would be included in the approximately $78,799,990 (or $9.85 per share) paid to converting stockholders, and approximately $4,200,000 of such deferred underwriting discount would be paid to the underwriter. If no stockholders were to exercise their conversion rights, upon consummation of our business combination, $7,000,000 of the deferred underwriting discount would be paid to the underwriter.

The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus and the receipt of $5,000,000 from the sale of the private placement warrants, including the application of the estimated net proceeds. The “as adjusted” working capital and “as adjusted” total assets exclude $7,000,000 (assuming no exercise of the underwriter’s over-allotment option) being held in the trust account representing the deferred underwriting discount.

The “as adjusted” working capital and total assets amounts include the $189,900,000 (which is net of deferred underwriting discount of $7,000,000) that will be held in the trust account following the completion of this offering, which will be distributed upon consummation of our business combination (i) to any public stockholders who exercise their conversion rights, (ii) to the underwriter in the amount of $7,000,000 in payment of its deferred underwriting discount (assuming no exercise of the underwriter’s over-allotment option) (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights), and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of the deferred discount and commissions to the underwriter. All such proceeds will be distributed from the trust account only upon the consummation of our business combination meeting the criteria described in this prospectus. If such a business combination is not so consummated within 24 months (or up to 30 months, if our stockholders approve an extension) after completion of this offering, we will liquidate and the proceeds held in the trust account, including the deferred underwriting discount and all interest income thereon, after taxes payable on such interest income and after interest income earned, after taxes payable, of up to $3,000,000, subject to adjustment in the case of an increase in the size of this offering other than in connection with the exercise by the underwriter of its over-allotment option, on the trust account balance previously released to us to fund our working capital requirements, will be distributed to our public stockholders as part of a plan of distribution after satisfaction of all our then outstanding liabilities.

We will not proceed with a business combination that is otherwise approved by our stockholders as required below if (i) public stockholders owning 40% or more of the shares of our common stock that are included in the units being sold in this offering cumulatively vote against our business combination or an extension of the time period within which we must consummate our business combination and exercise their conversion rights or (ii) the amendment to our certificate of incorporation providing for our perpetual existence is not approved by the affirmative vote of a majority of our outstanding shares of common stock. We will not propose to our stockholders any transaction that is conditioned on holders of up to one share less than 40% of the shares of our common stock held by the public stockholders exercising their conversion rights. Accordingly, we may consummate a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) public stockholders owning up to one share less than 40% of the shares of our common stock included in the units being sold in this offering cumulatively vote against our business combination or an extension of the time period within which we must consummate our business combination and exercise their conversion rights and (iii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our certificate of incorporation to provide for our perpetual existence. If this occurred, holders of up to one share less than 40% of the shares of common stock sold in this offering, or 7,999,999 shares of common stock (or 9,199,999 if the underwriter exercises its over-allotment option in full), could convert such shares into cash at an initial per share conversion price of approximately $9.85 (or approximately $9.82 if the underwriter exercises its over-allotment option in full), except to the extent limited as described under “Risk Factors—Risks Relating to Our Business Combination—Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.” The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of the deferred underwriting discount and including accrued interest income thereon, after taxes payable on such interest income and after interest income earned, after taxes payable, on the trust account balance previously released to us as described above, as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock included in the units sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, prospects, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the material risks described below.

Risks Relating to Our Structure as a Development Stage Company

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our units and the sale of the private placement warrants. Because we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate our business combination with one or more businesses. We do not have any specific business combination under consideration, and we have neither identified, nor been provided with the identity of, any prospective target businesses. Neither we nor any representative acting on our behalf have had any contacts or discussions, whether formal or informal, with any prospective target business regarding our business combination or taken any direct or indirect measures to locate a specific target business or consummate our business combination. As a result, you have a limited basis to evaluate whether we will be able to identify an attractive target business. We will not generate any operating revenues or income until, if at all, after the consummation of our business combination. We cannot assure you as to when, or if, our business combination will occur.

You will not be entitled to protections normally afforded to investors of blank check companies.

Because the net proceeds of this offering are intended to be used to consummate a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under U.S. federal securities laws. However, because we expect that our securities will be listed on the AMEX, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and will file a current report on Form 8-K with the SEC, promptly following completion of this offering that includes an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections under those rules. Because we are not subject to those rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to consummate a business combination than we would if we were subject to those rules. For a more detailed comparison of this offering to offerings under Rule 419, see the section below entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the initial units and the private placement warrants, the aggregate proceeds we are raising and the amount to be placed in a trust account were the products of negotiations between the underwriter and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other businesses;

•	prior public offerings of securities by those companies;

•	our prospects for acquiring a business or portion thereof meeting the criteria described herein within the required time period;

•	the health and performance of the consumer products and specialty retail sectors;

•	our capital structure;

•	an assessment of our executive officers and their experience in identifying acquisition targets and structuring acquisitions on favorable terms;

•	general conditions of the securities markets at the time of this offering;

•	the likely competition for target businesses;

•	the likely number of target businesses; and

•	our executive officers’ estimate of our operating expenses for the next 24 months (or up to 30 months, if our stockholders approve an extension).

Our business combination must be with one or more businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of such business combination. Accordingly, prior to 24 months (or up to 30 months, if our stockholders approve an extension) following the completion of this offering, we will seek to consummate our business combination with a business or businesses whose fair market value is equal to at least approximately $151,920,000, assuming no exercise of the underwriter’s over-allotment option. The actual amount of consideration which we will be able to pay for our business combination will depend on whether we choose, or are able, to pay a portion of our business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with shares of our common stock or with debt or other equity financing. Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as it is based on our executive officers’ estimate of the amount needed to fund our operations for the next 24 months (or up to 30 months, if our stockholders approve an extension) and to consummate our business combination, because we have no operating history or financial results. In addition, because we have not identified any specific target businesses, management’s assessment of the financial requirements necessary to consummate our business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our business combination and we will be required to either find additional financing or liquidate and distribute funds then held in the trust account to public stockholders.

If third parties bring claims against us or if we go bankrupt, the proceeds held in the trust account could be reduced and the per share liquidation or conversion price received by our public stockholders could be less than approximately $9.85 per share.

Placing the funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, providers of financing, if any, prospective target businesses and other entities with whom we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, we are not obligated to obtain a waiver from any potential creditor or potential target business and there is no guarantee that they will agree to provide such a waiver, which is not a condition to our doing business with anyone. We will seek to secure waivers that we believe are valid and enforceable, but it is possible that a waiver may later be found to be invalid or unenforceable. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that would take priority over the claims of our public stockholders and the per share liquidating distribution or conversion payment could be less than the approximately $9.85, plus accrued interest expected to be held in the trust account upon completion of this offering (assuming no exercise of the underwriter’s over-allotment option) as a result of such claims. If we are unable to consummate our business combination and are required to liquidate, J.W. Childs has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us or by claims of a prospective target business for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a business combination with such target business. However, J.W. Childs will have no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Based on representations made to us by J.W. Childs, we currently believe that it is capable of funding a shortfall in our trust account to satisfy its foreseeable indemnification obligations. However, we have not asked J.W. Childs to reserve for such an eventuality. We cannot assure you that J.W. Childs will be able to satisfy its indemnification obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, there could be claims, including contingent or conditional claims, from parties other than service providers or vendors that would not be covered by the indemnity from J.W. Childs, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. In the event that the proceeds in the trust account are reduced and J.W. Childs asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against J.W. Childs to enforce its indemnification obligations. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims are permitted against the trust account, the per share liquidating distribution will be less than the approximately $9.85 per share expected to be held in the trust account upon completion of this offering (assuming no exercise of the underwriter’s over-allotment option).

Our independent directors may decide not to enforce indemnification obligations of J.W. Childs, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

J.W. Childs has agreed to indemnify us for our debts to any third party for services rendered or contracted for or products sold to us and for fees and expenses of prospective target businesses that we have agreed to pay in the event we do not consummate a business combination, in each case only to the extent necessary to ensure that the amounts in the trust account are not reduced by claims made by such party to the extent that the payment of such debts actually reduces the amount in the trust account payable to our public stockholders in the event of our liquidation. In the event that the proceeds in the trust account are reduced and J.W. Childs asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against J.W. Childs to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against J.W. Childs to enforce its indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of J.W. Childs, the amount of funds in the trust account available for distribution to our public stockholders will be reduced and the per share liquidation distribution will be less than the approximately $9.85 expected to be held in the trust account upon completion of this offering (assuming no exercise of the underwriter’s over-allotment option).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation. Any liability may extend well beyond the third anniversary of the date of distribution because we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law.

We have 24 months (or up to 30 months, if our stockholders approve an extension) after the completion of this offering in which to complete our business combination. We have no obligation to return funds to our stockholders prior to such date unless we consummate a business combination before then, and only then in cases where stockholders have voted against our business combination and sought conversion of their shares in connection with a stockholder vote to approve our business combination. Only after the expiration of this time period will public stockholders be entitled to liquidating distributions if we are unable to complete a business combination. Accordingly, the funds held in our trust account may be unavailable to stockholders until such date.

If we are unable to consummate our business combination within 24 months (or up to 30 months, if our stockholders approve an extension) after the completion of this offering, our corporate existence will cease except for the purposes of winding-up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the required period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law to adopt a plan of distribution that will provide for the payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. If we underestimate claims that may be potentially brought against us, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) in a liquidation and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In addition, because we are required to dissolve before the funds from the trust can be distributed to our stockholders, there could be time delays in making such a distribution. However, because we are a blank check company rather than an operating company and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the completion of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We intend to have all vendors that we engage after the completion of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, although no assurance can be given that such parties will execute such agreements or that such agreements will be enforceable. Furthermore, we cannot assure you that we will properly assess all claims that may be potentially brought against us. If we underestimate claims that may be potentially brought against us, our stockholders could potentially be liable for any claims to the extent of distributions (but not more) received by them in a liquidation and any liability of our stockholders may extend well beyond the third anniversary of such liquidation.

If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us, which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after          , 2010 (or          , 2011, if our stockholders approve an extension) if we have failed to consummate our business combination, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. In addition, our directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing themselves and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure that claims will not be brought against us for these reasons.

Provisions in our certificate of incorporation, our bylaws and Delaware law may delay or prevent our acquisition by a third party, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our certificate of incorporation and our by-laws will contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of our board of directors. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock. The provisions include, among others:

•	provisions establishing a board of directors that is divided into three classes with staggered terms;

•	provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy and provisions permitting the removal of directors only for cause and with a 66 2/3% stockholder vote;

•	provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation and for the adoption, amendment and repeal of our by-laws;

•	provisions barring stockholders from calling a special meeting of stockholders or requiring one to be called;

•	elimination of the right of our stockholders to act by written consent; and

•	provisions prescribing advance notice procedures for stockholders’ nominations of directors and proposals for consideration at meetings of stockholders.

Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock. Together, these provisions of our certificate of incorporation, by-laws and Delaware law may make the removal of management more difficult and may discourage potential takeover attempts that could otherwise involve payment of a premium over prevailing market prices for our securities and reduce the price that investors might be willing to pay for shares of our common stock in the future, which could reduce the market price of our common stock.

The AMEX may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our units, and, after the date of separation, shares of common stock and warrants, will be listed on the AMEX on or promptly after the date of this prospectus. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Sections 101 (b) and (c) of the American Stock Exchange Company Guide, we cannot assure you that our securities will be, or will continue to be, listed on the AMEX in the future or prior to a business combination. In order to continue listing our securities on the AMEX prior to a business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally between $2,000,000 and $4,000,000) and a minimum number of public stockholders (generally between 300 and 400 stockholders). Additionally, our common stock cannot have what is deemed to be a ”low selling price” as determined by the AMEX. Additionally, in connection with our business combination, it is likely that the AMEX may require us to file a new initial listing application and meet its initial listing requirements which are more rigorous than AMEX’s continued listing requirements. For instance, our stock price would generally be required to be at least $3 per share and our stockholders’ equity would generally be required to be at least $4 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the AMEX delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the FINRA Over-The-Counter Bulletin Board (“OTCBB”) or the “pink sheets.” As a result, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock and warrants will be listed on the AMEX, our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the AMEX, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time our securities are no longer listed on the AMEX or another exchange or we have net tangible assets of $5,000,000 or less or our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities on favorable terms, or at all.

Our existing holders will own a substantial interest in us upon completion of this offering and thus may significantly influence us and certain actions requiring a stockholder vote.

Upon completion of this offering, our existing holders will collectively, directly or indirectly, own 20% of our issued and outstanding shares of common stock (including shares of common stock included in the initial units and assuming that they do not transfer any of their initial securities as permitted herein and do not purchase any units in this offering).

Our existing holders, executive officers and directors may vote any shares of common stock owned by them in any manner they may choose on most matters. However, our existing holders have agreed, and their permitted transferees will agree, in connection with the stockholder vote required to approve our business combination, to vote the shares of common stock (including the shares of common stock included in any initial units) acquired by them prior to the completion of this offering in accordance with the majority of the shares of common stock voted by the public stockholders (other than our existing holders) and to vote in favor of an amendment to our certificate of incorporation to provide for our perpetual existence. Our existing holders, executive officers and directors have agreed, and their permitted transferees will agree, that if they acquire shares of common stock (including shares of common stock included in any units being sold in this offering) in or following this offering, such shares will be considered part of the holdings of our public stockholders, and they have agreed that they will vote all such acquired shares in favor of our business combination and in favor of an amendment to our certificate of incorporation to provide for our perpetual existence.

As a result of their ownership of shares of our common stock upon completion of this offering, our existing holders may exert substantial influence on amendments to our certificate of incorporation and approval of material transactions (including our business combination). Except as may otherwise be set forth in this prospectus, none of our executive officers, directors, existing holders or their respective affiliates has indicated any intention to purchase units in this offering or units or shares of common stock included in such units in the secondary market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our executive officers, directors, existing holders and their respective affiliates could, in their sole discretion, determine to make such purchases in the secondary market or in private transactions and exert additional influence over the approval of our business combination.

Our board of directors will be divided into three classes, each of which generally will serve for a term of three years, with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of this “staggered” board of directors, only a minority of the board of directors would be considered for election. As a result of their ownership of shares of our common stock (including shares of common stock included in the initial units) upon completion of this offering, our existing holders may exert considerable influence on the election of our directors. Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business combination and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law.

We do not currently intend to hold an annual meeting of stockholders and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law. If our stockholders required us to hold an annual meeting prior to our consummation of our business combination, they would be required to submit an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Our initial holder paid approximately $0.004 per initial unit for its initial units, and accordingly, you will experience immediate and substantial dilution from the purchase of the shares of our common stock included in the units being sold in this offering.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering represents dilution to you and the other investors in this offering. The fact that our initial holder purchased its initial units at a price of approximately $0.004 per initial unit prior to this offering has significantly contributed to this dilution. Assuming this offering is completed, you and the other investors in this offering will incur an immediate and substantial dilution of 32.8% or $3.28 per share of common stock (the difference between the pro forma net tangible book value per share of common stock of $6.72 and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration at a price of $0.01 per warrant, provided that the closing price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption, provided, that, on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares is available. Our ability to redeem the warrants may limit the value of your investment in our warrants. In addition, redemption of the outstanding warrants could force you to exercise your warrants, whether by paying the exercise price in cash or through a cashless exercise, at a time when it may be disadvantageous for you to do so, to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

We may redeem your unexpired warrants prior to their exercise which may benefit holders of the initial warrants and the private placement warrants.

If warrants included in the units being sold in this offering are redeemed and the market price of a share of our common stock rises following such redemption, holders of the initial warrants and the private placement warrants could potentially realize a larger gain on their exercise or sale than would be available absent such warrant redemption, although we do not know if the price of our common stock would increase following warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the holders continue to hold their initial warrants and private placement warrants, the value of their initial warrants and private placement warrants may also decline.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call the warrants included in the units being sold in this offering for redemption after the redemption criteria described in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In such event, each holder would “pay” the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and their fair market value by (y) the fair market value. The “fair market value” shall mean the average closing price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to consummate our business combination.

As part of the units being sold in this offering, we will be issuing warrants to purchase 20,000,000 shares of common stock (or 23,000,000 shares of common stock if the underwriter’s over-allotment option is exercised in full). Prior to the date of this prospectus, we issued to our sponsor warrants to purchase 5,750,000 units from us (750,000 of which are subject to forfeiture if and to the extent the underwriter’s over-allotment option is not fully exercised). In addition, we will be issuing private placement warrants to John W. Childs and our officers and directors (other than independent directors) or their affiliates to purchase an aggregate of 5,000,000 shares of common stock. To the extent we issue shares of common stock to consummate our business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive partner for a business combination in the eyes of a target business, as such warrants, when exercised, will significantly increase the number of issued and outstanding shares of our common stock and the potential for such issuance could reduce the value of the shares that may be issued to consummate the business combination. Accordingly, the existence of our warrants may make it more difficult to consummate our business combination or may increase the cost of a target business if we are unable to consummate our business combination solely with cash. Additionally, the sale, or potential sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities and on our ability to obtain future financing. If and to the extent these warrants are exercised, you will experience dilution to your holdings.

Our existing holders have registration rights and such registration rights may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to consummate our business combination.

Our existing holders are entitled to demand on up to three occasions that we register the resale of their initial securities, coinvestment units and the shares of common stock and warrants included in such units, private placement warrants and shares of common stock purchased in the secondary market, issuable upon exercise of the initial warrants or the private placement warrants and the warrants included in the co-investment units. In addition, they also have certain “piggyback” registration rights and the right to registration on Form S-3 to the extent that we are eligible to use Form S-3. If they exercise their registration rights with respect to all of their initial shares (including the shares of common stock issuable upon exercise of the initial warrants or the private placement warrants and assuming exercise in full of the underwriter’s over-allotment option), then there will be an additional 16,500,000 shares of common stock eligible for trading in the public market. This potential increase in trading volume may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to consummate our business combination or increase the cost of a target business in the event that we are unable to consummate our business combination solely with cash, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or demand greater consideration as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Failure to maintain an effective registration statement or the availability of a current prospectus relating to the shares of common stock issuable upon exercise of our warrants will preclude investors from being able to exercise their warrants and such warrants will expire worthless.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to shares of common stock issuable upon exercise of the warrants is available and those shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of our warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our commercially reasonable efforts to maintain an effective registration statement and the availability of a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants, and to take such action as is necessary to qualify the common stock issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants for cash, in any event, and the warrants may not be exercised and we will not deliver securities therefor in the absence of an effective registration statement and an available current prospectus. The warrants may never become exercisable if we fail to comply with these registration requirements and, in any such case, the total price paid for each unit would effectively have been paid solely for the shares of common stock included therein. In any case, the warrants may be deprived of value, the market for the warrants may be limited and they may expire worthless if they cannot be sold, if a registration statement relating to the common stock issuable upon the exercise of the warrants is not effective, a current prospectus relating to the common stock issuable upon the exercise of the warrants is not available or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining an effective registration statement and current prospectus. If you are unable to exercise your warrants, the value of your warrants when they expire will be worthless.

We do not currently intend to pay dividends on shares of our common stock in the foreseeable future.

We have not paid any cash dividends on our common stock to date and do not currently intend to pay cash dividends prior to the completion of our business combination. The payment of cash dividends in the future will be dependent upon various factors, including our revenues and earnings, if any, cash balances, capital requirements and general financial conditions subsequent to the completion of our business combination. The payment of any dividends subsequent to our business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings (other than a portion of our interest income which will be used for working capital purposes) and, accordingly, our board does not currently anticipate declaring any dividends in the foreseeable future. Because we do not expect to pay cash dividends on our common stock, any gains on an investment in our securities in this offering will be limited to the appreciation, if any, of the market value of our common stock, warrants and/or units.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate our business combination or operate over the near term or long term in our intended manner.

We do not plan to operate as an investment fund or investment company. Our plan is to acquire, hold, operate and grow for the long term one or more businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities. However, if we elect to acquire an asset manager we may be required to register as an investment company or a registered investment adviser under the U.S. securities laws.

Companies that fall within the definition of an “investment company” set forth in Section 3 of the Investment Company Act are subject to registration and substantive regulation under the Investment Company Act. Companies that are subject to the Investment Company Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation. The basic definition of an “investment company” in the Investment Company Act and related SEC rules and interpretations includes a company: (1) that is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities; (2) that has more than 40% of its assets (exclusive of U.S. government securities and cash items) in “investment securities”; or (3) that is a “special situation investment company” (such as a merchant bank or private equity fund).

For example, if we were deemed to be an investment company under the Investment Company Act, we would be required to become registered under the Investment Company Act (or liquidate) and our activities would be subject to a number of restrictions, including, among others:

•	corporate governance requirements and requirements regarding mergers and share exchanges;

•	restrictions on the nature of our investments;

•	restrictions on our capital structure and use of multiple classes of securities; and

•	restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate our business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate our business combination.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses for the long term. We do not plan to buy businesses with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination; or (ii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our plan of liquidation. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

Our directors, including those we expect to serve on our audit committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc., and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as attending meetings of the board of directors, identifying potential target businesses and performing due diligence on suitable business combinations, and all of our directors, directly or indirectly, will own shares of our common stock prior to the completion of this offering, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the sum of the available proceeds not deposited in the trust account and those proceeds properly withdrawable from the trust fund, such out-of-pocket expenses would not be reimbursed by us unless we consummate our business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business, prospects and financial condition and performance and the price of our securities.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Even after listing on the AMEX, an active trading market for our securities may never develop or, if developed, it may not be sustained or be liquid. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

Compliance with the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on the effectiveness of our system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the price of our securities.

Risks Relating to Our Business Combination

We may not be able to consummate our business combination within the required time frame, in which case we will be required to liquidate our assets.

We must consummate a business combination with one or more businesses with a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account at the time of our business combination (less the deferred underwriting discount of $7,000,000, or $8,050,000 if the underwriter’s over-allotment option is exercised in full, and taxes payable) within 24 months (or up to 30 months, if our stockholders approve an extension) after the completion of this offering. If we fail to consummate our business combination meeting such criteria within the required time frame, in accordance with our certificate of incorporation, our corporate existence will terminate, except for purposes of liquidation and winding up. Because we do not have any specific business combination under consideration and we or any representative acting on our behalf have neither identified nor been provided with the identity of any specific target business or taken any measures to locate a specific target business or consummate our business combination, we may not be able to find a suitable target business or businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of our business combination. We view this obligation to liquidate as an obligation to our stockholders and we presume that investors will make an investment decision relying, at least in part, on this provision. Neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a period of time longer than 30 months after the date of this prospectus, except in connection with the consummation of a business combination or only by the unanimous consent of our stockholders. If we are forced to liquidate, you may not receive the full amount of your original investment.

Unlike most other blank check companies, we will be permitted, pursuant to our certificate of incorporation, to seek to extend the date before which we must complete a business combination to up to 30 months. To the extent they acquire shares of common stock issued in this offering and become public stockholders, our sponsor and our officers and directors may be able to influence whether we extend our corporate existence. If an extension is approved, your funds may be held in the trust account for up to two and a half years.

Unlike most other blank check companies, if we have entered into a definitive agreement within 24 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the 24 months to up to 30 months by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. We will only extend our corporate existence to up to 30 months if (i) holders of a majority of our outstanding shares of common stock approve an amendment to our certificate of incorporation giving effect to such extension and (ii) holders of up to one share less than 40% of the shares of common stock sold in this offering vote against the proposed extension and exercise their conversion rights as described in this prospectus. In connection with the vote required for an extension of our corporate existence, our existing holders have agreed, and their permitted transferees will agree, to vote the shares of common stock included in the initial units in accordance with the majority of votes cast by our public stockholders. We have also agreed that, prior to our business combination, we will not issue any shares of common stock, warrants or any other securities convertible into common stock or that vote as a class with our common stock in respect of any proposed extension or business combination. As a result of these agreements, a proposal to extend our corporate existence to up to 30 months may not be approved without the affirmative vote of a majority of votes cast by our public stockholders.

In connection with any vote to extend our corporate existence to up to 30 months, John W. Childs will agree to vote all shares of common stock he purchases in the open market pursuant to the purchase commitment in favor of an extension. In addition, our sponsor and our officers and directors may acquire shares in the open market or otherwise and may vote such shares in favor of an extension. As a result, to the extent they acquire shares issued in this offering and become public stockholders, these persons may be able to influence whether we extend our corporate existence to up to 30 months.

Without the option of extending to up to 30 months, if we enter into such agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions. If the proposal for the extension to up to 30 months is approved by our stockholders as described in this prospectus, we will have up to an additional six months beyond the 24-month period with which to complete our business combination. As a result we may be able to hold your funds in the trust account for 30 months and thus delay the receipt by you of your funds from the trust account on liquidation.

If we are forced to liquidate before the consummation of a business combination and distribute the amounts in the trust account, our public stockholders will receive less than $10.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to consummate our business combination meeting the criteria described herein within 24 months (or up to 30 months, if our stockholders approve an extension) from the completion of this offering and are required to liquidate, the per share liquidation amount received by our public stockholders from the trust account will be less than $10.00 because of the expenses related to this offering, our general and administrative expenses, the anticipated costs associated with seeking our business combination and costs associated with our liquidation.

While we are not permitted to access funds in the trust account for operating expenses and costs associated with investigating a business combination, up to $3,000,000, subject to adjustment, of interest income on the trust balance, after taxes payable, may be released to us to fund our working capital requirements, including the costs of investigating and pursuing a business combination transaction, expenses associated with our liquidation and other miscellaneous items. In addition, if we do not have sufficient funds to pay the costs of liquidation from our remaining assets outside of the trust account, we may request from the trustee up to $125,000 of income earned on the trust account to pay for liquidation costs and expenses. A liquidating distribution to our public stockholders will be (subject to claims not otherwise satisfied by the amount not held in the trust account or the indemnification provided by J.W. Childs) no more than approximately $9.85 per share (net of taxes payable and amounts permitted to be disbursed for working capital purposes and not including income earned, if any, on the pro rata portion of the trust account and assuming the underwriter does not exercise its over-allotment option) because offering expenses and the underwriting discount totaling approximately $14,800,000 will be deducted immediately from the gross proceeds of this offering. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate the trust account in the event we do not consummate a business combination within the prescribed time frame. For a more complete discussion of the effects on our stockholders if we are unable to consummate a business combination, see the section below entitled “Proposed Business—Consummating a Business Combination—Liquidation if No Business Combination.”

If we are unable to consummate our business combination, our public stockholders will likely be forced to wait the full 24 months (or up to 30 months, if our stockholders approve an extension) before receiving liquidation distributions.

We have 24 months (or up to 30 months, if our stockholders approve an extension) from the completion of this offering in which to consummate our business combination meeting the criteria described herein. We have no obligation to return funds in the trust account to investors prior to such date (other than pursuant to conversion rights in connection with an extension) unless we consummate our business combination prior thereto and only then to those investors that have both voted against the business combination and requested conversion of their shares in the manner described herein. Only after the expiration of this 24-month period (or up to a 30-month period if our stockholders approve an extension) will public stockholders be entitled to liquidation distributions if we are unable to consummate our business combination. Accordingly, funds in the trust account will be unavailable to public stockholders until such time.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group”, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.

When we seek stockholder approval of a proposed business combination or extension of the time period within which we must complete our business combination, we will offer each public stockholder (excluding our sponsor, executive officers, directors and existing holders with respect to any units that they purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market) the right to have his, her or its shares of common stock converted to cash if the public stockholder votes against the business combination or the extension and the business combination is approved and consummated or the extension is approved. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a “group”, within the meaning of Section 13(d)(3) of the Exchange Act, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must complete our business combination or the stockholder vote required to approve our business combination. Shares of common stock converted in connection with the vote on the extension and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. Accordingly, if you purchase more than 10% of the shares of common stock included in the units being sold in this offering and vote all of your shares against a proposed business combination or an extension of the time period within which we must complete our business combination, and such proposed business combination is approved and consummated, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold the balance of the shares in excess of 10% of the shares of common stock included in the units being sold in this offering or sell them in the secondary market. We cannot assure you that the value of the excess shares will appreciate over time following a business combination or that the market price of our common stock will exceed the per share conversion price. Furthermore, this limitation could result in fewer available funds being released from the trust account upon conversion and, as a result, make it easier to fund our business combination.

Although historically blank check companies have used a 20% threshold for conversion rights, we have used a 40% threshold. This higher threshold will make it easier for us to consummate a business combination, or extend the time period within which we must complete our business combination, with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

We will proceed with our business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning one share less than 40% of the shares included in the units being sold in this offering cumulatively vote against the business combination or an extension of the time period within which we must consummate our business combination and exercise their conversion rights. Accordingly, public stockholders holding one share less then 40% of the shares included in the units being sold in this offering may vote against the business combination, or the extension of time, and exercise their conversion rights and we could still consummate a proposed business combination. Historically, blank check companies have had a conversion threshold of 20%, which makes it more difficult for such companies to consummate their business combination. Thus, because we permit a larger number of stockholders to vote against the business combination and exercise their conversion rights, it may be easier for us to consummate a business combination with a target business that you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

The ability of a large number of our public stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of our business combination, we will offer each public stockholder (other than our sponsor, executive officers, directors and existing holders with respect to any units that they purchase in this offering or any units or shares of common stock included in such units that they purchase in the secondary market) the right to elect to have his, her or its shares of common stock converted to cash if such public stockholder votes against the business combination or extension and the business combination is approved and consummated or the extension is approved, except as specified under “—Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering.” As a result, such a public stockholder must both vote against such business combination or extension and exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise their conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund the acquisition of our business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. In the event that the business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. Because we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate our business combination if it requires us to use all of the funds held in the trust account as part of the purchase price unless we obtain third party financing, as to which no assurance can be given, and if such financing involves debt, our leverage ratio may not be optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

A public stockholder who abstains from voting will lose the ability to receive a pro rata share of the funds in the trust account if we consummate our business combination.

Prior to the consummation of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the business combination is such as would not ordinarily require stockholder approval under applicable Delaware law. If we achieve a quorum for the meeting, only stockholders who exercise their right to vote will affect the outcome of the stockholder vote. Abstentions are not considered to be voting “for” or “against” the transaction. Any public stockholder who abstains from voting would be bound by the decision of the majority of stockholders who do vote. As a result, an abstaining public stockholder will lose the ability to receive a pro rata share of the trust account, including interest income thereon (after taxes payable on such interest income and after release of up to $3,000,000 (subject to adjustment in the case of an increase in the size of this offering other than in connection with the exercise by the underwriter of its over-allotment option) of interest income earned, after taxes payable, thereon to fund working capital requirements), which would be available to a public stockholder (other than our sponsor, executive officers, directors and existing holders) that both votes against our business combination and exercises its conversion rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination or extension to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to exercise their conversion rights regarding their shares in connection with a proposed business combination or extension to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote taken at the stockholder meeting relating to such business combination or extension. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, The Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a relatively short time to deliver shares through the DWAC System, we cannot assure you of this fact. If it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to exercise their conversion rights may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the AMEX’s proxy notification recommendations, stockholders receive the proxy soliciting materials at least 20 days prior to the meeting.

We will proceed with a business combination even if public stockholders owning in the aggregate one share less than 40% of the shares of common stock included in the units being sold in this offering exercise their conversion rights. This provision may make it easier for us to have a business combination approved over stockholder dissent.

We will proceed with a business combination only if public stockholders owning in the aggregate one share less than 40% of the shares of common stock included in the units being sold in this offering exercise their conversion rights. Accordingly, the public stockholders owning in the aggregate one share less than 40% of the shares of common stock included in the units being sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at one share less than 40% (rather than the 20% conversion percentage that had until recently been customary in similar offerings) in order to reduce the likelihood that a small group of investors holding a block of our common stock will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public stockholders. As a result of this change and of the restrictions with regard to any stockholder converting more than 10% of the shares of common stock included in the units sold in this offering, it may be easier for us to consummate a business combination even in the face of a strong stockholder dissent, thereby negating some of the protections of having a lower conversion threshold to public stockholders. Furthermore, the ability to consummate a transaction despite stockholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking stockholder protections consistent with other similar offerings.

We may need to raise additional funds in order to consummate our business combination and may be unable to arrange financing on favorable terms.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many public stockholders may exercise their conversion rights, we may need to arrange for third party financing to help fund our business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of public stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation, and we cannot assure you that we would be able to obtain such financing on favorable terms, or at all.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for a potential target business from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic. Many of these competitors are well established and have extensive experience in identifying and consummating business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. Furthermore, over the past several years, other blank check companies have been formed, some of which have similar investment objectives as ours, and a number of such companies have grown in size. Additional investment funds and blank check companies with similar investment objectives as ours may be formed in the future and these funds and companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds of this offering and the proceeds from the sale of the private placement warrants, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. In addition:

•	the requirement that we obtain stockholder approval of a business combination may delay or prevent the consummation of our business combination within the required time period;

•	the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the U.S. federal securities laws, which proxy statement will be required to be submitted to and reviewed by the SEC, in connection with our business combination may delay or prevent the consummation of a transaction;

•	the requirement that we prepare audited and perhaps interim unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with our business combination may delay or prevent the consummation of a transaction;

•	any conversion of common stock held by our public stockholders into cash will reduce the resources available to us to fund our business combination;

•	the existence of all of our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire one or more businesses that have a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of the business combination (i) could require us to acquire several closely related businesses or portions thereof at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which would make it more difficult to consummate our business combination and (ii) together with our ability to proceed with a business combination if public stockholders owning up to one share less than 40% of the shares of common stock included in the units being sold in this offering both vote against our business combination and exercise their conversion rights, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in consummating our business combination on favorable terms, or at all.

To the extent that our business combination entails the contemporaneous combination with more than one business or portions of businesses, we may not have sufficient resources, financial or otherwise, to effectively and efficiently conduct adequate due diligence and negotiate definitive agreements on terms most favorable to our stockholders. In addition, because our business combination may be with different sellers, we will need to convince such sellers to agree that our purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Because there are numerous blank check companies similar to ours seeking to consummate a business combination, it may be more difficult for us to consummate our business combination.

Based upon publicly available information, as of February 29, 2008 approximately 155 similarly structured “blank check” companies have completed initial public offerings in the United States since the start of 2004 and 74 others have filed registration statements. Of the “blank check” companies that have completed initial public offerings, 47 companies have consummated a business combination, while 25 other companies have announced that they have entered into definitive agreements with respect to potential business combinations but have not yet consummated such business combinations. 9 companies have failed to complete previously announced business combinations and have announced their pending dissolution and return of trust proceeds to stockholders. Accordingly, the remaining 74 “blank check” companies that we estimate to have approximately $13.8 billion that is currently held in trust accounts, and potentially an additional 74 “blank check” companies that have filed registration statements to raise approximately $12.9 billion, will be seeking to enter into business combinations. Approximately 9 similarly structured blank check companies are focused on the consumer industry and have completed initial public offerings and an additional 6 similarly structured and focused blank check companies have filed registration statements for their initial public offerings. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination which, in turn, will result in an increased demand for target businesses. Further, the fact that 47 “blank check” companies have consummated a business combination, 25 other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, and

9 companies have failed to complete a business combination, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly held “blank check” company. Because of this competition, we cannot assure you that we will be able to consummate a business combination within the required time periods. If we are unable to find a suitable target business within the required time period, the terms of our certificate of incorporation will require us to liquidate.

We may have insufficient resources to cover our operating expenses and the expenses of consummating our business combination.

We believe that the $300,000 available to us outside of the trust account upon completion of this offering and interest income earned, after taxes payable, of up to $3,000,000 (subject to adjustment in the case of an increase in the size of this offering other than in connection with the exercise by the underwriter of its over-allotment option) on the balance of the trust account that we expect to be available to us will be sufficient to cover our working capital requirements for the next 24 months (or up to 30 months, if our stockholders approve an extension), including expenses incurred in connection with our business combination, based upon our executive officers’ estimate of the funds required for these purposes. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with our business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. Moreover, a decline in interest rates applicable to amounts included in the trust account could limit the funds available to fund our search, to pay our tax obligations and to complete the business combination. See “—A decline in interest rates could limit the funds available to fund our search for a target business or businesses because we will depend on interest income earned on the trust account to fund our search and our working capital requirements and to pay our tax obligations.” If we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing from our existing holders or third parties. Such additional financing may include loans from third parties or additional sales of our securities, although we currently have no arrangements to obtain any such financing, and no party is under any obligation to make such financing available to us. We would seek to have any third party lenders waive claims to any monies held in the trust account for the benefit of the public stockholders. J.W. Childs has agreed to indemnify the trust account for claims made by such lenders to the extent that the payment of any debts or obligations owed to such lenders actually reduces the funds in the trust account. We may not be able to obtain any additional financing. None of our existing holders is obligated to provide any additional financing in the amounts needed, or at all, and the terms (including cost) of any financing that is obtained may be unduly burdensome and restrictive. If we do not have sufficient proceeds to fund our business combination and are unable to obtain additional financing, we may be required to liquidate prior to consummating our business combination.

A decline in interest rates could limit the funds available to fund our search for a target business or businesses because we will depend on interest income earned on the trust account to fund our search and our working capital requirements and to pay our tax obligations.

Of the net proceeds of this offering, only $300,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest income being earned on the proceeds held in the trust account to provide us with additional working capital in order to identify one or more target businesses and to negotiate and obtain approval of our business combination, as well as to pay any tax obligations that we may owe. Funds in the trust account may be invested in U.S. Treasury Bills or money market funds. Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six month maturities are indicative of the interest to be earned on the funds in the trust account, at least in the near term. According to the Federal Reserve Statistical Release dated February 28, 2008, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ended February 22, 2008, 4.32%, 4.36% and 4.44% per annum, respectively. However, the actual interest rates that we receive on the funds in the trust account may be substantially less than these rates.

While we are entitled to have released to us for such purposes certain interest income earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to locate, structure, negotiate and obtain approval of our business combination. In such event, we may need to seek to borrow funds or issue securities for such purposes, as to which no assurance can be given, or may be forced to liquidate. No party is under any obligation to advance funds to us in the future.

We may have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any target management members associated with a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues that may adversely affect our operations.

A significant portion of our working capital could be depleted in pursuing business combinations that are not consummated.

It is anticipated that the identification and investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to consummate a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, will not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our business combination for any number of reasons, including those beyond our control, such as if our public stockholders holding 40% or more of our shares of common stock vote against our business combination even though a majority of the shares of our common stock voted by the public stockholders are voted in favor of the business combination. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and combine with another business.

We may issue additional shares of our capital stock, including through convertible debt securities, to consummate our business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 79,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the private placement, there will be 16,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation of shares issuable upon full exercise of all of our outstanding warrants and the underwriter’s over-allotment option) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this prospectus to issue any additional securities, we may issue a substantial number of additional shares of our common stock, preferred stock or a combination of both, including through convertible debt securities, as consideration for or to finance a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities, may:

•	significantly dilute the equity interests of our public stockholders;

•	cause a change in control which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and result in the resignation or removal of our current executive officers and directors;

•	subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	adversely affect prevailing market prices for our common stock and warrants.

The underwriting agreement prohibits us, prior to our business combination, from issuing additional units, additional common stock, preferred stock, additional warrants or any options or other securities convertible or exchangeable into common stock or preferred stock which participates in any manner in the proceeds of the trust account or which votes as a class with the common stock on a business combination. For a more complete discussion of the effects on our stockholders if we are unable to consummate a business combination, see the section below entitled “Proposed Business—Consummating a Business Combination—General.”

We may be unable to obtain additional financing, if required, to consummate our business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the proceeds from the sale of the private placement warrants will be sufficient to allow us to consummate our business combination, because we have not yet identified or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering and the proceeds from the sale of the private placement warrants prove to be insufficient, because of the size of the business combination or the depletion of the available proceeds in the trust account in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting public stockholders, we may be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on favorable terms, or at all.

Although we have no current plans to do so, if we were to incur a substantial amount of debt to finance our business combination, such incurrence of debt could:

•	lead to default and foreclosure on our assets if our operating revenues and cash flows after a business combination are insufficient to pay our debt obligations;

•	cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•	require us to dedicate a substantial portion of our cash flows to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we will operate;

•	make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation;

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

•	place us at a disadvantage compared to our competitors who are less leveraged.

To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure or abandon that particular business combination and seek alternative target businesses. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the development or growth of our combined business or businesses. No party, including our executive officers, directors and existing holders, is required to provide any financing to us in connection with or after the consummation of our business combination.

Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our business combination. Specifically, our certificate of incorporation will provide, among other things, that:

•	upon completion of this offering, a total of $196,900,000 (or $225,850,000 if the underwriter’s over-allotment option is exercised in full) from the proceeds from this offering, the deferred underwriting discount and the proceeds from the sale of the private placement warrants will be deposited into the trust account, which proceeds may not generally be disbursed from the trust account until the earlier of (i) our business combination or (ii) our liquidation;

•	prior to consummating any business combination, we must submit such business combination to our stockholders for approval;

•	we may consummate our business combination only if (i) a majority of the shares of our common stock voted by our public stockholders are voted in favor of the business combination, (ii) public stockholders owning up to one share less than 40% of the shares of our common stock included in the units being sold in this offering cumulatively vote against our business combination or an extension of the time period within which we must consummate our business combination and exercise their conversion rights and (iii) a majority of all of our outstanding shares of common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence;

•	if our business combination is approved and consummated, public stockholders who both voted against the business combination and who exercised their conversion rights will receive their pro rata share of amounts in the trust account; provided, that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is used in Section 13(d) and 14(d) of the

Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of our common stock sold in this offering;

•	if our business combination is not consummated within the 24 months (or up to 30 months, if our stockholders approve an extension) following the completion of this offering, then our corporate purposes and powers will immediately thereupon be limited to winding up our affairs, including liquidating our assets, which will include funds in the trust account, and we will not be able to engage in any other business activities; and

•	we may not consummate any other merger, acquisition, capital stock exchange, stock purchase, asset purchase or other similar transaction prior to our business combination that meets the conditions specified in this prospectus, including the requirement that our business combination be with one or more businesses whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of such business combination.

Our certificate of incorporation requires that we obtain the unanimous consent of our stockholders to amend certain of the above provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above provisions could be amended without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and our executive officers and directors have agreed that they will not recommend or take any action to waive or amend any of these provisions that would take effect prior to the consummation of our business combination.

Some of our executive officers and directors may remain with us following our business combination, which may result in a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interests.

Some of our executive officers and directors may continue to be involved in our management following our business combination. If any or all of them decide to do so, the personal and financial interests of our executive officers and directors may influence them to condition a business combination on their retention by us and to view more favorably target businesses that offer them a continuing role, either as an officer, director, consultant, or other third-party service provider, after the business combination. Our executive officers and directors could be negotiating the terms and conditions of the business combination on our behalf at the same time that they, as individuals, are negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential business combination candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public stockholders.

Our executive officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our business combination. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Mr. Childs is the Chairman of the Board and Chief Executive Officer of J.W. Childs and a Director of Advantage Sales and Marketing, Inc., Sunny Delight Beverages Co., Esselte Ltd., Mattress Firm, Inc., CHG Healthcare Services, Inc., and Simcon, Inc. Mr. Sawaya is the Co-Founder and President of Sawaya Segalas. Mr. Watts is an Operating Partner of J.W. Childs and Chairman of the Board of Fitness Quest, Inc., Mattress Firm, EmployBridge, Inc., and JA Apparel Corp. (Joseph Abboud) and a Director of Brookstone, Inc. Mr. Suttin is a Partner of J.W. Childs and a Director of Advantage Sales and Marketing, Inc., Brookstone, Inc., Coldmatic Products International LLC, Sunny Delight Beverages Co., Esselte Ltd., JA Apparel Corp. (Joseph Abboud), Mattress Firm and The Nutrasweet Company. Mr. Fiorentino is a Principal with J.W. Childs and a Director of CHG Healthcare Services, Inc., EmployBridge, Inc., WS Packaging Group, Inc., Fitness Quest, Inc., Mattress Firm, JA Apparel Corp. (Joseph Abboud) and Esselte Ltd. Mr. Rudy is an Operating Partner of J.W. Childs, Chairman of the Board of Sunny Delight Beverages Co. and a Director of Advantage Sales and Marketing, Inc. Mr. Byrne is an Operating Partner of J.W. Childs and is the Chairman of the Board of WS Packaging Group, Inc., Coldmatic Products International LLC, MAAX and Esselte Ltd. Our independent directors also serve as officers and board members for other entities, including, without limitation,          . If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our business combination.

Our executive officers and directors are, and may in the future become, affiliated with entities in similar businesses and, accordingly, may have conflicts of interest in determining to which entity an opportunity for a particular business combination should be presented.

Following the completion of this offering and until we consummate our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our executive officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business. Our directors serve as officers and board members for other entities, including, without limitation, Advantage Sales and Marketing, Inc., Sunny Delight Beverages Co., Esselte Ltd., Mattress Firm, Inc., CHG Healthcare Services, Inc., Simcon, Inc., Fitness Quest, Inc., EmployBridge, Inc., JA Apparel Corp. (Joseph Abboud), Brookstone, Inc., Coldmatic Products International LLC, The Nutrasweet Company and WS Packaging Group, Inc. As a result, our executive officers and directors may compete with us for attractive opportunities for business combinations. In each case, our executive officers’ and directors’ existing directorships or other responsibilities may give rise to contractual or fiduciary obligations that take priority over any obligation owed to us.

Our certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors or in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently or in the future in respect of J.W. Childs as a general partner of J.W. Childs Equity Partners II, L.P. and J.W. Childs Equity Partners III, L.P. or any companies in which J.W. Childs Equity Partners II, L.P. or J.W. Childs Equity Partners III, L.P. have invested or any other fiduciary duties or contractual obligations they may have as of the date of this prospectus. Accordingly, business opportunities that may be attractive to the remaining J.W. Childs portfolio companies listed above will not be presented to us unless the portfolio company has declined to accept such opportunities.

Sawaya Segalas may represent one or more clients in competition with us to acquire potential target businesses, thereby causing conflicts of interest as to our knowledge of or ability to pursue potential target businesses. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Sawaya Segalas undertakes a wide range of financial advisory activities for a variety of clients in the consumer sector. Accordingly, there may be situations in which Sawaya Segalas has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain attractive acquisition opportunities notwithstanding our relationship with Sawaya Segalas.

Clients of Sawaya Segalas’ advisory business may compete with us for acquisition opportunities meeting our investment objectives. If Sawaya Segalas is engaged to act for any such clients, we may be precluded from being presented with such opportunities. In addition, investment ideas generated within Sawaya Segalas, including by Mr. Sawaya who is our Vice Chairman and Executive Vice President, may be suitable for both us and for an investment banking client and may be directed to such client rather than to us. Sawaya Segalas’ advisory business may also be engaged to advise the seller of an entity, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the entity, business or assets. If we are permitted to pursue the acquisition opportunity, Sawaya Segalas’ interests or obligations to the seller may conflict with our interests.

Neither Sawaya Segalas nor Mr. Sawaya has any obligation to present us with any opportunity for a potential business combination of which they become aware. Sawaya Segalas or Mr. Sawaya, in his capacity as an officer of Sawaya Segalas, may choose or be obligated to present potential business combinations to Sawaya Segalas, or third parties, including clients of Sawaya Segalas, before they present such opportunities to us. As a result, you should assume that to the extent Mr. Sawaya identifies an opportunity for a potential business combination equally suitable for us and another entity to which such person has a fiduciary duty or pre-existing contractual obligation to present such opportunity, Mr. Sawaya will first give such opportunity to such other entity, and he will only present such opportunity to us to the extent such other entity first rejects or is unable to pursue such opportunity.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our existing holders and independent directors with other entities, we may decide to acquire one or more businesses affiliated with our existing holders and independent directors. Our directors also serve as officers and board members for other entities, including, without limitation, Advantage Sales and Marketing, Inc., Sunny Delight Beverages Co., Esselte Ltd., Mattress Firm, Inc., CHG Healthcare Services, Inc., Simcon, Inc., Fitness Quest, Inc., EmployBridge, Inc., JA Apparel Corp. (Joseph Abboud), Brookstone, Inc., Coldmatic Products International LLC, The Nutrasweet Company and WS Packaging Group, Inc. Such entities may compete with us for business combination opportunities. Our executive officers, directors and existing holders are not currently aware of any specific opportunities for us to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Consummating a Business Combination—Selection of a Target and Structuring of Our business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

None of our executive officers or directors has ever been associated with a publicly held blank check company.

None of our executive officers or directors has ever served as an officer or director of a development stage public company with the business purpose of raising funds to acquire a business. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate our business combination through a blank check company or a company with a structure similar to ours.

Because our existing holders will own shares of our common stock prior to the completion of this offering and will not participate in liquidating distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for our business combination.

Prior to the completion of this offering, our existing holders will own shares of our common stock (including the shares of common stock included in the initial units). Upon our liquidation, none of them will have the right to receive distributions from the trust account with respect to shares of our common stock they acquired prior to the completion of this offering and, accordingly, they would lose their investment in us represented by such shares were a liquidation to occur. Therefore, because our executive officers and directors may have interests in our sponsor, their personal and financial interests may influence their motivation in identifying and selecting target businesses and consummating our business combination in a timely manner. This may also result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our executive officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and amounts properly withdrawable from the trust account unless and until the business combination is consummated. Amounts available for such expenses are based upon our executive officers’ estimate of the amount needed to fund our operations for the next 24 months (or up to 30 months, if our stockholders approve an extension) and consummate our business combination. This estimate may prove to be inaccurate, especially if a portion of such amounts is used to make a down payment in connection with our business combination or pay exclusivity or similar fees or if we expend a significant portion of such amounts in pursuit of a business combination that is not consummated. The financial interest of our executive officers and directors could influence their motivation in selecting a target and, thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders’ best interest.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

If we agree to pay consultants or financial advisers fees that are tied to the consummation of our business combination, they may have conflicts of interests when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination.

We will not generally be required to obtain a determination of the fair market value of a target business or target businesses from an unaffiliated, independent investment banking firm.

Our business combination must be with one or more businesses whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of such business combination. The fair market value of such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flows and book value and will include any debt of the target business or businesses that we assume, repay or refinance in connection with our business combination. If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion or if any of our executive officers, directors or existing holders are affiliated with that target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the fair market value of the target business. In all other instances, we will have no obligation to obtain or provide our stockholders with a fairness opinion. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our business combination.

We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.

The net proceeds from this offering and the proceeds from the sale of the private placement warrants, after reserving $300,000 of the proceeds for our operating expenses, will provide us with approximately $189,900,000 (or $217,800,000 if the underwriter’s over-allotment option is exercised in full), excluding deferred underwriting discount, which we may use to consummate our business combination. Although we are permitted to consummate our business combination with more than one target business, we currently intend to consummate our business combination with a single business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of such business combination. If we acquire more than one target business, additional issues would arise, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure and closing, with multiple target businesses. In addition, we would be exposed to the risk that conditions to closings with respect to the business combination with one or more of the target businesses would not be satisfied, bringing the fair market value of the business combination below the required threshold of 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes). As a result, we are likely to consummate our business combination with only a single business, which may have only a limited number of services or products. The resulting lack of diversification may:

•	result in our being dependent upon the performance of a single business;

•	result in our being dependent upon the development or market acceptance of a single or limited number of services, processes or products; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to consummate several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Furthermore, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Any attempt to consummate more than one transaction as our business combination will make it more difficult to consummate our business combination.

In the event that we are unable to identify a single business with which to consummate our business combination, we may seek to combine contemporaneously with multiple businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of such business combinations. Business combinations involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and the general risk that a transaction will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of our limited financial and other resources. Consummating our business combination through more than one transaction likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the business combination with multiple entities. In addition, due to the difficulties involved in consummating multiple business combinations concurrently, our attempt to consummate our business combination in this manner would increase the chance that we would be unable to successfully consummate our business combination in a timely manner. In addition, if our business combination entails simultaneous transactions with different entities, each entity will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to consummate our business combination. As a result, if we attempt to consummate our business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for our business combination and force us to liquidate.

We may combine with a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.

Due to the competition for business combination opportunities, we may combine with a target business with a history of poor operating performance if we believe that target business has attractive attributes that we believe could be the basis of a successful business after consummation of our business combination. A business with a history of poor operating performance may be characterized by, among other things, several years of financial losses, a smaller market share than other businesses operating in a similar geographical area or industry or a low return on capital compared to other businesses operating in the same industry. In determining whether one of these businesses would be an appropriate target, we would base our decision primarily on the fair market value of such a business. We would consider, among other things, its operating income, its current cash flows and its potential to generate cash in the future, the value of its current contracts and our assessment of its ability to attract and retain new customers. However, combining with a target business with a history of poor operating performance can be extremely risky and we may not be able to improve operating performance. If we cannot improve the operating performance of such a target business following our business combination, then our business, prospects, financial condition, liquidity, cash flows and results of operations will be adversely affected. Factors that could result in our not being able to improve operating performance include, among other things:

•	inability to predict changes in technological innovation;

•	competition from superior or lower priced services and products;

•	lack of financial resources;

•	inability to attract and retain key executives and employees;

•	claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

•	changes in, or costs imposed by, government regulation.

If we effect our business combination with a business located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our business combination with a target business located outside of the United States. If we do, we would be subject to any special considerations or risks associated with businesses operating in the target’s home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our business, prospects and financial condition and performance would likely suffer.

If we effect our business combination with a business located outside of the United States, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our business combination with a target business located outside of the United States, the laws of the country in which such target business operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire one or more target businesses located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some or all of our executive officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of the United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws.

Our executive officers, directors and existing holders may purchase units in this offering or units or shares of our common stock included in such units in the secondary market, which may give them greater influence over the approval of our business combination.

In the event that our executive officers, directors and existing holders acquire units in this offering or units or shares of our common stock included in such units in the secondary market, they have agreed to vote such shares in favor of our business combination. These additional purchases would allow our executive officers, directors and existing holders to exert additional influence over the approval of our business combination. Factors they would consider in making such additional purchases would include consideration of the current trading price of our common stock and whether any such additional purchases would likely increase the chances that our business combination would be approved. In addition, if our executive officers, directors and existing holders make such additional purchases, then our public stockholders (other than our existing holders) will hold proportionately fewer shares, and therefore it is likely that such public stockholders will ultimately convert fewer shares into a pro rata portion of the trust account, making it more likely that we will remain under the 40% conversion rate that is required in order to approve our business combination.

The ability of our executive officers, directors and existing holders to acquire units in this offering or units or shares of common stock included in such units in the secondary market, vote the acquired shares in favor of our business combination and effectively reduce the number of shares that our other public stockholders may elect to convert into a pro rata portion of the trust account may allow us to consummate a business combination that otherwise would not have been approved absent the foregoing. Because our existing holders purchased their initial securities at a lower price than the units being purchased by our public stockholders in this offering, our existing holders may profit from a business combination that would be unprofitable for our other public stockholders.

Because we have not selected a particular segment of the consumer products or specialty retail sectors or any specific target businesses with which to pursue a business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We may consummate a business combination with an operating company in the consumer products and specialty retail sectors, but will not limit the pursuit of acquisition opportunities only within that industry. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our executive officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target. Except for the limitation that a target business is required have a fair market value of at least 80% of the balance in the trust account (excluding the amount held in the trust account representing the deferred underwriting discount, interest income that may be released to us and taxes payable on any accrued interest income) at the time of the acquisition and our intentions to initially focus on the consumer products and specialty retail sector located in North America, we will have virtually unrestricted flexibility in identifying and selecting a prospective target business. For a more complete discussion of our selection of target businesses, see the section entitled “Proposed Business—Consummating a Business Combination—Selection of a Target and Structuring of a Business Combination.”

We may seek investment opportunities in sectors outside of the consumer products and specialty retail sectors (which industries may or may not be outside of our management’s area of expertise).

Although we intend to focus on identifying business combination candidates in the consumer products or specialty retail sectors and we will not initially actively seek to identify business combination candidates in other sectors (which sectors may be outside our management’s area of expertise), we will consider a business combination outside of the consumer products or specialty retail sectors if a business combination candidate is presented to us and we determine that such candidate offers an attractive investment opportunity for our company or we are unable to identify a suitable candidate in the consumer products or specialty retail sectors after having expended a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an investment outside of the consumer products or specialty retail sectors, our management’s expertise in the consumer products and specialty service sectors industries would not be directly applicable to its evaluation or operation, and the information contained herein regarding the consumer products and specialty retail sectors industries would not be relevant to an understanding of the business that we elect to acquire.

The officers and directors of a target business may resign upon consummation of a business combination.

The role of a target business’ key personnel upon the consummation of a business combination cannot be ascertained at this time. Although we contemplate that certain members of a target business’ key personnel team will remain associated with the target business following a business combination, it is possible that members of the management of a target business will not wish to remain in place.

There may be tax consequences to our business combination that may adversely affect us.

While we expect to undertake any business combination so as to minimize taxes both to the target business and us, any such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

Risks Related To Our Target Businesses

While we currently anticipate that we will consummate a business combination in the consumer products or specialty retail sectors, we are not limited to a prospective target business in the consumer products or specialty retail sectors. If we consummate a business combination in another industry, the risks listed below may no longer be applicable to us.

Seasonality and weather conditions may cause our operating results to vary from quarter to quarter.

Sales of certain of consumer products may be seasonal. For example, sales of outdoor products would increase during warm weather months and decrease during winter. Additionally, sales of home improvement products would be concentrated in the spring and summer months, while sales of consumer electronics would be concentrated in our fourth quarter preceding the holiday season.

Weather conditions may also negatively impact sales. For instance, we may not sell as many of certain outdoor recreation products (such as lanterns, tents and sleeping bags) as anticipated if there are fewer natural disasters such as hurricanes and ice storms; mild winter weather may negatively impact sales of electric blankets, heaters, some health products and smoke or carbon monoxide alarms; and the late arrival of summer weather may negatively impact sales of outdoor camping equipment and grills. Additionally, sales of home improvement products may be negatively impacted by unfavorable weather conditions and other market trends. Periods of inclement weather may reduce the amount of time spent on home improvement projects. These factors could have a material adverse effect on our business, results of operations and financial condition.

In our proposed business, we may have to successfully anticipate changing consumer preferences and buying trends and manage our product line and inventory commensurate with customer demand.

Our success in our proposed business may depend upon our ability to anticipate and respond to changing merchandise trends and customer and retail demands in a timely manner.

Consumer preferences cannot be predicted with certainty and may change rapidly. We must make decisions as to design, development, expansion and production of new and existing product lines. If we misjudge the market for our products, the purchasing patterns of our customers, or the appeal of the design, functionality or variety of our product lines, our sales may decline significantly, and we may be required to mark down certain products to sell the resulting excess inventory, which would harm our business and operating results.

In addition, we must manage inventory effectively and commensurate with customer demand. Our inventory may be sourced or manufactured from vendors located outside the United States. We generally may commit to purchasing products before we receive firm orders from retail customers and frequently before trends are known. The extended lead times for many of our purchases, as well as the development time for design and deployment of new products, may make it difficult for us to respond rapidly to new or changing trends. As a result, we will be vulnerable to demand and pricing shifts and to misjudgments in the selection and timing of product purchases. If we do not accurately predict our customers’ preferences and acceptance levels of our products, our inventory levels may not be appropriate, and our business and operating results may be adversely impacted.

Our proposed business will depend, in part, on factors affecting consumer spending that are out of our control.

Our proposed business will depend on consumer demand for our products and, consequently, is likely to be sensitive to a number of factors that influence consumer spending, including general economic conditions, disposable consumer income, recession and inflation. Adverse changes in factors affecting discretionary consumer spending could reduce consumer demand for our products, change the mix of products we may sell to a different mix with a lower average gross margin, slower inventory turnover and greater markdowns on inventory, thus reducing our income and harming our business and operating results.

Our operations may be dependent upon third-party suppliers whose failure to perform adequately could disrupt our business operations.

We may source a significant portion of parts and products from third parties. Our ability to select and retain reliable vendors who provide timely deliveries of quality parts and products will impact our success in meeting customer demand for timely delivery of quality products. We do not know whether we will be able to enter into long-term contracts with our primary vendors and suppliers on terms favorable to us. Therefore parts and products may be supplied on a “purchase order” basis. As a result, we may be subject to unexpected changes in pricing or supply of products. Any inability of our suppliers to timely deliver quality parts and products or any unanticipated change in supply, quality or pricing of products could be disruptive and costly to us.

Our operating results may be adversely affected by changes in the cost or availability of raw materials and energy.

Pricing and availability of raw materials may be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, consumer demand, import duties and tariffs and currency exchange rates. This volatility may significantly affect the availability and cost of raw materials for us in our proposed business, and may, therefore, have a material adverse effect on our business, results of operations and financial condition.

During periods of rising prices of raw materials, there can be no assurance that we will be able to pass any portion of such increases on to customers. Conversely, when raw material prices decline, customer demands for lower prices could result in lower sale prices and, to the extent we have existing inventory, lower margins. As a result, fluctuations in raw material prices could have a material adverse effect on our business, results of operations and financial condition.

Some products require particular types of glass, paper, plastic, metal, wax, wood or other materials. Supply shortages for a particular type of material can delay production or cause increases in the cost of manufacturing our products. This could have a material adverse effect on our business, results of operations and financial condition. In particular, petroleum-derivative raw materials such as waxes, resins and plastics have experienced price increases in response to, among other things, higher oil prices. If wax prices, resin prices or other material prices rise further in the future we can expect the cost of goods for our businesses to increase. We cannot assure you that we will be able to pass such cost increases to our customers, and such increases could have a material adverse effect on our margins. Similarly, other energy-intensive raw materials such as metal and glass have experienced price increases in response to higher energy prices. If such prices rise further in the future, we can expect the cost of goods to increase, which could have a material adverse effect on our business, results of operations and financial condition.

With the growing trend towards consolidation among suppliers of many of raw materials, we may become increasingly dependent upon key suppliers whose bargaining strength is growing. In addition, many of those suppliers have been reducing production capacity of raw materials in the North American market. We may be negatively affected by changes in availability and price of raw materials resulting from this consolidation and reduced capacity, which could negatively impact our results of operations.

We may be subject to several production-related risks in our proposed business which could jeopardize our ability to realize anticipated sales and profits.

In order to realize sales and operating profits at anticipated levels in our proposed business, we may manufacture or source and deliver in a timely manner products of high quality. Among others, the following factors may have a negative effect on our ability to do these things:

•	labor difficulties;

•	scheduling and transportation difficulties;

•	management dislocation;

•	substandard product quality, which can result in higher warranty, product liability and product recall costs;

•	delays in development of quality new products;

•	changes in laws and regulations, including changes in tax rates, accounting standards, and environmental and occupational laws;

•	health and safety laws; and

•	changes in the availability and costs of labor.

Any adverse change in the above-listed factors could have a material adverse effect on our business, results of operations and financial condition.

Competition in our industries may hinder our ability to execute our business strategy, achieve profitability or maintain relationships with future customers.

We may operate in some highly competitive industries. In these industries, we may compete against numerous other domestic and foreign companies. Competition in the markets in which we may operate is based primarily on product quality, product innovation and price and customer service and support, although the degree and nature of such competition will vary by location and product line. We also may face competition from the manufacturing operations of some of our potential customers with private label brands.

Some of our competitors may be more established in their industries and have substantially greater revenue or resources than we do. Our competitors may take actions to match new product introductions and other initiatives. Our competitors may source their products from third parties, and our ability to obtain a cost advantage through sourcing may be reduced. Certain of our competitors may be willing to reduce prices and accept lower profit margins to compete with us. Further, retailers often demand that suppliers reduce their prices on existing products. Competition could cause price reductions, reduced profits or losses or loss of market share, any of which could have a material adverse effect on our business, results of operations and financial condition.

To compete effectively in the future in the consumer products sector, among other things, we must:

•	maintain strict quality standards;

•	deliver products on a reliable basis at competitive prices;

•	anticipate and quickly respond to changing consumer demands better than our competitors;

•	maintain favorable brand recognition and achieve customer perception of value;

•	effectively market and competitively price our products to consumers in several diverse market segments and price levels; and

•	develop innovative, high-quality products in designs and styles that appeal to consumers of varying groups, tastes and price level preferences, and in ways that favorably distinguish us from our competitors.

Our inability to do any of these things could have a material adverse effect on our business, results of operations and financial condition.

If we fail to develop new or expand any existing customer relationships, our ability to grow our proposed business may be impaired.

Our future growth will depend to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with any current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with any existing customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

If we cannot develop new products in a timely manner, and at favorable margins, we may not be able to compete effectively.

Our future success may depend, in part, upon our ability to introduce innovative design extensions for any existing products and to develop, manufacture and market new products. We cannot assure you that we will be successful in introducing, manufacturing and marketing any new products or product innovations, or developing and introducing, in a timely manner, innovations to any existing products that satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner, and at favorable margins, would harm our ability to successfully grow our proposed business and could have a material adverse effect on our proposed business, results of operations and financial condition.

Changes in the retail industry and markets for consumer products affecting our customers or retailing practices could negatively impact any existing customer relationships and our results of operations.

We may sell consumer products to retailers, including club, department store, drug, grocery, mass merchant, sporting goods and specialty retailers, as well as directly to consumers. A significant deterioration in the financial condition of any of our major customers could have a material adverse effect on our sales and profitability. In addition, with the growing trend towards retail trade consolidation, we may be increasingly dependent upon key retailers whose bargaining strength is growing. We may be negatively affected by changes in the policies of our retailer customers, such as inventory destocking, limitations on access to shelf space, use of private label brands, price demands and other conditions, which could negatively impact our results of operations.

Our proposed business could involve the potential for product recalls, product liability and other claims against us, which could affect our earnings and financial condition.

In connection with the consumer products sector, we may be subject to the Consumer Products Safety Act, which empowers the Consumer Products Safety Commission to exclude from the market products that are found to be unsafe or hazardous. Under certain circumstances, the Consumer Products Safety Commission could require us to repurchase or recall one or more of our products. Additionally, laws regulating certain consumer products exist in some cities and states, as well as in other countries in which we may sell our products, and more restrictive laws and regulations may be adopted in the future. Any repurchase or recall of our products could be costly to us and could damage our reputation. If we were required to remove, or we voluntarily removed, our products from the market, our reputation could be tarnished and we might have large quantities of finished products that we could not sell.

We could also face exposure to product liability claims in the event that one of our products is alleged to have resulted in property damage, bodily injury or other adverse effects. Although we expect to maintain product liability insurance in amounts that we believe will be reasonable, we cannot assure you that we will be able to maintain such insurance on acceptable terms, if at all, in the future or that product liability claims will not exceed the amount of insurance coverage. Additionally, we do not expect to maintain product recall insurance. As a result, product recalls or product liability claims could have a material adverse effect on our business, results of operations and financial condition.

In addition, we could also face potential exposure to unusual or significant litigation arising out of alleged defects in any of our products or otherwise. We plan to spend substantial resources ensuring compliance with governmental and other applicable standards. However, compliance with these standards will not necessarily prevent individual or class action lawsuits, which can entail significant cost and risk. We do not expect to maintain insurance against many types of claims involving alleged defects in our products that do not involve personal injury or property damage. As a result, these types of claims could have a material adverse effect on our business, results of operations and financial condition.

Any inability to protect our business’s intellectual property could harm our competitive position and adversely affect our business. We face a similar risk with respect to the products that we may sell.

Our success following a business combination will depend, in part, on our ability to maintain adequate protection of intellectual property for our brands and products in the U.S. and other countries. If we do not adequately protect our intellectual property, competitors may be able to use our brands and products and erode or negate our competitive advantages. Further, the laws of some foreign countries will not protect our proprietary rights to the same extent as the laws of the U.S., and we may encounter significant problems in protecting our rights in these foreign countries. An inability to protect our intellectual property could result in a material adverse effect on our business, results of operations and financial condition.

Compliance with governmental regulations and changes in laws and regulations and risks from investigations and legal proceedings could be costly and could adversely affect operating results.

The consumer products and specialty retail sectors are subject to regulation and intervention by governments throughout the world. A target business’ operations in the United States can be impacted by changes in the legal and business environments in which we could operate, as well as the outcome of ongoing government and internal investigations and legal proceedings. Also, as a result of new laws and regulations or other factors, we could be required to curtail or cease certain operations. Changes that could impact the legal environment include new legislation, new regulation, new policies, investigations and legal proceedings and new interpretations of the existing legal rules and regulations. In particular, changes in export control laws or exchange control laws, additional restrictions on doing business in countries subject to sanctions. Changes that impact the business environment include changes in accounting standards, changes in environmental laws, changes in tax laws or tax rates , the resolution of audits by various tax authorities, and the ability to fully utilize any tax loss carryforwards and tax credits. These changes could have a significant financial impact on our future operations and the way we conduct business.

Our results could be adversely affected if the cost of compliance with environmental, health and safety laws and regulations becomes too burdensome.

We expect that our operations will be subject to federal, state and local environmental and health and safety laws and regulations, including those that impose workplace standards and regulate the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials and substances including solid and hazardous wastes. We anticipate that after our initial business combination we will be in material compliance with such laws and regulations and that the cost of maintaining compliance will not have a material adverse effect on our business, results of operations or financial condition. However, due to the nature of our operations and the frequently changing nature of environmental compliance standards and technology, we cannot assure you that future material capital expenditures will not be required in order to comply with applicable environmental laws and regulations, which may be too burdensome.

We may incur significant costs in order to comply with environmental remediation obligations.

In addition to operational standards, environmental laws also impose obligations on various entities to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Accordingly, we may be liable, either contractually or by operation of law, for remediation costs even if the contaminated property is not presently owned or operated by us, is a landfill or other location where we have disposed wastes, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. There can be no assurance that all potential instances of soil or groundwater contamination will have been identified, even for those properties where an environmental site assessment has been conducted. We do not anticipate that any of our remediation obligations will have a material adverse effect upon our business, results of operations or financial condition. However, future events, such as changes in existing laws or policies or their enforcement or previously unknown contamination, may give rise to additional unanticipated remediation liabilities that may be material.

Subsequent to our consummation of our business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business or businesses with which we combine, we cannot assure you that this diligence will identify all material issues that may exist with respect to a particular target business or businesses, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business or business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or businesses or by virtue of our obtaining debt financing in connection with a business combination.

Returns on investment in companies with operations outside the United States may be decreased by withholding and other taxes.

If we effect a business combination with a target business or businesses that operate in one or more countries outside of the United States, we may incur tax risk, and income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding in such countries. Any withholding taxes paid by us on income from our investments in other countries may or may not be creditable on our income tax returns. We intend to avail ourselves of income tax treaties that are in place to seek to minimize any withholding tax or local tax otherwise imposed in other countries. However, there is no assurance that the local tax authorities will recognize application of such treaties to achieve a minimization of local tax.

If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in arm’s length negotiations. Any such negotiations could result in a conflict of interest.

Although we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, the underwriter may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriter provides services to us after this offering, we may pay such entity fair and reasonable fees that would be determined at that time in arm’s length negotiations. Any such negotiations could result in a conflict of interest.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to consummate a business combination with one or more target businesses;

•	expectations regarding competition for business combination opportunities and beliefs regarding the types of businesses that we can purchase;

•	executive officers and directors allocating their time to other businesses and conflicts of interest that might arise with our executive officers and directors with respect to the allocation of business opportunities and the consummation of any business combination;

•	expectations regarding the involvement of our executive officers following a business combination;

•	belief that upon completion of the sale of the private placement warrants and this offering we will have sufficient funds to operate for at least the next 24 months (or up to 30 months, if our stockholders approve an extension), assuming that our business combination is not consummated during that time;

•	estimate regarding the operating expenses of our business before and after the consummation of our business combination and our expectation that we may require additional financing to fund the operations or growth of the target business or businesses;

•	expectations regarding the waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account by all vendors, prospective target businesses or other entities with whom we do business;

•	expectations regarding the timing of generating any revenues;

•	expectations regarding the trading of the units, common stock and warrants on the AMEX; and

•	intention to make liquidating distributions to our public stockholders as soon as reasonably possible if we have not consummated our business combination and we are obligated to terminate our corporate existence 24 months (or up to 30 months, if our stockholders approve an extension) after the completion of this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the proceeds from the sale of the private placement warrants will be used as set forth in the following table:

	Without	With
	Over-Allotment	Over-Allotment
	Option	Option

Gross proceeds
This offering	$200,000,000	$230,000,000
Private placement warrants	5,000,000	5,000,000

Total gross proceeds	$205,000,000	$235,000,000
Offering expenses (1)
Underwriting discount (7% of gross proceeds of this offering) (2)	14,000,000	16,100,000
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	9,039	9,039
FINRA filing fee	29,250	29,250
AMEX listing fee	80,000	80,000
Miscellaneous expenses	121,711	121,711

Total offering expenses	$14,800,000	$16,900,000

Net proceeds after offering expenses	190,200,000	218,100,000
Net offering proceeds not held in the trust account	(300,000)	(300,000)

Net proceeds held in the trust account for our benefit	$189,900,000	$217,800,000
Deferred underwriting discount held in the trust account	7,000,000	8,050,000

Total amount held in the trust account (3)	$196,900,000	$225,850,000

Percentage of the gross proceeds of this offering held in the trust account	98.5%	98.2%
Use of net proceeds not held in the trust account and amounts available from interest income earned (after taxes payable) on the trust account
Administrative fees relating to office space and administrative services ($10,000 per month for 2 years) (4)	240,000	240,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees) (5)	3,060,000	3,060,000

Total	$3,300,000	$3,300,000

(1)	A portion of the offering expenses have been paid from the funds we received in the form of an interest-free loan from J.W. Childs as described below. This loan will be repaid out of the net proceeds of this offering.

(2)	Includes underwriting discount equal to 3.5% of the gross proceeds from the sale of the units in the offering, or $7,000,000 (or $8,050,000 if the underwriter’s over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriter has agreed to defer until the consummation of our business combination. If we consummate our business combination, $7,000,000 (or $8,050,000 if the underwriter’s over-allotment option is exercised in full) will be paid to the underwriter as the deferred underwriting discount (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights). If we fail to consummate our business combination meeting the criteria described herein within the required 24-month or 30-month period, as applicable, the underwriter has agreed to waive its right to the deferred underwriting discount.

(3)	The amount of net proceeds from this offering and the sale of the private placement warrants not held in the trust account will remain constant at $300,000 even if the underwriter’s over-allotment option is exercised.

(4)	If we extend this period during which we must consummate our business combination to 30 months after the consummation of this offering the amount of administrative fees will be increased by $60,000 to an aggregate of $300,000.

(5)	An aggregate of $3,300,000 will be available to us for our working capital requirement which consists of $300,000 of net offering proceeds not held in the trust account and $3,000,000 of interest income earned (after taxes payable) on the amounts held in the trust account, subject to adjustment, will be available to us to pay for our working capital requirements. However, if we determine that the size of this offering should be increased other than in connection with the exercise by the underwriter of its over-allotment option, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately.

After non-deferred expenses of this offering and the private placement, $196,900,000 (or $225,850,000 if the underwriter’s over-allotment option is exercised in full) will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except for payment of taxes and interest income earned, after taxes payable, on the trust account of up to $3,000,000, subject to adjustment in the case of an increase in the size of this offering other than in connection with the exercise by the underwriter of its over-allotment option, to fund our working capital requirements, the proceeds will not be released from the trust account until the earlier of the consummation of our business combination and our liquidation. All remaining proceeds held in the trust account, including interest income earned (after taxes payable) on the trust account, will be available for use in consummating our business combination and for payment of the deferred underwriting discount or will be released to public stockholders upon exercise of their conversion rights or to public stockholders entitled to receive liquidating distributions upon our liquidation [(after payment or provision for our then existing and estimated future liabilities)], as the case may be. We may not use all of the funds remaining in the trust account in connection with our business combination (and related conversion rights), either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our equity or debt securities. In that event, the remaining proceeds held in the trust account will constitute working capital for our business after our business combination.

We have allocated $300,000 of the net proceeds from this offering and proceeds from the sale of the private placement warrants to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest income earned (after taxes payable) on the trust account. Under the terms of the investment management trust agreement, up to $3,000,000, subject to adjustment, of interest income, after taxes payable, may be released to us in such amounts and at such intervals as we request, subject to availability. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete a business combination, we believe that following the completion of this offering, it will take some time to find a prospective target business and take all of the steps necessary to complete a business combination. We anticipate that the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our executive officers, directors or existing holders or from third parties. However, none of our executive officers, directors or existing holders or any third party is under any obligation to advance funds to us or to invest in us in such circumstances.

If we determine that the size of this offering should be increased or the underwriter exercises its over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriter exercises its over-allotment option in full, the amount per share held in the trust account will be reduced from approximately $9.85 to approximately $9.82. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease further by as much as approximately $0.04.

Our operating expenses prior to our business combination will include, but not be limited to, deposits or down payments for a proposed business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees. We expect that due diligence of prospective target businesses will be performed by some or all of our executive officers and directors and J.W. Childs and Sawaya Segalas employees, and also that it may include engaging an accounting firm or other third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our executive officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our business combination, including in connection with such due diligence activities. However, our executive officers and directors and employees of J.W. Childs and Sawaya Segalas will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable business combination, and J.W. Childs will be entitled to receive payments of an aggregate of $10,000 per month for office space, secretarial and administrative services. We believe that, based on rents and fees for similar services in Boston, Massachusetts, the fees charged by J.W. Childs are at least as favorable as we could have obtained from unaffiliated third parties. All payments made to our executive officers, directors and existing holders and our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee must be reviewed and approved by a majority of our disinterested directors.

While it is difficult to determine what the specific operating expenses of our business after consummation of our business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses, including overhead, payroll and costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our executive officers and directors, as well as any unpaid finder’s fees or similar fees or compensation, to the extent such expenses, fees or compensation exceed the sum of the available proceeds not deposited in the trust account and proceeds properly withdrawable by us from the trust account.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit or down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to pay or forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and be forced to liquidate.

We believe that amounts not held in the trust account as well as the interest income earned (after taxes payable) on the trust account of up to $3,000,000, subject to adjustment, that may be released to us will be sufficient to pay our costs prior to, and in connection with, our business combination as contemplated herein. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our business combination is less than the actual amount of such costs, we may be required to raise additional capital, the availability, amount and cost of which is currently unascertainable and cannot be assured. To the extent that such costs exceed the amounts not held in the trust account and the interest income earned (after taxes payable) on the trust account of up to $3,000,000, subject to adjustment, that may be released to us from the trust account, such costs may not be reimbursed by us unless and until we consummate a business combination. The role of our executive officers and directors after a business combination is uncertain and we have no current ability to determine what remuneration, if any, will be paid to our executive officers and directors after our business combination. Our executive officers and directors may, as part of any such business combination, negotiate the repayment of some or all of the costs incurred by them that have not been reimbursed by us prior to the business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our executive officers and directors to view such potential business combination unfavorably and result in a conflict of interest.

If we do not have sufficient funds available to cover our costs, we may be required to seek additional financing from our executive officers, our directors, our existing holders or third parties. We may not be able to obtain additional financing on favorable terms, or at all, and no party, including our executive officers, our directors, our existing holders or third parties, is obligated to provide any additional financing to us. If we fail to obtain the necessary additional financing, we may be required to liquidate prior to consummating our business combination.

J.W. Childs has loaned $200,000 to us for the payment of offering expenses. The loan is interest free and payable on the earlier of the completion of this offering or January 31, 2009.

The net proceeds of this offering and the proceeds from the sale of the private placement warrants that are not immediately required for the purposes set forth above, as well as the deferred underwriting discount, will be held in the trust account and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

Other than (i) the repayment of the $200,000 loan described above and (ii) administrative fees relating to office space and administrative services provided to us, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors or existing holders or any of their respective affiliates prior to or in connection with the business combination. However, our executive officers and directors may receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf as described above, such as identifying potential target businesses and performing due diligence on suitable business combinations.

A public stockholder will be entitled to receive funds from the trust account, including interest income earned on their pro rata portion of the funds in the trust account (after (i) taxes payable, (ii) release of up to $3,000,000 of interest income earned, subject to adjustment, after taxes payable, to fund our working capital requirements and (iii) release of up to $125,000 that we may request the trustee to pay for liquidation costs and expenses) only in the event of our liquidation upon our failure to consummate our business combination meeting the criteria described herein prior to          , 2010 (or           2011, if our stockholders approve an extension) or if a public stockholder were to seek to convert shares of our common stock into cash in connection with our business combination that the public stockholder previously voted against and which we actually consummate (except as limited under “Risk Factors—Risks Relating to Our Business Combination—Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a group, will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering”). In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date. Prior to consummating our business combination, which is subject to approval by our public stockholders, substantially all of our earnings will consist of interest income earned on funds in the trust account that are required to be held therein until consummation of our business combination and our liquidation, except as set forth in the next sentence. Both (i) interest income earned on the trust account balance to pay any income taxes on such interest income and (ii) interest income earned, after taxes payable, on the trust account of up to $3,000,000 (subject to adjustment in the case of an increase in the size of this offering other than in connection with the exercise by the underwriter of its over-allotment option), to fund our working capital requirements, including, in such an event, the costs of our liquidation may be released to us from the trust account. Accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. The payment of dividends, if any, after our business combination will be contingent upon our historical and anticipated financial condition, revenues, earnings, liquidity and cash flows, if any, capital and tax requirements, contractual prohibitions and limitations and applicable law and will be within the sole discretion of our board of directors.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the sale of the private placement warrants constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of the underwriting discount and commissions, including amounts held in the trust account, no exercise of the underwriter’s over-allotment option and a corresponding forfeiture of 750,000 initial units by our existing holders.

As of March 3, 2008, our net tangible book value was a deficiency of $106,000, or approximately $0.02 per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units (but excluding shares of common stock issuable upon exercise of the warrants included in the units) in this offering and the sale of the private placement warrants, and the deduction of underwriting discount and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 7,999,999 shares of common stock which may be converted into cash) as of March 3, 2008 would have been $114,224,010 or approximately $6.72 per share, representing an immediate increase in net tangible book value of approximately $6.74 per share to our existing holders and an immediate decrease in net tangible book value of approximately $3.28 per share or approximately 32.8% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Initial public offering price		$10.00
Net tangible book value (deficit) before this offering and the sale of the private placement warrants	$(0.02)
Increase attributable to new investors in this offering and the sale of the private placement warrants	6.74

Pro forma net tangible book value after this offering and the sale of the private placement warrants		6.72

Dilution to new investors not exercising their conversion rights		$3.28

The pro forma net tangible book value per share after this offering and the sale of the private placement warrants is calculated as follows:

Numerator:
Net tangible book value before this offering and the sale of the private placement warrants	$(106,000)
Offering costs incurred in advance and excluded from net tangible book value	130,000
Net proceeds from this offering and the sale of the private placement warrants (excluding the deferred underwriting discount) (1)	193,000,000
Less: Proceeds held in the trust account subject to conversion to cash	(78,799,990)

Total net tangible book value after this offering and the sale of the private placement warrants (2)	$114,224,010

Denominator:
Shares of common stock outstanding prior to this offering and the sale of the private placement warrants (3)	5,000,000
Shares of common stock included in the units being sold in this offering	20,000,000
Less: Shares subject to conversion (4)	(7,999,999)

Total shares of common stock	17,000,001

(1)	Assumes no exercise of the underwriter’s over-allotment option and excludes 750,000 initial units subject to forfeiture. Includes $300,000 of net offering proceeds not held in the trust account for our benefit. Assumes the forfeiture of $2,800,000 of the deferred underwriting discount.

(2)	Includes the deduction for the deferred underwriting discount (approximately $0.35 per share, or $7,000,000 in the aggregate) which will be distributed to the underwriter upon closing of our business combination.

(3)	Assumes no exercise of the underwriter’s over-allotment option and excludes 750,000 initial units subject to forfeiture.

(4)	This table notes that we may be required to convert up to a maximum of 7,999,999 shares into cash in connection with our business combination.

The following table sets forth information with respect to our initial holder and the public stockholders:

						Average
	Shares Purchased			Total Consideration		Price
	Number		Percentage	Amount	Percentage	Per Share

Initial holder	5,000,000	(1)	20%	$25,000	0.01%	$0.004
Public stockholders	20,000,000		80%	200,000,000	99.99%	$10.000

Total	25,000,000		100%	200,025,000	100.00%

(1)	Assumes no exercise of the underwriter’s over-allotment option and excludes 750,000 initial units subject to forfeiture.

CAPITALIZATION

The following table sets forth our capitalization on:

•	an actual basis at March 3, 2008; and

•	an as adjusted basis to give effect to (i) the sale of the initial units to our sponsor, (ii) the sale of the private placement warrants, (iii) the application of the estimated net proceeds derived from the sale of such securities to repay the note payable and (iv) the forfeiture of 750,000 shares of common stock by our existing holders.

	As of March 3, 2008
	Actual	As Adjusted
	(restated)

Notes payable (1)	$200,000	$—

Common stock, $0.0001 par value, 0; and 7,999,999 shares which are subject to possible conversion, shares at conversion value (2)	—	78,799,990

Stockholder’s equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—
Common stock, $0.0001 par value, 79,000,000 shares authorized; 5,000,000(3) shares issued and outstanding and 17,000,001 (3) shares issued and outstanding (excluding 7,999,999 shares subject to possible conversion), as adjusted	500	1,700
Additional paid-in capital	24,500	114,223,310
Deficit accumulated during the development stage	(1,000)	(1,000)

Total stockholders’ equity	$24,000	$114,224,010

Total capitalization	$224,000	$193,024,000

(1)	We issued a promissory note in the amount of $200,000 to J.W. Childs. The note is non-interest bearing and is payable on the earlier of the completion of this offering or January 31, 2009.

(2)	If we consummate our business combination, the conversion rights afforded to our public stockholders, other than our existing holders, may result in the conversion into cash of up to 7,999,999 shares of common stock included in the units being sold in this offering at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriting discount), inclusive of any interest income earned thereon (after taxes payable on such interest income and after release of up to $3,000,000, subject to adjustment in the case of an increase in the size of this offering other than in connection with the exercise by the underwriter of its over-allotment option, of interest income earned, after taxes payable, thereon, to fund our working capital requirements), as of two business days prior to the proposed consummation of our business combination, divided by the number of shares of common stock included in the units being sold in this offering.

(3)	Assumes that the underwriter’s over-allotment option is not exercised.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company recently formed under the laws of the State of Delaware for the purpose of acquiring one or more businesses through a merger, capital stock exchange, stock purchase, asset acquisition, reorganization or other similar business combination. We do not have any specific business combination under current consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target businesses or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination. We intend to focus initially on businesses in the consumer products and specialty retail sectors, but we may pursue opportunities in other industries. Our search will be primarily focused on businesses in North America, but we may explore opportunities in other geographic regions. We intend to effect a business combination using cash from the net proceeds of this offering and the proceeds from the sale of the private placement warrants, the issuance of additional equity, the incurrence of debt or a combination of cash, stock and debt.

The issuance of additional equity or the incurrence of debt could have material consequences on our business, prospects, financial condition, liquidity and results of operations. Our issuance of additional equity (including, upon conversion of convertible debt securities) may:

•	significantly dilute the equity interests of our public stockholders;

•	cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and also may result in the resignation or removal of one or more of our current executive officers and directors;

•	subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	adversely affect prevailing market prices for our common stock.

Similarly, our incurrence of debt may:

•	lead to default and foreclosure on our assets if our operating revenues and cash flows after a business combination are insufficient to pay our debt obligations;

•	cause an acceleration of our obligations to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;

•	require us to dedicate a substantial portion of our cash flows to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we will operate;

•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

•	place us at a disadvantage compared to our competitors who are less leveraged.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to issue the initial units and to prepare for our proposed fundraising through this offering and the sale of the private placement warrants that will occur immediately prior to the completion of this offering. Following this offering, we will not generate any operating revenues until after consummation of our business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $10,000 per month to J.W. Childs for office space and administrative services and expect to incur substantially increased expenses after this offering as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses in connection with the pursuit of our business combination.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in subscriptions for the initial units from our sponsor and a loan of $200,000 from J.W. Childs as more fully described herein.

We estimate that the net proceeds from the sale of the units in this offering and the sale of the private placement warrants in the private placement will be $190,200,000 (or $218,100,000) if the underwriter’s over-allotment option is exercised in full), after deducting offering expenses of approximately $800,000 and the underwriting discount of approximately $14,000,000 (or $16,100,000 if the underwriter’s over-allotment option is exercised in full). As a result of the deferral of the underwriting discount of $7,000,000 (or $8,050,000 if the underwriter’s over-allotment option is exercised in full), $196,900,000 (or $225,850,000 if the underwriter’s over-allotment is exercised in full) will be held in the trust account and $300,000 will not be held in the trust account. Funds not held in the trust account and interest income earned (after taxes payable) on the trust account of up to $3,000,000, subject to adjustment as described below, will be used by us to fund our working capital requirements. If we consummate our business combination, we will use $7,000,000 (or $8,050,000 if the underwriter’s over-allotment option is exercised in full) of the net proceeds held in the trust account to pay the deferred underwriting discount (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights). All the remaining net proceeds of this offering and the proceeds from the sale of the private placement warrants in the trust account, after the payment of deferred underwriting discount, including interest income earned (after taxes payable) on the trust account, will be available for use in consummating our business combination or will be released to public stockholders upon exercise of their conversion rights or to public stockholders entitled to receive liquidation distribution upon our liquidation, as the case may be. We may not use all of the proceeds in the trust account in connection with our business combination (and related conversion rights), either because the consideration for the business combination is less than the proceeds in a trust account or because we finance a portion of the consideration with our equity or debt. In that event, the proceeds held in the trust account, as well as proceeds held outside the trust account that have not been expended, will be used to finance the operations of the combined business or businesses.

We have allocated $300,000 of the net proceeds from this offering and the proceeds from the sale of the private placement warrants to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest income earned (after taxes payable) on the trust account. Under the terms of the investment management trust agreement, up to $3,000,000 of interest income, subject to adjustment, after taxes payable, may be released to us in such amounts and at such intervals as we request, subject to availability. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete a business combination, we believe that following the completion of this offering it will take some time to find a prospective target and take all of the steps necessary to complete a business combination. We anticipate that the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our executive officers, directors or existing holders or from third parties. However, none of our executive officers, directors or existing holders or any third parties are under any obligation to advance funds to us or to invest in us in such circumstances.

If we determine that the size of this offering should be increased or the underwriter elects to exercise its over-allotment option, the amount of interest income we may withdraw from the trust account to fund our working capital will be increased proportionately. If the underwriter exercises its over-allotment option in full, the amount per share held in trust will be reduced from approximately $9.85 to approximately $9.82. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease further by as much as approximately $0.04.

Our operating expenses prior to our business combination will include, but not be limited to, deposits or down payments for a proposed business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees. We expect that due diligence of prospective target businesses will be performed by some or all of our executive officers and directors and J.W. Childs and Sawaya Segalas employees, and also that it may include engaging an accounting firm or other third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our executive officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our business combination, including in connection with such due diligence activities. However, our executive officers and directors and employees of J.W. Childs and Sawaya Segalas will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable business combination, and J.W. Childs will be entitled to receive payments of an aggregate of $10,000 per month for office space, secretarial and administrative services. We believe that, based on rents and fees for similar services in Boston, the fees charged by J.W. Childs are at least as favorable as we could have obtained from unaffiliated third parties. All payments made to our existing holders, executive officers and directors and our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee, must be reviewed and approved by a majority of our disinterested directors.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our business combination.

However, we are relying on interest income earned (after taxes payable) on the trust account of up to $3,000,000, subject to adjustment, to fund such expenditures, and to the extent that the interest income earned is below our expectation, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we will need to raise additional funds through the incurrence of debt or the issuance of additional equity if we become obligated to convert into cash a significant number of shares from dissenting stockholders. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

Our business combination must be with one or more businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of such business consummation. Accordingly, prior to 24 months (or up to 30 months, if our stockholders approve an extension) following the completion of this offering, we will seek to consummate our business combination with a business or businesses whose fair market value is equal to at least approximately $151,920,000, assuming no exercise of the underwriter’s over-allotment option. We believe that our available working capital following this offering, together with the issuance of additional equity and/or the incurrence of debt, would support the acquisition of such a target business. Such debt may take the form of a working capital or long-term debt facility, high-yield notes or mezzanine debt financing and, depending upon the business of the target entity, inventory, receivable or other secured asset-based financing. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such business combination would be disclosed in the proxy statement relating to the required stockholder approval. We would only consummate such financing simultaneously with the consummation of our business combination. We will only seek stockholder approval of such financing as an item separate and apart from the approval of the overall transaction if such separate approval was required by applicable securities laws or the rules of the AMEX or other applicable securities exchange.

Controls and Procedures

We do not currently, and are not currently required to, evaluate the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will be required to evaluate the effectiveness of our internal control over financial reporting for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control over financial reporting. We expect that we will assess the internal control over financial reporting of our target business or businesses preceding the consummation of a business combination and will then adopt a schedule for implementation and testing of such additional controls as we may determine are required to make an assessment that we maintain an effective system of internal control over financial reporting. A target business may not have been, or may not be, in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal control over financial reporting. Small and mid-sized target businesses which we may consider for a business combination may have internal control over financial reporting that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal control over financial reporting and disclosure controls and procedures. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

In connection with our management’s report on internal control over financial reporting, we will retain our independent auditors to assess management’s report on internal control over financial reporting and to render its own opinion on such internal controls when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’s internal control over financial reporting may be identified in the future when the assessment and testing is performed.

Related Party Transactions

On February 22, 2008, our sponsor purchased 5,750,000 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per unit, in a private placement. Prior to the completion of this offering, our independent directors will purchase           shares of our common stock directly from our sponsor at cost.

On March 11, 2008, we entered into an agreement with John W. Childs and our officers and directors (other than independent directors) or their affiliates pursuant to which they have agreed to purchase an aggregate of 5,000,000 warrants at a purchase price of $1.00 per warrant for an aggregate purchase price of $5,000,000. These warrants will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act. The private placement will occur immediately prior to completion of this offering.

In addition, prior to the closing of this offering, John W. Childs and our officers and directors (other than independent directors) or their affiliates will enter into an agreement with Deutsche Bank Securities Inc. in accordance with Rule 10b5-1 under the Securities Act, pursuant to which they will place limit orders for up to an aggregate of $15,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require John W. Childs and our officers and directors (other than independent directors) or their affiliates to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc. or another broker dealer mutually agreed upon by such firm and John W. Childs. These purchases will be made in accordance with the guidelines of Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange Act whether or not it is available, and will otherwise be subject to applicable law. John W. Childs and our officers and directors (other than independent directors) or their affiliates will agree to vote all shares of common stock purchased pursuant to such limit orders will be voted in favor of our business combination and in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, John W. Childs and our officers and directors (other than independent directors) or their affiliates may be able to influence the outcome of our business combination or a proposed extension. John W. Childs and our officers and directors (other than independent directors) or their affiliates will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares. Any portion of the $15,000,000 not used for open market purchases of common stock will be applied to the purchase of units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination.

Our existing holders, the members of our sponsor and their permitted transferees will be entitled to make up to three demands that we register these securities including shares of common stock issuable upon exercise of warrants pursuant to an agreement to be signed prior to or on the date of this prospectus. In addition, these holders have certain “piggy-back” registration rights with respect to these shares on registration statements filed subsequent to such date. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our existing holders have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate our business combination with respect to the initial securities and the private placement warrants. Existing holders will participate in any liquidating distributions with respect to any shares of common stock acquired by them in connection with or following this offering. In connection with any vote required for our business combination, our existing holders have agreed to vote all of the initial shares owned by them with respect to our business combination and amending our certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders. Our existing holders also have agreed that if they acquire shares of common stock in or following completion of this offering (including the shares of common stock purchased pursuant to the purchase commitment), they will vote all such acquired shares in favor of our business combination and in favor of amending our certificate of incorporation to provide for our perpetual existence. Accordingly, our existing holders will not have any conversion rights with respect to the shares of common stock acquired by them. A stockholder is eligible to exercise its conversion rights only if it votes against our business combination that is ultimately approved and consummated.

J.W. Childs made us an interest-free loan of $200,000 for the payment of offering expenses. The loan will be repaid upon the earlier of the completion of this offering or January 31, 2009. Additionally, we will pay J.W. Childs a monthly fee of $10,000 for general and administrative services, including office space, utilities and secretarial support from the completion of this offering until the earlier of our consummation of a business combination and our liquidation. We believe that, based on rents and fees for similar services in Boston, Massachusetts, the fees charged by J.W. Childs are at least as favorable as we could have obtained from unaffiliated third parties.

We will reimburse our executive officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses for our business combination. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our business combination.

Other than the repayment of the $200,000 interest-free loan described above, the payment of $10,000 per month to J.W. Childs in connection with the office space and certain general and administrative services rendered to us and reimbursement for out-of-pocket expenses payable to our executive officers and directors and employees of J.W. Childs and Sawaya Segalas, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing holders or any of their respective affiliates prior to or for any services they render in order to consummate our business combination.

We have entered into a license agreement with J.W. Childs and John W. Childs permitting us to use the corporate name “J.W. Childs” prior to our business combination. We are not obligated to pay J.W. Childs or John W. Childs for this license.

We have agreed to indemnify our officers and directors against certain liabilities and expenses. Prior to our business combination, J.W. Childs will provide guarantees of certain of our obligations to our officers and directors under the indemnity agreements. We will not pay a fee for any such guarantees.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our executive officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our independent directors or the members of our board of directors who do not have an interest in the transaction and who are not affiliated with J.W. Childs or Sawaya Segalas, in either case who had access, at our expense, to our attorneys or independent legal counsel.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the proceeds from the sale of the private placement warrants, including amounts in the trust account, will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 3, 2008, we did not have any off-balance sheet arrangements within the meaning of Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations of the types contemplated by Item 303(a)(5) of Regulation S-K, other than as referred to in our financial statements and notes thereto. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company recently formed under the laws of the State of Delaware for the purpose of acquiring one or more businesses through a merger, capital stock exchange, stock purchase, asset acquisition, reorganization or other similar business combination. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate a business combination.

We will have until 24 months (or up to 30 months if our stockholders approve an extension) following completion of this offering to consummate a business combination. If we fail to consummate a business combination within the required time frame, we will implement our dissolution and liquidation plan, as described in this prospectus.

Business Strategy

We will seek to capitalize on the substantial deal sourcing, investing and operating expertise of our management team to identify, acquire and operate a middle-market business in the consumer products or specialty retail sectors operating primarily in North America, although we may pursue acquisition opportunities in other sectors or in other geographic regions. We believe that consumer products and specialty retail businesses possess attractive investment attributes compared to other sectors including strong brand franchises, barriers to competition, lower capital requirements and lower technology risks. Our Chairman, John W. Childs, our President, Adam L. Suttin, and other members of our management team have extensive experience acquiring and operating businesses across various sectors, but primarily focused in the consumer products and specialty retail sectors. Our Vice Chairman and Executive Vice President, Fuad Sawaya, has over 20 years experience in sourcing, structuring and negotiating control investments in consumer businesses. All of our executives are either professionals with J.W. Childs, a private equity firm founded by Mr. Childs and Mr. Suttin in 1995 to make investments in middle market growth businesses, or, in the case of Mr. Sawaya, a principal of Sawaya Segalas, an investment bank providing financial advisory services to the consumer sector. J.W. Childs has invested approximately $3 billion of equity capital in 40 businesses with an aggregate enterprise value (which includes all equity investment and incurred and assumed net indebtedness) at the time of investment of over $12 billion. In addition, 19 of these portfolio companies have made follow-on acquisitions.

We believe that our sourcing of acquisition candidates will benefit from the involvement of Mr. Sawaya in our management and the network of relationships that Mr. Sawaya and Sawaya Segalas, of which Mr. Sawaya is a principal, have developed. Sawaya Segalas’ financial advisory business serves a diverse set of clients around the world. Sawaya Segalas has expertise in the consumer sector, with a focus on the over-the-counter medicine, personal care, household products, housewares and food and beverage sectors. The Sawaya Segalas team of investment bankers will be additional resources to us as we seek to identify acquisition candidates.

Our management team has generated attractive investment returns through an operationally intensive approach that focuses on increasing stockholder value through growing revenue (through organic growth and acquisitions) and improving the efficiency of business and manufacturing processes. Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Middle-Market Growth Business. We will seek to acquire one or more growth businesses with an enterprise value ranging from $750 million to $1.25 billion. We believe that our focus on businesses in this segment of the middle market will offer us a substantial number of potential business targets that we believe can achieve and maintain significant revenue and earnings growth. We do not intend to acquire start-up companies.

•	Strong Competitive Industry Position. We will seek to acquire one or more businesses that operate within segments of the consumer products and specialty retail sectors that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these sectors, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire one or more businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

•	Business with Revenue and Earnings Growth Potential. We will seek to acquire one or more businesses that have the potential for revenue and earnings growth through our operationally intensive approach led by members of our management team. Members of our management team have long and successful records of building stockholder value through a combination of brand and new product development, expense reduction and synergistic follow-on acquisitions.

•	Companies with Potential for Strong Free Cash Flow Generation. We will seek to acquire one or more businesses that have the potential to generate strong and stable free cash flow. We will focus on one or more businesses that have predictable, recurring revenue streams and low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance stockholder value.

•	Business with Experienced and Motivated Management Teams. We will seek to acquire one or more businesses with an experienced management team that has a strong track record, has achieved superior performance and has a substantial personal economic stake in the performance of the acquired business. We expect to implement a management equity incentive plan that will align management of the acquired business with the interests of our stockholders.

Competitive Strengths

We believe we have the following competitive strengths:

Acquisition and Sourcing Expertise

Our management team has substantial expertise acquiring businesses across many sectors, including the consumer products and specialty retail sectors. All the members of our management team have been associated with J.W. Childs, a private equity firm making investments in middle market growth companies. Since its founding by Messrs. Childs and Suttin in 1995, J.W. Childs has sponsored three equity capital funds which, together with related co-investors, have invested an aggregate of approximately $3 billion of equity capital in 40 portfolio companies with an aggregate enterprise value at the time of investment in excess of $12 billion. In addition over 19 of these portfolio companies have made follow-on acquisitions.

Over 75% of the investments led by members of our management team have been investments in businesses in the consumer products and specialty retail sectors, including The Meow Mix Company, a manufacturer and distributor of premium cat food; Sunny Delight Beverages Co., a producer of juice beverages; Bass Pro Shops, Inc., a fishing and hunting goods retailer; Brookstone, Inc., a specialty retailer and product development company; American Safety Razor Company, a manufacturer of personal care products; Personal Care Group, Inc., a branded personal care products company with brands including Chubs, Wet Ones, Binaca, and Mr. Bubble; Beltone Electronics Corporation, a manufacturer and distributor of hearing instruments; Pinnacle Foods Group Inc., a producer and marketer of branded frozen and dry foods with brands including Duncan Hines, Aunt Jemima, Vlasic and Lender’s; and Esselte Ltd., a manufacturer and marketer of filing and workspace products with brands including Pendaflex, Oxford and Leitz. Prior to founding J.W. Childs, Mr. Childs served as Senior Managing Director of the Thomas H. Lee Company, a private equity firm, and led the teams investing in Snapple Beverage Corp., a producer of beverages, and Ghirardelli Chocolate Company, a producer of chocolate products.

Over the course of their careers, our management team has developed a broad network of contacts and corporate relationships that has served as an extremely useful source of investment opportunities. This network has been developed through:

•	our management team successfully acquiring and financing businesses;

•	the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams; and

•	the experience of our management team in closing and financing transactions under varying economic and financial market conditions.

This network has provided our management team with a steady flow of referrals that have resulted in numerous transactions which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us with an important source of investment opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core brands or divisions.

Our management team has broad experience acquiring businesses from a wide variety of sellers in different transaction structures, including, the acquisition of brands or divisions from larger companies selling non-core or under performing businesses (The Meow Mix Company and Sunny Delight Beverages Co.), the acquisition of family-owned businesses (Beltone Electronics Corporation and Snapple Beverages Corp..), the acquisition of publicly-owned companies (American Safety Razor Company and Esselte Ltd.), and the acquisition of businesses from private equity firms (Pinnacle Foods Group Inc. and Advantage Sales and Marketing, Inc.). Additionally, the operating expertise of our management team has enabled J.W. Childs to pursue acquisitions of businesses where brands were being acquired with limited continuing management or with management succession issues for family run and controlled businesses.

Operating Expertise

As a result of the acquisition and management of 40 businesses during the past 20 years, Mr. Childs and the other members of our management team have developed substantial expertise in operating middle market growth businesses. Members of our management team have been responsible for the implementation of the business plan for portfolio companies and have worked closely with management on a variety of business and strategic initiatives, including operational improvements, brand strategies, increasing productivity, expense reduction, personnel, new market opportunities and acquisitions. Additionally, our Vice Chairman and Executive Vice President, William Watts, and our Vice Presidents, Raymond Rudy and Arthur Byrne have served as chief executive officers of multiple businesses and have served as operating partners of J.W. Childs, providing direct and active management expertise for many of the J.W. Childs portfolio companies. As operating partners Messrs. Watts, Rudy and Byrne have been involved in all aspects of selecting investments, including sourcing investment opportunities and due diligence, and have taken direct responsibility for the implementation of the business plans by serving as interim executives or chairman of the board of many of the J.W. Childs portfolio companies.

Mr. Watts served as the President and Chief Executive Officer of General Nutrition Companies, a retailer of vitamin supplements, from 1991 to 2001. During his tenure as Chief Executive Officer, General Nutrition opened over 4,000 new stores and generated sales and earnings growth in excess of 15% earnings per annum. Since joining J.W. Childs as an operating partner in 2001, Mr. Watts has served as Chairman of Murray’s Discount Auto Stores, where he recruited new senior management and redesigned the company’s operating plan, leading to a successful sale to a strategic buyer.

Mr. Rudy served as Deputy Chairman of Snapple Beverage Corp. from 1992 until its sale in 1994, where he was responsible for all of Snapple’s international activities and played a key role in recruiting senior executives to direct Snapple’s rapid growth. Mr. Rudy served as President of Best Foods Affiliates of PC International from 1987 to 1989, President and Chief Executive Officer of Arnold Foods Company from 1984 to 1986, President of Oroweat Foods Company from 1979 to 1984 and various executive positions at General Foods Corporation from 1973 to 1979. Since joining J.W. Childs as an operating partner in 1995, Mr. Rudy served as Chairman of The Meow Mix Company, where he played a significant role in the acquisition of the Meow Mix brands from Purina Pet Care Company and the formation and growth of The Meow Mix Company as a stand-alone pet food company. Mr. Rudy also played a significant role in the acquisition of the Sunny Delight Beverages Co. brands from The Procter & Gamble Company and currently serves as Chairman of Sunny Delight Beverages Co.

Mr. Byrne served as Chairman, President and Chief Executive Officer of Wiremold Company, a manufacturer of wire and cable management solutions, from 1991 until 2002, where he successfully employed lean management processes to substantially improve productivity. Previously, Mr. Byrne has served in various executive positions with Danaher Corporation and General Electric Company. Mr. Byrne is widely considered to be one of the leading experts on lean management and he has successfully implemented these processes at Esselte Ltd., and W/S Packaging Group, Inc., a manufacturer of pressure sensitive labels.

As a result of this operating expertise, our management team has been able to significantly enhance the value of many of the J.W. Childs portfolio companies:

•	Beltone Electronics Corporation: In 1997, Messrs. Childs and Rudy led the acquisition of Beltone, a hearing instrument manufacturer and distributor in the United States, from Beltone’s founding family. Mr. Rudy as Chairman and Mr. Childs as a director recruited a new management team that implemented wide-ranging improvements in manufacturing productivity and systems and distribution capabilities. In 1999, Beltone acquired the hearing instrument business of Royal Phillips Electronics which gave Beltone an expanded international presence, greater access to technology and low-cost digital chip capabilities.

•	American Safety Razor Company: In 1999, Messrs. Childs, Suttin and Rudy led the acquisition of American Safety Razor Company, a leading manufacturer of private label shaving razors and blades. Prior to this acquisition, American Safety Razor Company was a public company. Messrs. Childs, Suttin and Rudy recruited a new management team which successfully introduced new products, grew international sales and acquired a complementary wet shaving business while disposing of two non-core businesses. Mr. Byrne led the introduction of lean management processes in 2002 which substantially reduced working capital requirements and increased free cash flow.

•	The Meow Mix Company: In 2002, Messrs. Childs, Suttin and Rudy led the acquisition of the Meow Mix brand of premium dry cat food, together with co-packing and transition services agreements, from the Purina Pet Care Company. Mr. Rudy served as an executive chairman of The Meow Mix Company and recruited a new management team that created a stand-alone company in less than four months, established a state-of-the-art manufacturing facility and introduced new products and line extensions.

•	Murray’s Discount Auto Sales. In 2003, as Chairman of Murray’s Discount Auto Stores, a Midwestern after market auto parts chain, Mr. Watts recruited a former colleague as chief executive officer. Mr. Watts and the chief executive officer led a significant turnaround in operating performance over a one year period by increasing same store sales through improved merchandising and product selection, opening 21 new stores, and significantly reducing infrastructure costs and increasing advertising productivity.

•	Esselte Ltd. In 2002, Messrs. Childs, Suttin and Byrne led the acquisition of Esselte, Ltd., a Swedish public company and a global manufacturer of office and craft products. Mr. Byrne, as Chairman, recruited a new chief executive officer who led the management team to implement lean manufacturing processes that substantially improved productivity and free cash flow and reduced manufacturing costs through the relocation of manufacturing facilities to Mexico and eastern Europe and the construction of a new manufacturing facility in China.

Advisory and Sourcing Expertise

In addition to the experience and contacts of our management team, we will have access to the resources of Sawaya Segalas and their senior professionals. Sawaya Segalas is a leading independent investment bank that provides financial and strategic advice on mergers and acquisition matters involving companies in the consumer sector. We believe that our sourcing of candidates will benefit from the network of relationships which Sawaya Segalas has developed over the course of undertaking advisory mandates for its clients and the previous experience of its managing directors and senior officers. We also believe that our affiliation with Sawaya Segalas augments our considerable sector expertise and insight into sector participants, strategies and trends. Furthermore, where appropriate, Sawaya Segalas’ senior officers will be available to offer us valuable advice on transaction structuring and other matters. Managing directors and senior officers of Sawaya Segalas will not be granted any other awards or incentives, such as a finder’s fee, by us for efforts in sourcing a target for our initial business combination. As of March 1, 2008, Sawaya Segalas employed 4 senior officers with an average of approximately 20 years of mergers and acquisitions, consulting and strategic advisory experience.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to a traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their equity interests in the target business for shares of our common stock or for a combination of shares of our common stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than a traditional initial public offering. In a traditional initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests than it would have as a privately-held company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial Position

With a trust account initially in the amount of approximately $189,900,000 (assuming no exercise of the underwriter’s over-allotment option), excluding the deferred underwriting discount, we offer a target business a variety of options such as providing the owners of a target business with shares of common stock in a public company and the ability to sell such shares publicly, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt. Because we are able to consummate our business combination using our cash, debt or equity, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third-party financing and there can be no assurance that it will be available to us on favorable terms, or at all.

Consummating a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the net proceeds after expenses of this offering and the sale of the private placement warrants, additional issuances of our equity and/or debt financing, or a combination of these as the consideration to be paid in our business combination. While substantially all of the net proceeds after expenses of this offering are allocated to consummating our business combination or for use as working capital for the business post-combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will not, at the time of their investment in us, be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we consummate our business combination with a target business using additional issuances of our equity and/or debt financing as the consideration to fund the business combination, any funds then held in the trust account will be used to undertake additional acquisitions or to fund the operations of the combined business. We may enter into a business combination with a target business that does not require significant additional capital but is seeking a public trading market for its equity and which wants to merge with a company that already is public in order to avoid the uncertainties associated with undertaking its own initial public offering. These uncertainties may include time delays, compliance and governance issues, significant expense, and the risk that market conditions will not be favorable for an offering at the time the offering is ready to be sold. Alternatively, we may seek to consummate our business combination with a target business that is financially unstable or in the development stage. If we combine with a financially unstable business or an entity in the development stage, including an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the business and operations of a financially unstable or development stage entity. We may seek to consummate our business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

None of our executive officers, directors, existing holders, or other affiliates or any representatives acting on our behalf has had any contact or discussions with any prospective target business regarding our business combination or has taken any direct or indirect measures to locate a specific target business or consummate our business combination.

Subject to the requirement that our business combination must be with a business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of such business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of any specific industry or target business with which we may ultimately consummate our business combination. Although our executive officers and directors will endeavor to assess the risks inherent in a particular target business with which we may ultimately consummate our business combination, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter or that the price of the business combination will reflect such risks. Furthermore, some of those risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We cannot assure you that we will identify, secure a definitive agreement, or consummate our business combination with one or more target businesses. In addition, no financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate our business combination for consideration in excess of our available assets at the time of the business combination.

Prior to consummation of our business combination, we will seek to have all vendors, providers of financing, if any, prospective target businesses and other entities with whom we execute agreements waive any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. However, we are not obligated to obtain a waiver from any contracted party. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our executive officers and directors first determine that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. We will seek to secure waivers that we believe are valid and enforceable, but it is possible that a waiver may later be found to be invalid or unenforceable. J.W. Childs has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us or by claims of a prospective target business for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a business combination with such target business. However, J.W. Childs will have no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties that would not be covered by the indemnity from J.W. Childs, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. We cannot assure you that J.W. Childs will be able to satisfy its indemnification obligations. The warrant agreement under which John W. Childs and our officers and directors (other than independent directors) or their affiliates have agreed to purchase warrants in the private placement includes an irrevocable waiver to any right, title, interest, or claim of any kind to monies held in the trust account.

Sources of Targets

Over the course of their careers, our management team has developed a broad network of contacts and corporate relationships that has served as an extremely useful source of investment opportunities. This network has been developed through (i) the reputation of our management team to successfully acquire and finance businesses; (ii) the reputation of our management team for integrity and fair dealing with sellers, financing sources and target management teams; and (iii) the experience of our management team in closing and financing transactions under varying economic and financial market conditions.

This network has provided our management team with a flow of referrals that have resulted in numerous transactions which were proprietary or where a very small group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us with an important source of investment opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment markets, private equity funds and large business enterprises seeking to divest non-core or under-performing brands or divisions.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to completion of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be remote. In no event will we pay our executive officers, directors or existing holders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of our business combination. In addition, none of our executive officers, directors or existing holders will receive any finder’s fee, consulting fees or any similar fees from any person or entity prior to or in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a Target and Structuring of a Business Combination

Subject to the requirement that our business combination must be with one or more businesses whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of such business combination, our executive officers and directors will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

We have not established any other specific attributes (financial or otherwise) of prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition, results of operations and cash flows;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the business and its products or services;

•	existing distribution and the potential for expansion;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry in which the target business operates;

•	costs associated with effecting the business combination;

•	industry leadership, sustainability of market share and attractiveness of the industry in which the target business operates; and

•	macro competitive dynamics in the industry within which the company competes.

These factors are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations, factors and criteria our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with management and employees, legal and accounting due diligence, inspection of facilities and calls with vendors and customers, as well as a review of financial and other information which will be made available to us.

We have not, nor has anyone on our behalf, contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not, nor have we engaged or retained any agent, to conduct any research or take any steps to identify, locate or contact any suitable acquisition candidate.

The time required to select and evaluate a target business and to structure and consummate the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our business combination is not ultimately consummated will result in our incurring losses and will reduce the funds we can use to consummate another business combination.

Fair Market Value of Target Business or Businesses

Our business combination must be with one or more target businesses having a fair market value, individually or collectively, that is at least equal to 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of such business combination. Accordingly, prior to 24 months (or up to 30 months, if our stockholders approve an extension) following the completion of this offering, we will seek to consummate our business combination with a business or businesses whose fair market value is equal to at least approximately

$151,920,000, assuming no exercise of the underwriter’s over-allotment option. The actual amount of the consideration which we will be able to pay for the business combination will depend on whether we choose, or are able, to pay a portion of the business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt or other equity financing. If we choose to consummate our business combination through a share-for-share exchange or to finance all or a portion of our business combination consideration by issuing additional shares of our common stock, such additional equity may be issued at a price below the then-current trading price for shares of our common stock, resulting in dilution of the equity interest of our then-current public stockholders. No financing arrangements have been entered into or are contemplated with any parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need to consummate our business combination for consideration in excess of our available assets at the time of such consummation.

In contrast to other companies with business plans similar to ours where the minimum fair market value of the target businesses for the business combination is based on 80% of the acquiror’s net assets, our minimum fair market value is based on 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of such business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for a business combination with us. The determination of net assets requires an acquiror to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquiror’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) for the minimum fair market value of the target business or businesses with which we may combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flows and book value and will include any debt of the target business or businesses that we assume, repay or refinance in connection with our business combination. Our executive officers and directors will consult with and engage such experts as they deem necessary and useful to evaluate the fair market value of the target business. Our board of directors will determine the fair market value of a target and whether a proposed business combination is in the best interests of the stockholders and, in making that determination, will do so in accordance with the requirements of the Delaware General Corporation Law and consistent with their fiduciary obligations in the context of a business combination. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the target if our board of directors independently determines that the target meets the threshold criterion unless one of our executive officers, directors or existing holders is affiliated with a target business. If our board of directors is not able to independently determine that the target has a sufficient fair market value to meet the threshold criterion or one of our executive officers, directors or existing holders is affiliated with that target, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the fair market value of that target. Any such opinion will be included in our proxy soliciting materials furnished to our stockholders in connection with our business combination. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if (i) our board of directors independently determines that the target has sufficient fair market value to meet the threshold criterion and (ii) none of our executive officers, directors and existing holders is affiliated with that target. If no opinion is obtained or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our business combination.

Issuance of Additional Debt or Equity

Depending on the valuation size of our target businesses, we may need to raise additional equity and/or debt financing to consummate our business combination. The mix of equity or debt would be dependent on the nature of the potential target business, including its historical and projected cash flow and its projected capital needs. It would also depend on general market conditions at the time, including prevailing interest rates and debt-to-equity coverage ratios. For example, capital intensive businesses usually require more equity and mature businesses with steady historical cash flow may sustain higher debt levels than growth companies.

We believe that it is typical for private equity firms and other financial buyers to use leverage to acquire businesses. Such debt is often in the form of both senior secured debt as well as subordinated debt, which may be available from a variety of sources. Banks and other financial institutions may provide senior or senior secured debt based on the target’s cash flows. Mezzanine debt funds or similar investment vehicles may provide additional funding on a basis that is subordinate to the senior or secured lenders. Such instruments typically carry higher interest rates and are often accompanied by additional equity, such as warrants. We cannot assure you that such financing would be available on favorable terms, or at all. The proposed funding for our business combination would be disclosed in the proxy statement relating to the required stockholder approval.

Lack of Business Diversification

Our business combination must be with one or more target businesses whose fair market value, individually or collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of such business combination. We expect to consummate only a single business combination, although to satisfy the 80% test, we may need to consummate a simultaneous combination with more than one business at the same time. At the time of our business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, in the proxy soliciting materials we distribute to our stockholders in connection with our business combination, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. Consummating our business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. Our attempt to consummate our business combination in this manner would increase the chance that we would be unable to successfully consummate our business combination in a timely manner. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes). Furthermore, the success of a business formed through the combination of smaller businesses will depend on our ability to integrate disparate organizations and achieve expected synergies. See “Risk Factors—Risks Relating to the Company and the Offering—Any attempt to consummate more than one transaction as our business combination will make it more difficult to consummate our business combination.”

Accordingly, while it is possible that we may attempt to consummate our business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to consummate business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our business combination;

•	cause us to depend on the marketing and sale of a single service or product or limited number of services or products; and

•	result in our dependency upon the performance of a single business.

If we consummate our business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions or to fund the operations of the combined business following our business combination. See “Risk Factors—Risks Relating to the Company and the Offering—We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.”

Limited Ability to Assess the Target’s Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of consummating our business combination, we cannot assure you that our assessment of the target’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company. Furthermore, the future role of our executive officers and directors, if any, in the target business cannot presently be stated with any certainty. Our current executive officers and directors will only be able to remain with us after the consummation of our business combination if they are able to negotiate mutually acceptable arrangements in connection with any such combination. While it is possible that one or more of our executive officers and directors will remain associated in some capacity with us following our business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our business combination. Moreover, we cannot assure you that our executive officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following our business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional personnel or that such personnel will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management. Although our current executive officers and directors may remain actively involved in our business after consummation of our business combination, our executive officers only will be able to remain with us if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If our current executive officers and directors choose to remain with us after our business combination, they will negotiate the terms of the business combination as well as the terms of their employment arrangements, and may have a conflict of interest in negotiating the terms of the business combination while, at the same time, negotiating terms of their employment arrangements.

Stockholder Approval of Our Business Combination

Prior to the consummation of our business combination, we will submit the proposed transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware law. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our by-laws, is a majority of our issued and outstanding common stock (whether or not held by our public stockholders). The AMEX recommends that stockholders receive notice of any stockholder meeting a minimum of 20 days prior to the meeting. Therefore, if shares of our common stock are listed on AMEX, we will mail the notice at least 23 days prior to the meeting date to allow time for mailing. If shares of our common stock are not listed on AMEX, we will abide by our by-laws and Delaware law, which require us to provide at least ten days’ written notice, measured from the certification date of the mailing, before the date of any stockholders meeting. We will conduct any vote on our business combination, whether by a stockholder meeting or written consent, in accordance with the SEC’s proxy rules and the requirements of our certificate of incorporation and by-laws. In addition, even if our stockholders vote in favor of a business combination, under the terms of our certificate of incorporation, we will not consummate a business combination if public stockholders owning 40% or more of the shares of our common stock that are included in the units being sold in this offering cumulatively vote against the business combination or an extension of the time period within which we must consummate our business combination and exercise their conversion rights. See “—Conversion Rights.” If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed business combination or if a majority of all our outstanding shares of common stock are not voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence, we will not proceed with such proposed business combination, but we may continue to seek other target businesses with which to consummate our business combination that meet the criteria set forth in this prospectus until the expiration of 24 months from completion of this offering (or 30 months if our stockholders approve an extension). In connection with seeking stockholder approval of our business combination, we will furnish our stockholders with proxy soliciting materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, our existing holders have agreed to vote the initial shares, either for or against our business combination, in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our existing holders have also agreed that they will not be eligible to exercise conversion rights with respect the initial shares. In addition, our existing holders have agreed that they will vote any shares that they purchase in the open market in or after this offering in favor of our business combination. As a result, existing holders who acquire shares in or after this offering must vote those shares in favor of the proposed business combination with respect to those shares, and will therefore not be eligible to exercise conversion rights for those shares if our business combination is approved by our public stockholders. We will proceed with the business combination only if (i) a majority of the shares of our common stock voted by the public stockholders are voted in favor of the business combination, (ii) public stockholders owning up to one share less than 40% of the shares of our common stock included in the units being sold in this offering vote against the proposed business combination and exercise their conversion rights and (iii) a majority of all of our outstanding shares of common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence. Voting against the business combination alone will not result in conversion of a public stockholder’s shares into a pro rata share of the trust account. To do so, a public stockholder must have also exercised the conversion rights described below.

After the consummation of our business combination, unless required by applicable Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to elect to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated provided that a public stockholder, together with any affiliate or any other person with whom he, she or it is acting in concert or as a “group” (within the meaning of section 13(d)(3) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 10% of the shares of common stock included in the units being sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him, her or its affiliates. We believe this restriction will prevent public stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempting to use their conversion rights as a means to force us or our management to purchase their stock at a significant premium to the then-current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares of common stock included in the units being sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if the shares are not purchased by us or our management at a premium to the then-current market price (or if management refuses to transfer to the public stockholder some of the shares). By limiting each public stockholder’s ability to convert only up to 10% of the shares of common stock included in the units being sold in this offering, we believe we have limited the ability of a small group of public stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the public stockholders’ ability to vote any or all of their shares against the proposed business combination. The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account, including accrued interest income (after taxes payable on such interest income and after release of up to $3,000,000 of interest income earned, subject to adjustment, after taxes payable, to fund working capital requirements), as of two business days prior to the consummation of the business combination, divided by the number of shares of common stock included in the units sold in this offering. Assuming no exercise of the underwriter’s over-allotment option, the initial per share conversion price would be approximately $9.85 before interest, or approximately $0.15 less than the per unit offering price of $10.00.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and no later than the business day immediately preceding the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and consummated. In addition, at our option, we may require that, no later than the business day immediately preceding the vote on the business combination, the eligible stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert the shares of our common stock held by such stockholder into a pro rata share of the trust account and confirming that the stockholder has held these shares since the record date for the stockholder meeting and will continue to hold them through the stockholder meeting and the closing of our business combination. We may also require eligible stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the business combination. The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Traditionally, in contrast to the requirement for physical or electronic delivery of shares of common stock prior to the stockholder meeting, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his, her or its conversion rights. If the business combination was approved, the company would contact such stockholder to arrange for delivery of his, her or its stock certificate to verify ownership. As a result, the stockholder had, in effect, an “option window” after the approval of the business combination during which the stockholder could monitor the price of our common stock in the market. If the price rose above the conversion value, the stockholder could sell his, her or its shares in the open market instead of actually delivering shares to us for cancellation in consideration for the conversion value. Thus, we would not have any ability to enforce the exercise of conversion rights effected at the time the business combination was approved, and the conversion rights would eventually be continuing rights surviving beyond the approval of the business combination until the converting holder delivered the stock certificate for conversion at the conversion value. The requirement for physical or electronic delivery of shares of common stock prior to the stockholder meeting serves two purposes. First, it ensures that a stockholder’s election to exercise his, her or its conversion rights is irrevocable once the business combination is approved. Second, it ensures that we know the amount of proceeds that we will be able to use to consummate the business combination prior to the consummation of the business combination.

The proxy soliciting materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, stockholders will have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver their shares if they elect to exercise their conversion rights. This time period varies depending on the specific facts of each transaction. However, because the delivery process is within the stockholder’s control and, so long as the stockholder holds the securities in “street name” through a broker-dealer (rather than holding physical certificates registered in the stockholder’s name) and delivers those securities electronically, we believe that delivery can usually be accomplished by the stockholder in a relatively short time period simply by contacting the transfer agent or tendering broker and requesting delivery of the shares through the DWAC System and that this time period is sufficient for investors generally. However, because we do not have any control over the delivery process, it may take significantly longer than we anticipate and stockholders may not be able to exercise their conversion rights in time. In particular, delivery of physical certificates usually takes considerably longer than electronic delivery. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the

AMEX’s proxy notification recommendations, the stockholders receive the proxy soliciting materials at least 20 days prior to the meeting.

In the event a stockholder tenders his shares and decides no later than the business day immediately preceding the stockholder meeting that he does not want to convert his shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares no later than the business day immediately preceding the stockholder meeting as the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process.

The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. In the event that it takes longer than anticipated to obtain a physical certificate, public stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares. If a stockholder votes against the business combination but fails to properly exercise his conversion rights, such stockholder will not have his shares of common stock converted to a pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders who properly elect conversion will be distributed promptly after consummation of our business combination. Public stockholders who convert their shares of our common stock into their share of the trust account will still have the right to exercise any warrants that they received as part of the units. We will not consummate our proposed business combination if public stockholders owning 40% or more of the shares of common stock included in the units being sold in this offering cumulatively vote against the business combination or an extension of the time period within which we must consummate our business combination and exercise their conversion rights. We will not propose to our stockholders any transaction that is conditioned on holders of one share less than 40% of the shares of common stock included in the units being sold in this offering exercising their conversion rights.

If a vote on our business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months (or up to 30 months, if our stockholders approve an extension) from the completion of this offering. If the business combination is not approved or consummated for any reason, then public stockholders voting against our business combination who exercised their conversion rights would not be entitled to convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that they vote against the business combination and exercise their conversion rights and the business combination they voted against was duly approved and subsequently consummated, or in connection with our liquidation, whether or not they have previously delivered their shares for conversion without any further action on their part.

We will not consummate our proposed business combination if public stockholders owning 40% or more of the shares that are included in the units being sold in this offering both vote against the proposed business combination and exercise their conversion rights. We intend to structure and consummate any potential business combination in a manner such that public stockholders holding up to in the aggregate one share less than 40% of the shares of common stock included in the units being sold in this offering voting against our business combination could convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward. As a result, we will be able to consummate a business combination even in the face of strong stockholder dissent. Furthermore, the ability to consummate a transaction despite stockholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking stockholder protections consistent with other similar offerings. However, we believe the benefit of approving a transaction with a large majority outweighs these potential negatives.

Assuming no exercise of the underwriter’s over-allotment option, the initial conversion price will be approximately $9.85 per share. As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if No Business Combination

Our certificate of incorporation provides that we will continue in existence only until          , 2010 (or          , 2011, if our stockholders approve an extension). This provision may not be amended except in connection with the consummation of our business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of liquidating and winding up our affairs pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence has ended, with any franchise tax due or assessable by the State of Delaware. We view this provision terminating our corporate life as an obligation to our stockholders, and our executive officers and directors have agreed that they will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our business combination.

If we are unable to complete our business combination within 24 months (or up to 30 months, if our stockholders approve an extension) after the completion of this offering, as soon as practicable thereafter, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claim and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claim(s), setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We will seek to have all vendors, providers of financing, if any, prospective target businesses and any other entities with whom we execute agreements waive any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that such vendors, providers of financing, prospective target businesses and other entities will execute such agreements, nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per share distribution from the trust account could be less than approximately $9.85 (or approximately $9.82 if the underwriter’s over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective shares of our common stock, an aggregate sum equal to the amount in the trust account, inclusive of any interest income, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We will notify the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our existing holders have waived their rights to participate in any liquidating distribution with respect to their initial shares. There will be no distribution from the trust account with respect to the initial warrants, the private placement warrants and the warrants included in the units being sold in this offering, which will expire worthless.

We will pay the costs of liquidation from our remaining assets outside of the trust account, including from amounts earned from interest income. If such funds are insufficient, we may request up to $125,000 of income earned on the trust account from the trustee to pay for liquidation costs and expenses.

If we were unable to consummate our business combination and have expended all of the net proceeds of this offering and the proceeds from the sale of the private placement warrants,

other than the proceeds deposited in the trust account, and without taking into account interest income, if any (and after taxes payable on such interest income and release of up to $3,000,000 of interest income, subject to adjustment, after taxes payable, available to us to fund working capital requirements), earned on the trust account, the per share liquidation price would be approximately $9.85, plus interest, or approximately $0.15 less than the per unit offering price of $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which will be prior to the claims of our public stockholders. If we are unable to consummate our business combination and are required to liquidate, J.W. Childs has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by claims of vendors, service providers or other entities that are owed money by us for services rendered or contracted for or products sold to us or by claims of a prospective target business for fees and expenses of third parties that we agree in writing to pay in the event we do not consummate a business combination with such target business. However, J.W. Childs will have no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (2) as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties that would not be covered by the indemnity from J.W. Childs, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on representations made to us by J.W. Childs, we believe that it is capable of funding a shortfall in our trust account to satisfy its foreseeable indemnification obligations. However, we have not asked J.W. Childs to reserve for such an eventuality. We cannot assure you that J.W. Childs will be able to satisfy its indemnification obligations or that the proceeds in the trust account will not be reduced by such claims. In the event that the proceeds in the trust account are reduced and J.W. Childs asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against J.W. Childs to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against J.W. Childs to enforce its indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual per share liquidation price will not be less than approximately $9.85 (assuming no exercise of the underwriter’s over-allotment option).

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to make liquidation distributions to our public stockholders that they might otherwise receive.

We expect that our total costs and expenses associated with the implementing and completing our liquidation will not exceed $125,000. This amount includes all costs and expenses related to our winding-up and liquidation. We believe that there should be sufficient funds available to us as working capital to fund the liquidation expenses from the proceeds not held in the trust account, plus interest income earned, after taxes payable, on the trust account, although we cannot give you any assurance that such funds will, in fact, be sufficient for such purposes. If such funds are insufficient, we may request from the trustee up to $125,000 of income earned on the trust account to pay for liquidation costs and expenses.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after          , 2010, (or          , 2011, if our stockholders approve an extension) this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing themselves and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and liquidation or if the stockholders seek to convert their respective shares of common stock into cash upon a business combination which the stockholder voted against and which is actually consummated by us. In no other circumstances shall a public stockholder have any right or interest of any kind to or in the trust account.

Conflicts of Interest

For a discussion of conflicts of interest, please see the section entitled “Management—Conflicts of Interest.”

Certificate of Incorporation

Our certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend certain provisions of our certificate of incorporation. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the certificate would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of those provisions.

Neither we nor our board of directors will propose any amendment to those provisions, or support, endorse or recommend any proposal that stockholders amend any of those provisions at any time prior to the consummation of our business combination (subject to any fiduciary duty our executive officers or directors may have). In addition, we believe we have an obligation in every case to structure our business combination so that up to 40% of the shares of common stock (minus one share) included in the units sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights (subject to the limitations described under “—Conversion Rights”) and that, despite such conversions, the business combination may still proceed.

Pursuant to our certificate of incorporation, our corporate existence will cease 24 months (or up to 30 months, if our stockholders approve an extension) after the completion of this offering except for the purposes of winding up our affairs and we will liquidate. However, if we consummate our business combination within this time period, in connection with the stockholder vote to approve our business combination, we will ask our stockholders to amend this provision to allow for our perpetual existence following such business combination.

Competition

In identifying, evaluating, and selecting a target business for our business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and consummating business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. In addition:

•	the requirement that we obtain stockholder approval of a business combination may delay or prevent the consummation of our business combination within the required 24-month (or up to 30 months, if our stockholders approve an extension) time period;

•	the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the U.S. federal securities laws, which proxy statement will be required to be submitted to and reviewed by the SEC, in connection with our business combination may delay or prevent the consummation of a transaction;

•	the requirement that we prepare audited and perhaps interim unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with our business combination may delay or prevent the consummation of a transaction;

•	any conversion of common stock held by our public stockholders into cash will reduce the resources available to us to fund our business combination;

•	the existence of all of our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire one or more businesses that have a fair market value, individually or collectively, at least equal to 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of the business combination (i) could require us to acquire several closely related businesses or portions thereof at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which would make it more difficult to consummate our business combination and (ii) together with our ability to proceed with a business combination if public stockholders owning up to one share less than 40% of the shares of common stock included in the units being sold in this offering both vote against our business combination and exercise their conversion rights, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our business combination. Our executive officers and directors believe, however, that a privately held target business may view our status as a well-financed public entity as offering advantages over other entities that have a business objective similar to ours.

Facilities

We currently maintain our executive offices at 111 Huntington Avenue, Suite 2900, Boston, Massachusetts 02199. The cost for this space is included in the $10,000 per month fee. J.W. Childs will charge us for general and administrative services commencing on the effective date of this offering pursuant to a services agreement. The agreement provides for a term of up to two years, commencing on the effective date of this offering, until the earlier of the consummation of our business combination and our liquidation. We believe that based on rents and fees for similar services in Boston, the fee which will be charged by J.W. Childs is at least as favorable as we could have obtained from an unaffiliated party. We consider our existing office space adequate for our current operations.

Employees

We currently have six executive officers. Although our executive officers are not obligated to contribute any specific number of hours per week to our business, following this offering, we anticipate that our executive officers will devote a portion of their working time to our business. As noted earlier, each of our executive officers is affiliated with J.W. Childs, and the amount of time each of them will devote to us in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We do not intend to have any employees prior to the consummation of our business combination.

Periodic Reporting and Financial Information

We have registered the units being sold in this offering under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain unaudited financial statements.

We will not acquire our initial target business if we cannot obtain current audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy soliciting materials sent to stockholders for the purpose of seeking stockholder approval of our business combination. Our executive officers and directors believe that the need for target businesses to have, or be able to obtain, three years of audited financial statements may limit the pool of potential target businesses available for our business combination.

We will be required to comply with the internal control over financial reporting requirement of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. A target business may not have adequate internal control over financial reporting to allow us to comply with our Sarbanes-Oxley Act requirements. The process to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete our business combination. Furthermore, weak internal controls of a target business may affect the reliability of our financial statements and our ability to meet our reporting obligations, which could materially and adversely affect us.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our executive officers or directors.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of	Terms Under a
	Our Offering	Rule 419 Offering

Escrow of offering proceeds	$196,900,000 of the net proceeds from this offering and the proceeds from the sale of the private placement warrants will be deposited in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $190,200,000 from the net proceeds of this offering and the sale of the private placement warrants and $7,000,000 of proceeds attributable to the deferred underwriting discount, less $300,000 of proceeds not held in the trust account.	$167,000,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker dealer in which the broker dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $196,900,000 of net proceeds from this offering and the proceeds from the sale of the private placement warrants held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting conditions under Rule 2a-7 promulgated under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Stockholder right to receive interest income earned from funds held in the trust account	Interest income earned on funds held in the trust account (after taxes payable on such interest income, after release of up to $3,000,000 of	Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with

	Terms of	Terms Under a
	Our Offering	Rule 419 Offering

	interest income earned, subject to adjustment, after taxes payable, to fund working capital requirements and after release of up to $125,000 to pay for liquidation costs and expenses) will be held in the trust account for use in consummating our business combination or released to investors upon exercise of their conversion rights or upon liquidation.	Rule 419. Proceeds held in the escrow account would not be released until the earlier of the consummation of our business combination or the failure to consummate our business combination within the allotted time. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the blank check company, interest or dividends earned on such funds up to the date of release may be released to the blank check company.

Limitation on fair value or net assets of target business

	The target for our business combination must have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discount, taxes payable and amounts disbursed to us for working capital purposes) at the time of such business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units being sold in this offering will begin trading on or promptly after the date of this prospectus. The common stock and warrants included in the units will begin trading separately five business days following the earlier to occur of termination of the underwriter’s over- allotment option and the exercise of such option in full, subject to our having filed the current report on Form 8-K with the SEC described below and having issued a press release

No trading of the units or the underlying common stock and warrants would be permitted until the consummation of an acquisition.

During this period, the securities would be held in escrow or the trust account.

	Terms of	Terms Under a
	Our Offering	Rule 419 Offering

announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the net proceeds of this offering, including net proceeds from the underwriter’s exercise of their over-allotment option if any portion of such option has then been exercised, and the proceeds from the sale of the private placement warrants. We will file this Form 8-K promptly after the closing of this offering. If any portion of the over-allotment option is exercised by the underwriter following the initial filing of such Form 8-K, an additional current report on Form 8-K will be filed that includes a balance sheet reflecting our receipt of the net proceeds from the underwriter’s exercise of their over-allotment option.

Exercise of the warrants

	The warrants included in the units being sold in this offering and the private placement warrants cannot be exercised until the later of the consummation of our business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect and a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of an acquisition, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of	Terms Under a
	Our Offering	Rule 419 Offering

Election to remain an investor	Stockholders will have the opportunity to vote on the business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. If our shares are listed on AMEX, the meeting to vote on the business combination will take place not less than 23 days after mailing the proxy statement. If our shares are not listed on AMEX, the meeting to vote on the business combination will take place not less than 10 days after the certification date of mailing the proxy statement. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, including accrued interest (after taxes payable on such interest income and after release of up to $3,000,000 of interest income, subject to adjustment, after taxes payable, to fund working capital requirements). However, a stockholder who does not follow these procedures or a stockholder who does not take any action, including abstaining from the vote, would not be entitled to the return of any funds from the trust account. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed business combination (or if holders of 40% or more of the shares of common stock included in the units being sold in this offering both vote against the business combination and exercise their conversion rights, or if a majority of our outstanding shares of	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post effective amendment to the company’s registration statement, to decide if he, she, or it elects to remain a stockholder of the company or require the return of his, her, or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of	Terms Under a
	Our Offering	Rule 419 Offering

common stock are not voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence) but 24 months (or up to 30 months if our stockholders approve an extension) have not yet passed since the completion of this offering, we may seek other target businesses that meet the criteria set forth in this prospectus with which to consummate our business combination. If at the end of such 24-month period (or up to 30- month period, if our stockholders approve an extension) we have not obtained stockholder approval for an alternate business combination, we will liquidate and promptly distribute the proceeds of the trust account, including accrued interest (after taxes payable on such interest income, after release of up to $3,000,000 of interest income, subject to adjustment, after taxes payable, to fund working capital requirements and after release of up to $125,000 to pay for liquidation costs and expenses).

Business combination deadline

Pursuant to our certificate of incorporation, our corporate existence will cease 24 months (or up to 30 months, if our stockholders approve an extension) after the completion of this offering except for the purposes of winding up our affairs and we will liquidate. However, if we complete our business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If an acquisition has not been consummated within 18 months after the effective date of the blank check company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of	Terms Under a
	Our Offering	Rule 419 Offering

If we are unable to consummate a business combination within 24 months (or up to 30 months, if our stockholders approve an extension) of the completion of this offering, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest income earned on the trust account not used to cover liquidation expenses, after income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.

Release of funds held in the trust account

Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income earned, after taxes payable, of up to $3,000,000 on the balance in the trust account, subject to adjustment, released to us to fund our working capital requirements and up to $125,000 released to us to pay for liquidation costs and expenses, the proceeds held in the trust account will not be released to us until the earlier of the completion of our business combination or the failure to complete our business combination within the allotted time.

The proceeds held in the escrow account are not released until the earlier of the consummation of an acquisition or the failure to consummate our business combination within the allotted time. Liquidation will require stockholder approval of a plan of liquidation approved by the blank check Company’s board of directors prior to releasing the proceeds held in the escrow account. However, since all securities are required to be held in the escrow or trust account, liquidation will not require solicitation of public stockholders or compliance with the SEC proxy rules. In the event an acquisition is not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Our executive officers and directors, their ages and positions are as follows:

Name	Age	Position

John W. Childs	66	Chairman
Fuad Sawaya	46	Vice Chairman and Executive Vice President
William E. Watts	55	Vice Chairman and Executive Vice President
Adam L. Suttin	40	President and Chief Executive Officer
David A. Fiorentino	31	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Raymond B. Rudy	76	Executive Vice President
Arthur P. Byrne	62	Executive Vice President
[ ]	[ ]	Director
[ ]	[ ]	Director
[ ]	[ ]	Director
[ ]	[ ]	Director

John W. Childs is the Chairman of our Board.  Mr. Childs has been Chairman and Chief Executive Officer of J.W. Childs since 1995. From 1991 to 1995 Mr. Childs was Senior Managing Director of the Thomas H. Lee Company and from 1987 to 1990 was a Managing Director of Thomas H. Lee Company. Prior to 1987, Mr. Childs was associated with the Prudential Insurance Company of America for 17 years where he held various executive positions in the investment area, ultimately serving as Senior Managing Director in charge of the Capital Markets Group where he was responsible for Prudential’s approximately $77 billion fixed income portfolio, including all the Capital Markets Group’s investments in leveraged acquisitions. He is currently a director of Advantage Sales and Marketing, Inc., Sunny Delight Beverages Co., Esselte Ltd., Mattress Firm, CHG Healthcare Services, Inc. and Simcon, Inc. Mr. Childs graduated from Yale University with a B.A. degree and from Columbia University with an M.B.A. degree.

Fuad Sawaya is the Vice Chairman of our Board and our Executive Vice President. Mr. Sawaya is the Co-Founder and President of Sawaya Segalas. Prior to co-founding Sawaya Segalas in 2001, Mr. Sawaya was a Managing Director and Group Head of the Middle Market Consumer Products Group at J.P. Morgan & Co. From 1986 to 2000, Mr. Sawaya held various positions at PaineWebber, Inc., first in the Mergers & Acquisitions department and later in its Consumer Products Investment Banking Group, which he ran in the late 1990s. During his 21 year investment banking career, Mr. Sawaya has handled many transactions involving clients in the consumer sector and well-known brands such as Snapple Beverage Corp., Orange Glo International, CNS, Inc., Armor All Products, Prestone Products and SoBe Beverages, among others. In addition, Mr. Sawaya has been involved with transactions involving companies in the retailing, distribution and marketing services industries such as Advantage Sales & Marketing, Randall’s Supermarkets and FoxMeyer Drug Company. Mr. Sawaya graduated from the American University of Beirut with a B.S. degree in Civil Engineering and from the Columbia University Graduate School of Business with an M.B.A. degree.

William E. Watts is the Vice Chairman of our Board and Executive Vice President. Mr. Watts has been an Operating Partner of J.W. Childs since June 2001. From 1991 to 2001, he was President and Chief Executive Officer of General Nutrition Companies. Prior to being named President and Chief Executive Officer in 1991, Mr. Watts held the positions of President and Chief Operating Officer of General Nutrition, President and Chief Operating Officer of General Nutrition Center, Senior Vice President of Retailing and Vice President of Retail Operations. Mr. Watts currently serves as Chairman of the Board of Fitness Quest, Inc., Mattress Firm, EmployBridge, Inc. and JA Apparel Corp. (Joseph Abboud) and is a Director of

Brookstone, Inc. Mr. Watts graduated from the State University of New York at Buffalo with a B.A. degree.

Adam L. Suttin is our President and Chief Executive Officer. Mr. Suttin co-founded J.W. Childs in 1995 and is a Partner of the firm. From 1989 to 1995 Mr. Suttin was an investment professional at Thomas H. Lee Company. He is currently a Director of Advantage Sales and Marketing, Inc., Brookstone, Inc., Coldmatic Products International LLC, Sunny Delight Beverages Co., Esselte Ltd., JA Apparel Corp. (Joseph Abboud), Mattress Firm and The NutraSweet Company. Mr. Suttin graduated from the Wharton School of the University of Pennsylvania with a B.S. degree and from the Moore School of Engineering of the University of Pennsylvania with a Bachelor of Applied Science degree.

David A. Fiorentino is our Executive Vice President and Chief Financial Officer, Treasurer and Secretary. Mr. Fiorentino is a Principal of J.W. Childs. He joined the firm in 2000 after working previously in the investment banking division of Morgan Stanley from 1998 to 2000. He is currently a Director of CHG Healthcare Services, Inc., EmployBridge, Inc., W/S Packaging Group, Inc., Fitness Quest, Inc., Mattress Firm, JA Apparel Corp. (Joseph Abboud) and Esselte Ltd.. Mr. Fiorentino graduated from Amherst College with a B.A. degree and from Harvard Business School with an M.B.A. degree.

Raymond B. Rudy is our Executive Vice President.  Mr. Rudy has been an Operating Partner of J.W. Childs since July 1995. From 1992 until its sale in 1994 he was Deputy Chairman of Snapple Beverage Corp. From 1987 to 1989, Mr. Rudy was President of the Best Foods Affiliates of CPC International. From 1984 to 1986, Mr. Rudy was Chairman, President and CEO of Arnold Foods Company, a leveraged buyout, led by Clayton, Dubilier & Rice. From 1979 to 1984, Mr. Rudy was President of Oroweat Foods Company, a subsidiary of Continental Grain Company. From 1963 to 1979, Mr. Rudy served in various executive positions at General Foods Corporation, including Group Vice President for diversified operations (1973 to 1976) and international development (1976 to 1979). Mr. Rudy is Chairman of the Board of Sunny Delight Beverages Co. and is a Director of Advantage Sales and Marketing, Inc. Mr. Rudy graduated from UCLA with a B.S. degree and from Xavier University with an M.B.A. degree.

Arthur P. Byrne is our Executive Vice President.  Mr. Byrne has been an Operating Partner of J.W. Childs since August 2002. From 1991 until 2002 he was Chairman, President and CEO of The Wiremold Company From 1985 until 1991, Mr. Byrne was a Group Executive with the Danaher Corporation. Prior to joining Danaher, Mr. Byrne held various positions with the General Electric Company including General Manager of its Nickel Cadmium Battery Operations and its High Intensity and Quartz Lamp Department. Mr. Byrne is currently Chairman of the Board of WS Packaging Group, Inc., Coldmatic Products International LLC, MAAX and Esselte Ltd. Mr. Byrne graduated from Boston College with a B.S. degree and from Babson College with an M.B.A. degree.

Number and Terms of Directors

Our board of directors has seven directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of           and           will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of           and           will expire at the second annual meeting. The term of office of the third class of directors, consisting of          ,           and          ,will expire at the third annual meeting.

Our directors will play a key role in identifying and evaluating prospective target businesses, selecting the target business, and structuring, negotiating and consummating its combination with us. None of our directors has been a principal of or affiliated with a public blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity.

Director Independence

The AMEX listing standards require that a majority of our board of directors be independent. Our board of directors has determined that          ,          ,           and           are “independent directors” as defined in the AMEX listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present. In addition, the independent directors will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the independent directors will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The independent directors’ approval will be required for any affiliated party transaction.

Committees of the Board of Directors

Audit Committee

Our board of directors has an audit committee that reports to the board of directors.          ,           and           serve as members of our audit committee. Under the AMEX listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent, subject to the exception described below.           and           are independent. Because we expect to list our securities on the AMEX in connection with our initial public offering, we have one year to have our audit committee be comprised solely of independent members. When we have identified one additional independent director, as we intend to do, he or she will serve on the audit committee, and will resign from the committee.

           serves as the Chairman of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that           qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee is responsible for:

•	meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•	reviewing and approving all payments made to our existing holders, executive officers or directors and their respective affiliates, other than a payment of an aggregate of $10,000 per month to J.W. Childs for office space and administrative services. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nomination of Director Candidates

The American Stock Exchange requires that nominees for election to our board must be either selected, or recommended for our full board’s selection, by either a nominating committee comprised solely of our independent directors or by a majority of our independent directors. In addition, the American Stock Exchange requires that we adopt a formal written charter or resolution of our board, as applicable, addressing the director nomination process.

We have not established a nominating committee or adopted a nominating committee charter. A majority of our independent directors shall select, or recommend to our full board for selection, all nominees for election to our board. Our independent directors will recruit, review and nominate candidates for election to our board, review candidates for election to our board proposed by our stockholders and conduct appropriate inquiries into the background and qualifications of any such candidates. Our board has adopted resolutions addressing the role of our independent directors in the director nomination process and our policy with regards to the consideration of director candidates proposed by our stockholders. Candidates for election to our board will be reviewed by our independent directors in the context of the current composition of our board, our current operating requirements and the long-term interests of our stockholders. In conducting this assessment, our independent directors will consider and evaluate each candidate for election to our board based upon an assessment of the following criteria:

•	Whether the candidate is independent pursuant to the requirements of the American Stock Exchange;

•	Whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

•	Whether the candidate has the ability to read and understand basic financial statements, and, if applicable, whether the candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the SEC;

•	Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

•	Whether the candidate has knowledge of our company and issues affecting us;

•	Whether the candidate is committed to enhancing stockholder value;

•	Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

•	Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;

•	Whether the candidate would be willing to commit the required hours necessary to discharge the duties of board membership;

•	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest; and

•	Whether the candidate is able to develop a good working relationship with other board members and contribute to our board’s working relationship with our senior management.

Executive Officer and Director Compensation

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors or existing holders, or any of their respective affiliates (except as otherwise set forth in this prospectus), for services rendered prior to or in connection with our business combination. However, our executive officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as attending board of directors meetings, participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and proceeds properly withdrawable from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our business combination.

In addition, our current executive officers and directors may or may not remain with us following our business combination, depending on the type of business acquired and the industry in which the target business operates. If they do remain with us in a management role following our business combination, we may enter into employment or other compensation arrangements with them following our business combination, the terms of which have not yet been determined. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our business combination.

Code of Ethics and Committee Charters

We have adopted a Code of Ethics that applies to our officers, directors and employees. We have filed a copy of our Code of Ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a current report on Form 8-K.

Conflicts of Interest

You should be aware of the following potential conflicts of interest:

•	Our executive officers and directors are not required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	To the extent any of our executive officers or directors identifies an opportunity for a potential business combination equally suitable for us and another entity to which such person has a fiduciary duty or pre-existing contractual obligation to present such opportunity, such executive officer or director will first present such opportunity to such other entity or entities, and he or she will only present such opportunity to us to the extent such other entity or entities first reject or are unable to pursue such opportunity.

•	Sawaya Segalas engages in a wide range of financial advisory activities for a variety of clients, including institutions, companies and individuals. Sawaya Segalas has no fiduciary obligations to us. Therefore, it has no obligation to present business combination opportunities to us and will only do so if it believes it will not violate its other contractual or fiduciary obligations. Accordingly, there may be situations in which Sawaya Segalas has an obligation or an interest that actually or potentially conflicts with our interests.

•	Mr. Sawaya is not independent from Sawaya Segalas, has other responsibilities (including advisory responsibilities) within Sawaya Segalas and has an economic interest in the success of Sawaya Segalas separate and apart from his economic interest in us. Mr. Sawaya will continue to work for and receive compensation relating to advisory activities at Sawaya Segalas notwithstanding his association with us.

•	Clients of Sawaya Segalas’ advisory business may compete with us for acquisition opportunities meeting our investment objectives. If Sawaya Segalas is engaged to act for any such clients, we may be precluded from pursuing such opportunities.

•	Sawaya Segalas’ advisory business may also be engaged to advise the seller of an entity, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the entity, business or asset. If we are permitted to pursue the opportunity, the interests of Sawaya Segalas or its obligation to the seller will diverge from our interests. Accordingly, in any such case, we expect that Mr. Sawaya would not participate in any deliberations with respect to such potential acquisitions.

•	Our independent directors may have fiduciary duties or pre-existing contractual obligations or advisory arrangements that prevent them from presenting otherwise suitable target businesses to us or that otherwise raise potential conflicts of interest with us. Our independent directors are under no obligation to present to us opportunities for a potential business combination of which they become aware, unless the particular opportunity was expressly offered to the independent director solely in his capacity as one of our directors.

•	Approximately $5,025,000 of the investment in us of our sponsor and certain of our officers and directors will be lost if we do not consummate a business combination prior to , 2010, (or , 2011, if our stockholders approve an extension). This amount is comprised of consideration paid by it for the initial securities and the private placement warrants. These amounts are in addition to claims made against the trust account by creditors who have not executed waivers of claims.

•	Unless we consummate our business combination, our sponsor, executive officers and directors and J.W. Childs and its employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. These amounts were calculated based on management’s estimates of the funds needed to finance our operations for 24 months (or up to 30 months, if our stockholders approve an extension) and to pay expenses in identifying and consummating our business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of a business combination that is not consummated. Our executive officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interest of our executive officers and directors could influence our executive officers’ and directors’ motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in our stockholders’ best interest. Specifically, our executive officers and directors may tend to favor potential business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves.

•	Our executive officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such executive officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

J.W. Childs is a private equity firm based in Boston, Massachusetts specializing in leveraged buyouts and recapitalizations of middle market growth companies. Since its founding in 1995, J.W. Childs has sponsored three equity capital funds:

•	J.W. Childs Equity Partners, L.P. was formed in 1995 with aggregate committed capital of $463 million. This fund invested in ten companies, all of which investments have been realized.

•	J.W. Childs Equity Partners II, L.P. was formed in 1998, with aggregate committed capital of $1.1 billion. This fund invested in 12 companies. All of these investments, other than investments in The NutraSweet Company, a manufacturer of high intensity sweeteners, InSight Health Services Corp., a provider of diagnostic imaging and information treatment and related management services, and Simcon, Inc., a flight training company, have been realized.

•	J.W. Childs Equity Partners III, L.P. was formed in 2002 with aggregate committed capital of $1.9 billion. This fund invested in 18 companies. Six of these investments have been fully realized leaving this fund with investments in Advantage Sales and Marketing, Inc., a sales and marketing agency; Brookstone, Inc., a specialty retailer and product development company; CHG Healthcare Services, Inc., a healthcare staffing company; Coldmatic Products International LLC, a manufacturer of commercial refrigeration and food service equipment; Esselte Ltd., a manufacturer of filing and workspace documents; EmployBridge, Inc., a provider of specialty staffing services; Fitness Quest, Inc., a distributor of home fitness and related products; JA Apparel Corp. (Joseph Abboud), a men’s apparel company; MAAX, a manufacturer and distributor of bathroom fixtures; Mattress Firm, a bedding retailer; Sunny Delight Beverages Co., a producer of juice beverages; and WS Packaging Group, Inc., a manufacturer of pressure sensitive labels.

Under the terms of the partnership agreement of these funds, no further investments may be made by these funds other than investments in the existing portfolio companies listed above. Our directors and officers are also directors and in some cases officers of the general partners of these funds and the portfolio companies listed above and therefore owe fiduciary duties to these funds and each of these companies.

Our certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors or in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently or in the future in respect of J.W. Childs as a general partner of J.W. Childs Equity Partners II, L.P. and J.W. Childs Equity Partners III, L.P. or any companies in which J.W. Childs Equity Partners II, L.P. or J.W. Childs Equity Partners III, L.P. have invested or any other fiduciary duties or contractual obligations they may have as of the date of this prospectus. Accordingly, business opportunities that may be attractive to the remaining J.W. Childs portfolio companies listed above will not be presented to us unless the portfolio company has declined to accept such opportunities.

We have agreed not to consummate a business combination with an entity which is affiliated with our existing stockholders, executive officers, directors or J.W. Childs, including an entity that is a portfolio company of J.W. Childs Equity Partners II, L.P. or J.W. Childs Equity Partners III, L.P., unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and any such transaction must be approved by a majority of our directors who do not have an interest in such a transaction, which will be comprised of independent directors. We currently do not anticipate entering into a business combination with an entity affiliated with J.W. Childs or our directors.

In connection with the vote required for any business combination, our existing holders have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, if any, with respect to our business combination in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders and have also agreed to waive the conversion rights associated with such shares. Our existing holders also have agreed that if they acquire shares of common stock (including shares of common stock purchased pursuant to the purchase commitment) in or following the completion of this offering they will vote all such acquired shares in favor of our business combination and that they will vote all shares owned by them in favor of amending our certificate of incorporation to provide for our perpetual existence. In addition, our existing holders have agreed to waive their right to participate in any liquidation distribution with respect to the initial shares. Our existing holders will not have conversion rights with respect to any shares acquired in or following the completion of this offering.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors to the fullest extent permitted by Delaware law.

We will enter into agreements with our officers and independent directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation. Prior to our business combination, our obligations under these agreements will be guaranteed by J.W. Childs, which is an affiliate of our sponsor. We believe that these provisions and agreements are necessary to attract qualified officers and directors. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering by the persons listed in the following table), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the initial warrants or the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

As Adjusted for this Offering
			No Exercise of		Full Exercise of
			Over-allotment Option		Over-allotment Option
		Percentage		Percentage		Percentage
	Number of	of		of		of
	Shares	Outstanding		Outstanding		Outstanding
	before this	Common	Number of	Common	Number of	Common
Name of Beneficial Owners (1)(2)	Offering	Stock	Shares	Stock (3)	Shares	Stock (3)

JWC Acquisition, LLC (4)	5,750,000	100%	5,000,000	20%	5,750,000	20%

John W. Childs (4)	5,750,000	100%	5,000,000	20%	5,750,000	20%

Fuad Sawaya (4)

William E. Watts (4)

Adam L. Suttin (4)

David A. Fiorentino (4)

Raymond B. Rudy (4)

Arthur P. Byrne (4)

(5)

(5)

(5)

(5)

All directors and officers as a group (persons)		%		20%		20%

(1)	Unless otherwise noted, the business address of each of the following is 111 Huntington Avenue, Suite 2900, Boston Massachusetts 02199.

(2)	We intend to invite four other individuals to join our board as independent directors.

(3)	Assumes no exercise of any warrants included in the units.

(4)	These shares represent one hundred percent of our shares of common stock held by our sponsor. Each of Messrs. Childs, Watts, Suttin, Fiorentino, Rudy and Byrne is a member of JWC Manager, LLC, the managing member of JWC Acquisition, LLC. Mr. Sawaya is a member of a limited liability company that is a member of JWC Acquisition, LLC. Mr. Childs may be deemed to be the beneficial owner of all of the shares of our outstanding common stock held by JWC Acquisition, LLC but disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(5)	For each of , these shares vest on the consummation of the business combination, provided that he is still affiliated with us or our sponsor as an employee, officer or director, or such affiliation has been terminated without cause or as a result of the death or disability. In the event such director is not affiliated with us or our sponsor prior to the business combination, for reasons other than as described in the previous sentence, the sponsor has a right to repurchase under certain terms and conditions these shares at a purchase price of approximately $ per share.

If we determine that the size of the offering should be increased or decreased from the size set forth in this prospectus, a stock dividend, a reverse stock split or other adjustment, as applicable, would be effectuated in order to maintain our existing holders’ ownership percentage at 20% of the total number of shares of our common stock outstanding upon completion of this offering.

In addition, in connection with any vote required for our business combination, our existing holders have agreed to vote all of the shares of common stock held by them prior to the completion of this offering, with respect to our business combination and amending our certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders. Our existing holders also have agreed that if they acquire shares of common stock in or following completion of this offering (including the shares of common stock purchased pursuant to the purchase commitment), they will vote all such acquired shares in favor of our business combination and in favor of amending our certificate of incorporation to provide for our perpetual existence.

We have agreed that we may not directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of any new units, shares of common stock, preferred stock or securities convertible into or exchangeable for shares of common stock, or publicly announce the intention to do any of the foregoing, in each case during the period from the date of this prospectus and ending on the consummation of our business combination, without the prior written consent of Deutsche Bank Securities Inc. We have also agreed that we will not issue any debt securities, or incur any indebtedness, unless such indebtedness or debt securities are not repayable and no interest is payable with respect thereto until and unless we consummate our business combination. In addition, during this period, we have also agreed not to file any registration statement for any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock without the prior written consent of Deutsche Bank Securities Inc. The restrictions described above do not apply to issuances by us pursuant to or in connection with any business combination.

Our existing holders have agreed, subject to certain exceptions described below, not to transfer, assign or sell, directly or indirectly:

•	any of the initial units or any of the common stock or warrants included in such units (including the common stock issuable upon exercise of the warrants) for a period of 180 days from the date of consummation of our business combination, or

•	any of the private placement warrants (including the common stock issuable upon exercise of the warrants) without the prior written consent of Deutsche Bank Securities Inc. until after we consummate our business combination.

In addition, John W. Childs and our officers and directors (other than independent directors) or their affiliates will agree not to sell or transfer any shares of common stock or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to the purchase commitment without the prior written consent of Deutsche Bank Securities Inc., subject to certain exceptions, until 180 days after the consummation of our business combination.

Notwithstanding the foregoing, the issuer units, the private placement warrants and the co-investment units (including the securities underlying or issuable upon exercise of such securities) and any shares of common stock purchased by John W. Childs and our officers and directors (other than independent directors) or their affiliates pursuant to the purchase commitment will be transferable to the following permitted transferees:

•	the company and our officers, directors and employees;

•	the officers, directors and employees of our sponsor, J.W. Childs, Sawaya Segalas or any of their affiliates;

•	family members of the holder or a trust or other estate planning vehicle for the benefit of such family member or a charitable organization;

•	transferees pursuant to a qualified domestic relations order or by virtue of laws governing descent or distribution upon the death of a holder; and

•	any stockholder, partner, member, officer, director, employee or other affiliate of a holder.

All permitted transferees receiving such securities must agree in writing to be subject to the same transfer restrictions as our existing holders and any such transfers will be made in accordance with applicable securities laws.

John W. Childs may be considered one of our “promoters” as that term is defined under Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 22, 2008, our sponsor purchased 5,750,000 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per unit, in a private placement. Prior to the completion of this offering, our independent directors will purchase           shares of our common stock directly from our sponsor at cost.

On March 11, 2008, we entered into an agreement with John W. Childs and our officers and directors (other than independent directors) or their affiliates pursuant to which they have agreed to purchase an aggregate of 5,000,000 warrants at a purchase price of $1.00 per warrant for an aggregate purchase price of $5,000,000. These warrants will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act. The private placement will occur immediately prior to completion of this offering.

In addition, prior to the closing of this offering, John W. Childs and our officers and directors (other than independent directors) or their affiliates , will enter into an agreement with Deutsche Bank Securities Inc. in accordance with Rule 10b5-1 under the Securities Act, pursuant to which they will place limit orders for up to an aggregate of $15,000,000 of our common stock commencing two business days after we file a preliminary proxy statement relating to our business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved, or earlier in certain circumstances. The limit orders will require John W. Childs and our officers and directors (other than independent directors) or their affiliates to purchase any of our shares of common stock offered for sale at or below a price equal to the per-share value of the trust account as of the date of our most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed prior to such purchase. The purchase of such shares will be made by Deutsche Bank Securities Inc. or another broker dealer mutually agreed upon by such firm and John W. Childs. These purchases will be made in accordance with the guidelines of Rule 10b5-1 under the Exchange Act and so as to satisfy the conditions of Rule 10b-18 under the Exchange Act whether or not it is available, and will otherwise be subject to applicable law. John W. Childs and our officers and directors (other than independent directors) or their affiliates will agree to vote all shares of common stock purchased pursuant to such limit orders will be voted in favor of our business combination and in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, our business combination. As a result, John W. Childs and our officers and directors (other than independent directors) or their affiliates may be able to influence the outcome of our business combination or a proposed extension. John W. Childs and our officers and directors (other than independent directors) or their affiliates will not be permitted to exercise conversion rights with respect to any shares of common stock purchased pursuant to such limit orders but it will participate in any liquidation distribution with respect to such shares. Any portion of the $15,000,000 not used for open market purchases of common stock will be applied to the purchase of units from us, at a price of $10.00 per unit, immediately prior to the consummation of our business combination.

Our existing holders, the members of our sponsor and their permitted transferees will be entitled to make up to three demands that we register these securities including shares of common stock issuable upon exercise of warrants pursuant to an agreement to be signed prior to or on the date of this prospectus. In addition, these holders have certain “piggy-back” registration rights with respect to these shares on registration statements filed subsequent to such date. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our existing holders have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate our business combination with respect to the initial securities and the private placement warrants. Existing holders will participate in any liquidating distributions with respect to any shares of common stock acquired by them in connection with or following this offering. In connection with any vote required for our business combination, our existing holders have agreed to vote all of the initial shares owned by them with respect to our business combination and amending our certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders. Our existing holders also have agreed that if they acquire shares of common stock in or following completion of this offering (including the shares of common stock purchased pursuant to the purchase commitment), they will vote all such acquired shares in favor of our business combination and in favor of amending our certificate of incorporation to provide for our perpetual existence. Accordingly, our existing holders will not have any conversion rights with respect to the shares of common stock acquired by them. A stockholder is eligible to exercise its conversion rights only if it votes against our business combination that is ultimately approved and consummated.

J.W. Childs made us an interest-free loan of $200,000 for the payment of offering expenses. The loan will be repaid upon the earlier of the completion of this offering or January 31, 2009. Additionally, we will pay J.W. Childs a monthly fee of $10,000 for general and administrative services, including office space, utilities and secretarial support from the completion of this offering until the earlier of our consummation of a business combination and our liquidation. We believe that, based on rents and fees for similar services in Boston, Massachusetts, the fees charged by J.W. Childs are at least as favorable as we could have obtained from unaffiliated third parties.

We will reimburse our executive officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses for our business combination. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our business combination.

Other than the repayment of the $200,000 interest-free loan described above, the payment of $10,000 per month to J.W. Childs in connection with the office space and certain general and administrative services rendered to us and reimbursement for out-of-pocket expenses payable to our executive officers and directors and employees of J.W. Childs and Sawaya Segalas, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing holders or any of their respective affiliates prior to or for any services they render in order to consummate our business combination.

We have entered into a license agreement with J.W. Childs and John W. Childs permitting us to use the corporate name “J.W. Childs” prior to our business combination. We are not obligated to pay J.W. Childs or John W. Childs for this license.

We have agreed to indemnify our officers and directors against certain liabilities and expenses. Prior to our business combination, J.W. Childs will provide guarantees of certain of our obligations to our officers and directors under the indemnity agreements. We will not pay a fee for any such guarantees.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our executive officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our independent directors or the members of our board of directors who do not have an interest in the transaction and who are not affiliated with J.W. Childs or Sawaya Segalas, in either case who had access, at our expense, to our attorneys or independent legal counsel.

For a more detailed discussion of conflicts of interest, please see the section entitled “Management—Conflicts of Interest.”

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 79,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after the completion of this offering, we will have 25,000,000 shares of common stock outstanding (assuming that the underwriter’s over-allotment has not been exercised). The underwriting agreement prohibits us, prior to our business combination, from issuing additional units, additional common stock, preferred stock, additional warrants, or any options or other securities convertible or exchangeable into common stock or preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our business combination; provided that, we may issue additional equity in connection with consummating our business combination.

Units

Units Being Sold in this Offering

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants included in these units will begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriter’s over-allotment option to purchase additional units to cover over-allotments or the exercise of such option in full, subject to our having filed the current report on Form 8-K that includes an audited balance sheet reflecting our receipt of the net proceeds of this offering and having issued a press release announcing when such separate trading will begin. We will file a current report on Form 8-K, including an audited balance sheet, promptly after the completion of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include the net proceeds we receive from the underwriter’s exercise of their over-allotment option if any portion of the over-allotment option is exercised prior to the filing of the current report on Form 8-K and, if any portion of such over-allotment option is exercised by the underwriter after such time, we will file an additional current report on Form 8-K that includes a balance sheet reflecting our receipt of the net proceeds from the underwriter’s exercise of their over-allotment option. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Initial Securities

On February 22, 2008, our sponsor purchased 5,750,000 of our units from us for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per unit, in a private placement. Prior to the completion of this offering, our independent directors will each purchase           shares of our common stock directly from our sponsor at cost. The initial units will be identical to the units sold in this offering, except that:

•	the existing holders are subject to the transfer restrictions described below;

•	the initial units are immediately separable into initial shares and initial warrants;

•	the existing holders have agreed to vote their initial shares in the same manner as a majority of the shares of our common stock voted by the public stockholders in connection with the vote required to approve our business combination and have agreed to waive their conversion rights with respect to their initial shares;

•	the existing holders have agreed to waive their rights to participate in any liquidation distribution with respect to their initial shares if we fail to consummate our business combination;

•	the initial warrants will not be redeemable by us so long as they are held by the existing holders or their permitted transferees;

•	the initial warrants will not be exercisable unless and until the closing price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock is traded, or on the OTCBB (or successor exchange), equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period beginning 90 days after the consummation of our business combination; and

•	the initial warrants will be exercisable at the option of the holder on a cashless basis so long as they are held by the existing holders or their permitted transferees.

Our existing holders have agreed, subject to certain exceptions described below, not to sell or otherwise transfer any of their initial units (including the common stock to be issued upon exercise of the initial warrants) until 180 days after the date of the consummation of our business combination.

Notwithstanding the foregoing, the existing holders are permitted to transfer their initial securities (including the common stock to be issued upon exercise of the initial warrants) to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote their initial shares in the same manner that the majority of the shares of our common stock voted by our public stockholders in connection with our business combination and waive any rights to participate in any liquidation distribution with respect to their initial shares if we fail to consummate our business combination.

Permitted transferees of a holder means:

•	the company and our officers, directors and employees;

•	the officers, directors and employees of our sponsor, J.W. Childs, Sawaya Segalas or any of their affiliates;

•	family members of the holder or a trust or other estate planning vehicle for the benefit of such family members or a charitable organization;

•	transferees pursuant to a qualified domestic relations order or by virtue of laws governing descent or distribution upon the death of a holder; and

•	any stockholder, partner, member, officer, director, employee or other affiliate of a holder.

For so long as the initial securities (including the common stock to be issued upon exercise of the initial warrants) are subject to transfer restrictions, they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

Co-investment units

John W. Childs and our officers and directors (other than independent directors) or their affiliates will purchase up to an aggregate of $15,000,000 of units for $10.00 per unit immediately prior to the consummation of our business combination to the extent such funds are not used to purchase shares of our common stock by John W. Childs and our officers and directors (other than independent directors) or their affiliates pursuant to the limit orders described in this prospectus. These co-investment units will be identical to the units sold in this offering, except that the co-investment units and shares of common stock and warrants included in such units may not be transferred until 180 days after the consummation of our business combination. Notwithstanding the foregoing, John W. Childs and our officers and directors (other than independent directors) or their affiliates are permitted to transfer the foregoing securities to permitted transferees who agree to be bound by such transfer restrictions.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with any vote required for our business combination, our existing holders have agreed, and their permitted transferees will agree, to vote all of the initial shares owned by them in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our existing holders also have agreed that if they acquire shares of common stock (including shares of common stock included in units so acquired) in or following the completion of this offering they will vote all such acquired shares in favor of our business combination and to extend our corporate existence to up to 30 months in connection with any potential business combination. However, our existing holders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders, including the election and removal of directors.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, public stockholders owning up to one share less than 40% of the shares of common stock included in the units being sold in this offering cumulatively vote against our business combination or an extension of the time period within which we must consummate our business combination and exercise their conversion rights as discussed above, and a majority of the outstanding shares of our common stock are voted in favor of an amendment to our certificate of incorporation to provide for our perpetual existence.

Pursuant to our certificate of incorporation, if we do not consummate our business combination within 24 months (or up to 30 months, if our stockholders approve an extension) after the completion of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to our business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest income not previously released to us to fund working capital requirements and after any income taxes due on such interest income, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them. If we do not complete our business combination and the trustee must distribute the balance of the trust account, the underwriter has agreed that: (i) it will forfeit any rights or claims to the deferred underwriting discount, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriting discount will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon, after income taxes payable on such interest. Our existing holders have waived their right to participate in any liquidating distributions occurring upon our failure to consummate our business combination with respect to shares of common stock acquired by them prior to this offering. However, our existing holders will participate in any liquidating distributions with respect to any shares of common stock acquired (including shares of common stock included in units acquired) by any of them in or following this offering.

Our stockholders have no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and consummated. Public stockholders who convert their shares of common stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock have been or are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. However, the underwriting agreement prohibits us, prior to our business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account or which votes as a class with the common stock on a business combination, but we may issue preferred stock in connection with the consummation of our business combination. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.00 per share, subject to adjustment as discussed below, at any time, unless the warrants have previously expired, commencing on the later of:

•	the consummation of the business combination; or

•	one year from the date of this prospectus;

provided, that, during the period in which the warrants are exercisable, a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to the shares of common stock issuable upon the exercise of the warrants is available.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time on          , 2013 [5 years from the date of this prospectus], unless we have redeemed the warrants prior to such time. If we elect to redeem the warrants, we will have the option to require all holders who elect to exercise their warrants prior to redemption to do so on a cashless basis. We may redeem the warrants included in the units being sold in this offering at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•	only if (x) the closing price of our common stock on the AMEX, or other national securities exchange on which our common stock may be traded, equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption to warrant holders, (y) a registration statement under the Securities Act covering shares of common stock issuable upon exercise of the warrants is effective from the date on which we send a redemption notice to and including the redemption date and (z) a current prospectus relating to the shares of common stock issuable upon exercise of the warrants is available from the date on which we send a redemption notice to and including the redemption date.

We established this last criterion to provide warrant holders with the opportunity to realize a premium to the warrant exercise price prior to the redemption of their warrants, as well as to provide them with a degree of liquidity to cushion the market reaction, if any, to our election to redeem the warrants. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his, her or its warrants prior to the scheduled redemption date. There can be no assurance that the price of our common stock will not fall below the $13.75 per share trigger price or the $7.00 per share warrant exercise price after the redemption notice is delivered. We do not need the consent of the underwriter or our stockholders to redeem the outstanding warrants.

If we call the warrants included in the units being sold in this offering for redemption, our management will have the option to require all holders that elect to exercise such warrants to do so on a “cashless basis.” In such event, each holder would “pay” the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported closing price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Such warrants may not be settled on a cashless basis unless they have been called for redemption and we have required all such warrants to be settled on a cashless basis.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date (or, in the case of redemption, prior to the redemption date), at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised (except in the event we have required cashless exercise of the warrants in connection with a redemption). The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to shares of common stock issuable upon exercise of the warrants is available and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our commercially reasonable efforts to maintain an effective registration statement and to make available a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration or earlier redemption of the warrants. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants or otherwise permit the warrants to be exercised in the absence of an effective registration statement or a currently available prospectus. The warrants may never become exercisable if we fail to comply with these registration requirements. The warrants may be deprived of any value and the market for the warrants may be limited if holders are prohibited from exercising warrants because an effective registration statement and the prospectus relating to the common stock issuable upon the exercise of the warrants is not currently available or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside and we will not be required to cash settle any such warrant exercise. Warrants included in the units being sold in this offering will not be exercisable at the option of the holder on a cashless basis, provided that in connection with a call for redemption of the warrants, we may require all holders who wish to exercise their warrants to do so on a cashless basis. The initial warrants and the private placement warrants will not be exercisable at any time unless a registration statement is effective and a prospectus is available.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants will be identical to the warrants included in the units being sold in this offering, except that:

•	the private placement warrants may be exercisable at the option of the holder on a cashless basis so long as they are held by the original purchasers or their permitted transferees;

•	the private placement warrants will not be redeemable by us so long as they are held by the original purchasers or their permitted transferees; and

•	the holders of the private placement warrants have agreed, subject to certain restrictions described below, not to sell or otherwise transfer the private placement warrants until after consummation of our business combination, without the prior written consent of Deutsche Bank Securities Inc.

Notwithstanding the foregoing, the original purchasers of the private placement warrants are permitted to transfer the private placement warrants to permitted transferees who agree to the transfer restrictions. For as long as the private placement warrants are subject to transfer restrictions, they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

If a holder of the private placement warrants elects to exercise them on a cashless basis, that holder would “pay” the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that the private placement warrants will be exercisable on a cashless basis so long as they are held by the original purchaser and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise the private placement warrants on a cashless basis is appropriate. We would not receive any proceeds to the extent the warrants are exercised on a cashless basis.

Warrants included in the co-investment units

The warrants included in the sponsor units are identical to the warrants included in the units being sold in this offering, except that so long as such warrants are held by the original purchasers or their permitted transferees, such warrants may be exercisable at the option of the holder on a cashless basis and are not subject to redemption by us.

Dividends

We have not paid any dividends on our common stock to date. Prior to consummating our business combination, which is subject to approval by our public stockholders, substantially all of our earnings will consist of interest income earned on funds in the trust account that are required to be held therein until consummation of our business combination and our liquidation, except as set forth in the next sentence. Both (i) interest income earned on the trust account balance to pay any income taxes on such interest income and (ii) interest income earned, after taxes payable, on the trust account of up to $3,000,000 (subject to adjustment in the case of an increase in the size of this offering or if the underwriter exercises its over-allotment option), to fund our working capital requirements, including, in such an event, up to $125,000 of the cost of our liquidation may be released to us from the trust account. Accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. The payment of dividends, if any, after our business combination will be contingent upon our historical and anticipated financial condition, revenues, earnings, liquidity and cash flows, if any, capital and tax requirements, contractual prohibitions and limitations and applicable law and will be within the sole discretion of our board of directors.

Corporate Opportunity

Our certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors or in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently or in the future in respect of J.W. Childs as a general partner of J.W. Childs Equity Partners II, L.P. and J.W. Childs Equity Partners III, L.P. or any companies in which J.W. Childs Equity Partners II, L.P. or J.W. Childs Equity Partners III, L.P. or in respect of Mr. Sawaya as president of Sawaya Segalas have invested or any other fiduciary duties or contractual obligations they may have as of the date of this prospectus.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York.

Certain Anti-Takeover Provisions of Delaware Law and Our Certificate of Incorporation and By-laws

Staggered board of directors

Our certificate of incorporation, which will be in effect upon completion of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Removal of Directors

Under our certificate of incorporation and by-laws, directors may only be removed by a majority of our stockholders for cause.

Stockholder action; special meeting of stockholders

Our certificate of incorporation provides that our stockholders will not be able to take any action by written consent subsequent to the consummation of this offering, but will only be able to take action at duly called annual or special meetings of stockholders. Our bylaws further provide that special meetings of our stockholders may be only called by our board of directors.

Advance notice requirements for stockholder proposals and director nominations

Our by-laws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our by-laws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Amendment of the certificate of incorporation and by-laws

Our certificate of incorporation will provide that the affirmative vote of the holders of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors is required to amend the following provisions of our certificate of incorporation:

•	the provisions relating to our classified board of directors;

•	the provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy, and provisions relating to the removal of directors;

•	the provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation and for the adoption, amendment or repeal of our by-laws; and

•	the provisions relating to the restrictions on stockholder actions by written consent.

In addition, the board of directors will be permitted to alter our by-laws without obtaining stockholder approval.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted under Delaware law.

Our by-laws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shares Eligible for Future Sale

Immediately after the completion of this offering, we will have 25,000,000 shares of common stock outstanding (or 28,750,000 shares if the underwriter’s over-allotment option is exercised in full). Of these shares, the 20,000,000 shares sold in this offering (or 3,000,000 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,000,000 shares (or 5,750,000 shares if the underwriter’s over-allotment option is not exercised) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, except in limited circumstances, (i) the private placement warrants, including the shares of common stock issuable upon exercise of those warrants, will not be transferable until after the consummation of our business combination and (ii) the initial shares of common stock issued to the existing holders will not be transferable until the earlier of (x) 180 days following the consummation of our business combination and (y) our consummation, subsequent to our business combination, of a merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property. For more information about these exceptions, see the section entitled “Principal Stockholders.”

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the American Stock Exchange during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

However, Rule 144 is not generally available for the resale of securities initially issued by a reporting or non-reporting shell company such as us. Despite this general prohibition, Rule 144 does permit reliance on Rule 144 for resales by a securityholder when (i) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company, (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or for such shorter period that the registrant was required to file such reports and materials), other than current reports on Form 8-K, and (iv) at least one year has elapsed from the time the issuer has filed current Form 10 equivalent information with the SEC reflecting its status as an entity that is not a shell company.

Therefore the sponsor units and the co-investment units, the common stock and warrants included or previously included in such units, the sponsor warrants and the common stock issuable upon exercise of such warrants and any shares of common stock purchased in the open market pursuant to the purchaser commitment could not be resold under Rule 144 until our business combination occurs and the conditions set forth in the preceding paragraphs are satisfied.

Registration Rights

Our existing holders, the members of our sponsor and their permitted transferees will be entitled to make up to three demands that we register the initial units and the co-investment units (including the shares and warrants included in the initial units and the common stock issuable upon exercise of such warrants), the private placement warrants and the common stock issuable upon exercise of such warrants and any shares of common stock purchased by John W. Childs and our officers and directors (other than independent directors) or their affiliates pursuant to the purchase commitment. Our existing holders may elect to exercise their registration rights at any time beginning on the date three months prior to the expiration of the applicable transfer restrictions. In addition, these holders have certain “piggy-back” registration rights with respect to the shares held by them on registration statements filed by us on or subsequent to the expiration of the applicable transfer restriction period and registration rights with respect to a registration statement on Form S-3. We will bear the expenses incurred in connection with the filing of any registration statement. Pursuant to the registration rights agreement, our existing holders will waive any claims to monetary damages for any failure by us to comply with the requirements of the registration rights agreement.

Listing

We have applied to have our units listed on the AMEX under the symbol ‘‘          ” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the AMEX under the symbols “          ” and ‘‘          ,” respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101 (b) and (c) of the American Stock Exchange Company Guide, which consist of the following:

•	stockholders equity of at least $4.0 million;

•	total market capitalization of at least $50.0 million;

•	aggregate market value of publicly held shares of at least $15.0 million;

•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $2.00 per unit.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of material United States federal income tax consequences of the acquisition, ownership, and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased at initial issuance pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-United States tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the United States dollar, or United States expatriates or former long-term residents of the United States, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of, or the tax consequences to, partnerships (including entities treated as partnerships for United States federal income tax purposes) or pass-through entities or persons who hold our units, common stock or warrants through such entities. The tax treatment of a partnership or other pass-through entity and each partner or member thereof will generally depend upon the status and activities of the entity and such partner or member. A holder that is treated as a partnership or other pass-through entity for United States federal income tax purposes and persons who hold our units, common stock or warrants through such an entity should consult their own tax advisor regarding the United States federal income tax considerations applicable to them of the purchase, ownership and disposition of our units, common stock and warrants.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, which we refer to as the IRS, all as in effect on the date hereof and which may be subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined for United States federal income tax purposes) have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a United States person (as defined for United States federal income tax purposes). As used in this prospectus, the term “United States holder” means a beneficial owner of our securities that is a U.S. person and the term “non-United States holder” means a beneficial owner of our securities that is not a U.S. person.

This discussion is only a summary of material United States federal income tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any United States federal tax laws, any state, local or non-United States tax laws, and any applicable tax treaty.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. We intend to treat each unit for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Pursuant to this treatment, each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. In addition, pursuant to this treatment, a holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation is not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including possible alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-United States taxing jurisdiction. Unless otherwise stated, the following discussion is based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under ‘‘—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a United States holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period and other applicable requirements are satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period and other requirements are met, qualified dividends received by a non-corporate United States holder generally will be subject to tax at the maximum United States federal income tax rate applicable to capital gains for taxable years beginning on or before December 31, 2010, after which the United States federal income tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income.

Dividends paid to a non-United States holder that are not effectively connected with the non-United States holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-United States holder who wishes to claim the benefit of an applicable income tax treaty withholding rate with respect to such dividends will generally be required to, among other things, complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty. If our common stock is held through certain foreign intermediaries, compliance with certain certification requirements of applicable United States Treasury Regulations may be required. These forms and certifications must be periodically updated. Non-United States holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

Dividends that are effectively connected with a non-United States holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, that are attributable to a permanent establishment or fixed base maintained by the non-United States holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-United States holder complies with certain certification and disclosure requirements. Any such effectively connected dividends or dividends attributable to a permanent establishment under an applicable income tax treaty received by a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-United States holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below), we currently intend to withhold 10% of any distribution that exceeds our estimate of our current and accumulated earnings and profits, which withheld amount may be claimed by the non-United States holder as a credit against the non-United States holder’s United States federal income tax liability.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a United States holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the United States holder’s holding period with respect to the common stock so disposed of exceeds one year. In general, a United States holder will recognize gain or loss on a disposition of our common stock in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and (ii) the United States holder’s adjusted tax basis in the share of common stock. A United States holder’s adjusted tax basis in the common stock generally will equal the United States holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock)

less any prior return of capital. Long-term capital gain recognized by a non-corporate United States holder generally will be subject to a maximum United States federal income tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations. In addition, generally no deduction will be allowed for losses upon a taxable disposition by a United States holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such United States holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities, but such United States holder’s tax basis in such substantially identical stock or securities generally will be adjusted to take into account any such disallowed loss.

Any gain realized by a non-United States holder upon a sale, exchange or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income tax unless: (1) the gain is effectively connected with a trade or business of the non-United States holder in the United States (and, if an income tax treaty applies, such gain is attributable to a United States permanent establishment or fixed base of the non-United States holder), (2) the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (3) we are or have been a “United States real property holding corporation” (as defined in Section 897 of the Code) for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-United States holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-United States holder owns or has owned, or is treated as owning, more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-United States holder held our common stock. Special rules may apply to the determination of the 5% threshold described in clause (3) of the preceding sentence in the case of a holder of a warrant (whether or not held as part of a unit). As a result, non-United States holders are urged to consult their own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.

Net gain realized by a non-United States holder described in clauses (1) and (3) of the preceding paragraph will be subject to tax at generally applicable United States federal income tax rates. Any gains of a corporate non-United States holder described in clause (1) of the preceding paragraph may also be subject to a “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-United States holder described in clause (2) of the preceding paragraph (which may be offset by United States source capital losses) will be subject to a flat 30% tax. The gross proceeds from transactions described in clause (3) of the preceding paragraph may be subject to a 10% withholding tax, which may be claimed by the non-United States holder as a credit against the non-United States holder’s United States federal income tax liability.

We do not believe that we currently are a “United States real property holding corporation.” Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests (as defined in Section 897 of the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock

In the event that a holder converts common stock into cash pursuant to the exercise of a conversion right, the transaction will be considered, for United States federal income tax purposes, to be a redemption of the common stock. If that redemption qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the redemption does not qualify as a sale of common stock under the Code, a holder will be treated as receiving a corporate distribution, with the tax consequences described below. Whether the redemption qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder before and after such conversion (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are further explained below.

In determining whether any of the foregoing tests is satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion and, immediately after the conversion, the holder must own (actually or constructively) less than 50% of the total combined voting power of all classes of stock entitled to vote. In general, there will be a complete termination of a holder’s interest (and the second test will be met) if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The “not be essentially equivalent to a dividend” test will be met if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the conversion generally will be treated as a corporate distribution and the tax effects will be as described above under “—Dividends and Distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if the holder has no other common stock, possibly to the holder’s adjusted tax basis in his warrants or in other common stock constructively owned by him.

Persons who actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock.

Tax Consequences of an Investment in our Warrants

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a United States holder will not be required to recognize gain or loss for United States federal income tax purposes upon its exercise of a warrant. The United States holder’s tax basis in the share of our common stock received upon exercise of a warrant by such United States holder generally will be an amount equal to the sum of the United States holder’s initial investment in the warrant (i.e., the portion of the United States holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”) and the exercise price (i.e., initially, $7.00 per share of our common stock). The United States holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise of the warrant and will not include the period during which the holder held the warrant.

The United States federal income tax consequences of a cashless exercise of warrants are not clear under current tax law. A cashless exercise may be tax-free either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for United States federal income tax purposes. Under either of these characterizations, a United States holder’s tax basis in the shares of our common stock received upon the cashless exercise of warrants would equal the United States holder’s aggregate tax basis in the warrants used to effect the cashless exercise. If the cashless exercise of warrants were to be treated as a recapitalization, the holding period of the shares of our common stock received in the cashless exercise would include the holding period of the warrants. If the cashless exercise of warrants were to be treated as not being a gain recognition event, a United States holder’s holding period in the shares of our common stock received in the cashless exercise may be treated as commencing on the date following the date of exercise of the warrants rather than including the holding period of the warrants.

The United States federal income tax treatment of a non-United States holder’s exercise of a warrant generally will correspond to the United States federal income tax treatment of the exercise of a warrant by a United States holder and the United States federal income tax treatment of a non-United States holder’s gain, if any, recognized from a cashless exercise of warrants will generally correspond to the United States federal income tax treatment of a non-United States holder’s gain recognized upon a sale or other taxable disposition of our common stock, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Due to the absence of authority regarding the United States federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise) or redemption of a warrant, a United States holder will be required to recognize gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on the disposition of the unit that is allocated to the warrant based on the then fair market value of the warrant) and (ii) the United States holder’s tax basis in the warrant (that is, the portion of the United States holder’s purchase price for a unit that is allocated to the warrant, as described above under “—General”). Upon the expiration of a warrant (whether or not held as part of a unit at the time of such expiration), a United States holder will recognize a loss in an amount equal to the

United States holder’s tax basis in the warrant. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the warrant was held by the United States holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations. In addition, generally no deduction will be allowed for losses upon a taxable disposition by a United States holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such United States holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities, but such United States holder’s tax basis in such substantially identical stock or securities generally will be adjusted to take into account any such disallowed loss.

The United States federal income tax treatment of a non-United States holder on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the United States federal income tax treatment of a non-United States holder on a taxable disposition of our common stock. In this regard, it should be noted that if we are treated as a “United States real property holding corporation” for United States federal tax purposes, gain on a disposition of our warrants as well as on our common stock may be subject to United States federal income tax, as described under “—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, under certain circumstances, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of shares of our common stock. See “—Dividends and Distributions” above.

Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual who is not a United States citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in the individual’s gross estate for United States federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to United States federal estate tax. The foregoing will also apply to warrants. Non-United States holders should consult their own tax advisors with respect to United States federal estate tax consequences.

Information Reporting and Backup Withholding

Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of any distributions made to such holder on our common stock and the tax withheld with respect to such distributions, regardless of whether withholding was required. In the case of a non-United States holder, copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-United States holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-United States holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. Such information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a United States person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code, or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-United States holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner.

Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

Deutsche Bank Securities Inc. is acting as sole bookrunning manager and underwriter of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, the underwriter has agreed to purchase and we have agreed to sell to the underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units

Deutsche Bank Securities Inc.

Total	20,000,000

The underwriting agreement provides that the obligations of the underwriter to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the units (other than those covered by the over-allotment option described below) if it purchases any of the units.

The underwriter proposes to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $      per unit. If all of the units are not sold at the initial offering price, the underwriter may change the public offering price and the other selling terms.

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus, to purchase up to 3,000,000 additional units at the public offering price less the underwriting discount. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. The “restricted period” under Regulation M will end upon the completion of this distribution. Under Regulation M, the restricted period will terminate when all of the securities have been distributed and any stabilization arrangements have been terminated. Further, if the underwriter was to exercise the over-allotment option to purchase securities in excess of its syndicate short position at the time the over-allotment option is exercised, the restricted period could be extended. In such event, the restricted period would not end until the excess securities were distributed by the underwriter or placed in its investment account. However, the underwriter has agreed that it may only exercise the over-allotment option to cover its actual short positions, if any.

John W. Childs and our officers and directors (other than independent directors) or their affiliates who have purchased the private placement warrants have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the private placement warrants (including the common stock issuable upon exercise of such warrants) until after the date on which we consummate our business combination and our existing holders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the initial units or the shares or warrants included in such units (including the common stock issuable upon exercise of such warrants) for a period of 180 days from the date of consummation of our business combination. In addition, John W. Childs and our officers and directors (other than independent directors) or their affiliates will agree not to sell or transfer any shares of common stock or co-investment units (including the securities underlying or issuable upon exercise of such securities) purchased pursuant to the purchase commitment, subject to certain exceptions, until 180 days after the consummation of our business combination.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriter. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We have applied to have the units listed on the American Stock Exchange under the symbol “          ” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “          ” and “          ” respectively.

The following table shows the underwriting discount that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional units.

	Paid by J.W. Childs Acquisition I Corp.
	No Exercise	Full Exercise

Per Unit	$0.70	$0.70
Total	$14,000,000	$16,100,000

The amounts paid by us in the table above include a $7,000,000 deferred underwriting discount (or $8,050,000) if the over-allotment option is exercised in full), an amount equal to 3.5% of the gross proceeds of this offering, which will be placed in trust until our consummation of a business combination as described in this prospectus. At that time, the deferred underwriting discount will be released to the underwriter out of the balance held in the trust account, reduced pro-ratably by the exercise of stockholder conversion rights. If we do not consummate a business combination and the trustee must distribute the balance of the trust account, the underwriter has agreed that (i) on our liquidation it will forfeit any rights or claims to its deferred underwriting discount, including any income earned thereon, then in the trust account, and (ii) the deferred underwriting discount will be distributed on a pro rata basis, together with any income earned thereon and net of taxes payable on such income, to the public stockholders.

In connection with this offering, the underwriter may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriter in this offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriter’s over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriter may also make “naked” short sales of units in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of bids for or purchases of units in the open market while this offering is in progress.

The underwriter may also impose a penalty bid.  Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the underwriter repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time. Stabilizing transactions, if commenced, must be brought to an end after a limited period.

We estimate that the portion of the total expenses of this offering payable by us will be $800,000, exclusive of underwriting discounts.

The underwriter may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by the underwriter on a website maintained by the underwriter and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of units for sale to its online brokerage account holders. Internet distributions will be allocated on the same basis as other allocations. In addition, units may be sold by the underwriter to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of our units described in this prospectus may not be made to the public in that relevant member state, except that an offer to the public in that relevant member state of any units may be made at any time with effect from and including the relevant implementation date under the following exemptions under the Prospectus Directive, if they have been implemented in that relevant member state:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3(2) of the Prospectus Directive,

provided that no such offer of units shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

In any relevant member state, this communication is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of units in any relevant member state, will be made pursuant to an exemption under the Prospectus Directive, as implemented in that relevant member state, from the requirement to publish a prospectus for offers of units. Accordingly any person making or intending to make any offer within the EEA of units which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriter has authorized, nor does it authorize, the making of any offer (other than Permitted Public Offers) of units in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

Notice to prospective investors in the United Kingdom

This prospectus is only being distributed to and is only directed at (i) persons outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to prospective investors in France

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the units that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no units have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; the prospectus or any other offering material relating to the units have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties and qualified investors (investisseurs qualifiés) acting for their own account, as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier. The direct or indirect distribution to the public in France of any so acquired units may be made only as provided by Articles L 411-1, L 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder.

Notice to prospective investors in Italy

The offering of units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, or the “CONSOB”) and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of this Prospectus or any other documents relating to the units or the Prospectus, be distributed in Italy, other than to qualified investors (investitori qualificati), as defined (i) in Article 2, paragraph (e)(i) to (iii) of the Prospectus Directive (with the exception of (a) management companies (società di gestione del risparmio) authorized to manage individual portfolios on behalf of third parties and (b) fiduciary companies (società fiduciarie) authorized to manage individual portfolios pursuant to Article 60(4) of the Legislative Decree No. 415 of July 23, 1996, as amended) or (ii) pursuant to another exemption from the requirements of Articles 94 et seq. of Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Finance Law”) and CONSOB Regulation No. 11971 of May 14, 1999 (“Regulation No. 11971”).

Any offer, sale or delivery of the units or distribution of copies of the prospectus, or any other document relating to the units or the prospectus, in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be:

•	made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), the Italian Finance Law, Regulation No. 16190, and any other applicable laws and regulations;

•	in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and

•	in compliance with any other applicable notification requirement or limitation which may be imposed upon the offer of the units by the CONSOB or the Bank of Italy.

This prospectus and the information contained herein are intended only for the use of its recipient and are not to be distributed to any third-party resident or located in Italy for any reason. No person resident or located in Italy other than the original recipients of this document may rely on it or its contents.

Article 100-bis of the Italian Finance Act affects the transferability of the units in the Republic of Italy to the extent that any placing of the units is made solely with qualified investors and such units are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if has not been published a prospectus compliant with the Prospectus Directive, purchasers of units who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and to claim damages from any authorized person at whose premises the units were purchased, unless an exemption provided for under the Italian Finance Act applies.

In addition to the above (which shall continue to apply to the extent not inconsistent with the implementing measures of the Prospectus Directive in Italy), after the implementation of the Prospectus Directive in Italy, the restrictions, warranties and representations set out under the heading “European Economic Area” above shall apply to Italy.

Notice to prospective investors in Luxembourg

The Securities may not be offered to the public in Luxembourg, except that they may be offered in Luxembourg in the following circumstances:

(a) in the period beginning on the date of publication of a prospectus in relation to those Securities which have been approved by the Commission de surveillance du secteur financier (CSSF) in Luxembourg or, where appropriate, approved in another relevant European Union Member State and notified to the CSSF, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than 43,000,000 and (3) an annual net turnover of more than 50,000,000, as shown in its last annual or consolidated accounts; or

(d) at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the foregoing paragraph, the expression an offer of Securities to the public in relation to any Securities in Luxembourg means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase the Securities, as defined in the Law of 10 July 2005 on prospectuses for securities and implementing Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 on the prospectus to be published when securities are offered to the public or admitted to trading (the Prospectus Directive), or any variation thereof or amendment thereto.

Notice to prospective investors in Spain

This document is neither approved by nor registered in the administrative registries of the Spanish Comisin Nacional del Mercado de Valores (“CNMV”). The units may not be offered or sold in Spain or targeted to Spanish resident investors save in compliance with the requirements of the Spanish Securities Markets Act, as amended and restated, from time to time, and decrees, regulations and any further subsequent legislation issued thereunder.

Notice to prospective investors in Switzerland

The units may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland. Neither this document nor any other offering or marketing material relating to us or the units constitutes a prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations or the Swiss Federal Act on Collective Investment Schemes (CISA), and neither this document nor any other offering material relating to us or the units may be publicly distributed or otherwise made publicly available in Switzerland. The units may only be offered, sold or advertised, and the document as well as any other offering or marketing material relating to the units, may only be distributed by way of private placement to qualified investors within the meaning of article 10 para 3 and 4 CISA and article 6 of the Ordinance on Collective Investment Schemes. We have not authorized by or registered with the Swiss Federal Banking Commission under the CISA. Therefore, investors do not benefit from protection under the CISA or supervision by the Swiss Federal Banking Commission.

Buyer’s Representation

Each person in a relevant member state who receives any communication in respect of, or who acquires any units under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

(a) it is a qualified investor within the meaning of the law in that relevant member state implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any units acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the units acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any relevant member state other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the co-bookrunning managers has been given to the offer or resale; or (ii) where units have been acquired by it on behalf of persons in any relevant member state other than qualified investors, the offer of those units to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation, the expression an “offer” in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the same may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

LEGAL MATTERS

McDermott Will & Emery LLP will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriter by Kaye Scholer LLP.

EXPERTS

The financial statements as of March 3, 2008 and for the period from February 7, 2008 (date of inception) through March 3, 2008 included in this prospectus have been so included in reliance on the report of Rothstein, Kass & Company, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of J.W. Childs Acquisition I Corp.

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of March 3, 2008	F-3
Statement of Operations for the period from February 7, 2008 (date of inception) to March 3, 2008	F-4
Statement of Changes in Stockholder’s Equity for the period from February 7, 2008 (date of inception) to March 3, 2008	F-5
Statement of Cash Flows for the period from February 7, 2008 (date of inception) to March 3, 2008	F-6
Notes to Financial Statements	F-7
EX-10.4: AMENDED AND RESTATED INITIAL UNIT SUBSCRIPTION AGREEMENT
EX-10.7: SERVICES AGREEMENT
EX-10.8: PROMISSORY NOTE
EX-10.11: LICENSE AGREEMENT
EX-10.13: PRIVATE PLACEMENT WARRANT PURCHASE AGREEMENT
EX-23.3: CONSENT OF ROTHSTEIN KASS & COMPANY PC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
J.W. Childs Acquisition I Corp.:

We have audited the accompanying balance sheet of J.W. Childs Acquisition I Corp. (a development stage company) (the “Company”) as of March 3, 2008, and the related statements of operations, stockholder’s equity and cash flows for the period from February 7, 2008 (date of inception) to March 3, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 3, 2008, and the results of its operations and its cash flows for the period from February 7, 2008 (date of inception) to March 3, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
March 7, 2008

J.W. CHILDS ACQUISITION I CORP.
(A Development Stage Company)

BALANCE SHEET
As of March 3, 2008

ASSETS:
Current assets:
Cash	$225,000
Non-current assets:
Deferred offering costs (Note 2)	130,000

Total assets	$355,000

LIABILITIES AND STOCKHOLDER’S EQUITY:
Current liabilities:
Note payable to related party (Note 7)	$200,000
Accrued expenses—other	1,000
Accrued offering costs	130,000

Total current liabilities	331,000

Commitment and contingencies (Notes 1, 6, 8)
Stockholder’s equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.0001 par value; 79,000,000 shares authorized; 5,750,000 shares issued and outstanding	575
Additional paid-in capital	24,425
Deficit accumulated during the development stage	(1,000)

Total stockholder’s equity	24,000

Total liabilities and stockholder’s equity	$355,000

See accompanying notes to financial statements.

J.W. CHILDS ACQUISITION I CORP.
(A Development Stage Company)

STATEMENT OF OPERATIONS
For the period from February 7, 2008 (date of inception) to March 3, 2008

Formation and operating costs	$1,000

Loss before provision for income taxes	(1,000)
Provision for income taxes (Note 9)	—

Net loss applicable to common stockholders	$(1,000)

weighted average number of common stock shares outstanding, basic and diluted	5,750,000

Net loss per common share, basic and diluted	$(0.00)

See accompanying notes to financial statements.

J.W. CHILDS ACQUISITION I CORP.
(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S EQUITY
For the period from February 7, 2008 (date of inception) to March 3, 2008

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholder’s
	Shares	Amount	Capital	Stage	Equity

Issuance of units to Sponsor at $0.004 per unit (Note 4)	5,750,000	$575	$24,425	$—	$25,000
Net loss	—			(1,000)	(1,000)

Balance as of March 3, 2008	5,750,000	$575	$24,425	$(1,000)	$24,000

See accompanying notes to financial statements.

J.W. CHILDS ACQUISITION I CORP.
(A Development Stage Company)

STATEMENT OF CASH FLOWS
For the period from February 7, 2008 (inception) to March 3, 2008

Cash Flows From Operating Activities:
Net loss	$(1,000)
Changes in operating liabilities:
Accrued expenses—other	1,000

Net cash provided by operating activities	—

Cash Flows From Financing Activities:
Proceeds from sale of units to Sponsor	25,000
Proceeds from note payable to related party	200,000

Net cash provided by financing activities	225,000

Increase in cash	225,000
Cash at beginning of period	—

Cash at end of period	$225,000

Supplemental Disclosure of Non-Cash Financing Activities:
Deferred offering costs included in accrued expenses	$130,000

See accompanying notes to financial statements.

J.W. CHILDS ACQUISITION I CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Business Operations

Incorporation

J.W. Childs Acquisition I Corp. (a development stage company) (the “Company”) was incorporated in Delaware on February 7, 2008.

Sponsor

The Company’s sole existing stockholder is JWC Acquisition, LLC, a Delaware limited liability company (the “Sponsor”). The Sponsor is controlled by John W. Childs (“Mr. Childs”).

Fiscal year end

The Company has selected December 31 as its fiscal year end.

Business purpose

The Company was formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (a “Business Combination”).

Financing

The Sponsor intends to finance a Business Combination in part with proceeds from a $200,000,000 public offering (the “Proposed Offering”; Note 3), and a $5,000,000 private placement (Note 5).

Upon the closing of the Proposed Offering and the private placement, $196,900,000 (or $225,850,000 if the underwriter’s over-allotment option is exercised in full—Note 3) will be held in a trust account (the “Trust Account”) and invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and will only be released upon the earlier of: (i) the consummation of a Business Combination or (ii) the Company’s liquidation. The placing of funds in trust may not protect those funds from third party claims against the Company.

Although substantially all of the proceeds held in trust are intended to be applied toward consummating a Business Combination, up to $3,000,000 of after-tax interest earned on the monies held in trust and $300,000 transferred to the Company at the close of the Proposed Offering may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

Business Combination

A Business Combination is subject to the following size, focus and stockholder approval provisions:

Size—The Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the Company’s net assets held in trust at the time of such Business Combination (if the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the

J.W. CHILDS ACQUISITION I CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Company acquires must equal at least 80% of the Company’s net assets held in trust at the time of the Business Combination). For this purpose, the Company’s net assets held in trust at the time of such Business Combination exclude the deferred underwriting discount and cumulative disbursements for taxes and working capital. The Company will not consummate a Business Combination unless it acquires a controlling interest in a target company, whether through the acquisition of the majority of the voting interests of the target or through other means.

Focus—The Company’s efforts in identifying prospective target businesses will initially be focused on businesses in the consumer products and specialty retail sectors but the Company may pursue opportunities in other business sectors.

Stockholder approval—The Company will seek stockholder approval before it will effect a Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote required to approve any Business Combination or any extension of the Company’s corporate existence to up to 30 months from the date of this prospectus in the event the Company has entered into a definitive agreement for, but has not yet consummated a Business Combination, the Sponsor will agree, and its permitted transferees will agree, to vote the shares owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders.

The Company will proceed with a Business Combination only if (i) the Business Combination is approved by a majority of votes cast by the Company’s public stockholders at a duly held stockholders meeting, (ii) an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence is approved by a majority of the Company’s outstanding shares of common stock, and (iii) conversion rights (as described below) have been exercised with respect to less than 40% of the shares of common stock issued in the Proposed Offering, on a cumulative basis (including the shares as to which conversion rights were exercised in connection with a stockholder vote, if any, to approve an extension of the time period within which the Company must consummate a Business Combination and the stockholder vote to approve a Business Combination). If the conditions to consummate the proposed Business Combination are not met but sufficient time remains before the Company’s corporate life expires, the Company may attempt to effect another Business Combination.

Conversion rights

If a Business Combination is approved and consummated, subject to certain limitations, each public stockholder voting against such Business Combination will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (including the deferred underwriting discount and income earned on the trust account, net of income taxes on such income and net of income of up to $3,000,000 on the trust account disbursed to fund the Company’s working capital requirements). Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

Liquidation

If the Company does not consummate a Business Combination within 24 months (or 30 months if the public stockholders approve an extension) after the date of the prospectus

J.W. CHILDS ACQUISITION I CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

filed with the Securities and Exchange Commission, the Company will liquidate and promptly distribute only to the public stockholders the amount in the trust account, less any income taxes payable on income and any income of up to $3,000,000 previously released to the Company and used to fund its working capital requirements, plus any remaining net assets. If the Company fails to consummate a Business Combination within such time period, the Company’s amended and restated certificate of incorporation also provides that the Company’s corporate existence will automatically cease 24 months from the date of this prospectus (or 30 months if the public stockholders approve an extension) except for the purpose of winding up its affairs and liquidating. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the warrants contained in the units to be offered in the Proposed Offering discussed in Note 3).

2.	Significant Accounting Policies

Basis of presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission. The Company has not commenced operations or generated any revenue. All activity through March 3, 2008 is related to the Company’s formation and preparation of the Proposed Offering.

Net loss per common share

Basic loss per common share is computed by dividing net loss by the Weighted average number of shares of common stock outstanding during the period. Diluted loss per common share is computed by dividing net loss by the Weighted average number of shares of common stock outstanding, plus to the extent dilutive, the incremental number of shares of common stock to settle warrants held by the Sponsor (see Note 6), as calculated using the treasury stock method. During the period from inception through March 3, 2008 such warrants were anti-dilutive and consequently the effect of their conversion into shares of common stock has been excluded from the calculation of diluted net loss per common share.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are

J.W. CHILDS ACQUISITION I CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Deferred offering costs

Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

Common stock subject to redemption

The Company will account for the shares subject to redemption in accordance with Financial Accounting Standards Board’s Emerging Issues Task Force “EITF” Topic D-98 “Classification and Measurement of Redeemable Securities.”

Stock Based Compensation

The Company accounts for stock options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). SFAS 123(R) addresses all forms of share based compensation awards including shares issued.

Recent accounting pronouncements

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (“SFAS 141R”). SFAS 141R replaces SFAS 141 and establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non controlling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the Business Combination. This standard is effective for fiscal years beginning after December 15, 2008.

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

3.	Proposed Public Offering

Public Units

The Proposed Offering calls for the Company to offer for sale 20,000,000 units at a price of $10.00 per unit (the “Public Units”). Each unit consists of one share of the Company’s common stock, $0.0001 par value (the “Public Stock”), and one warrant (the “Public Warrants”). The Company intends to grant the underwriter a 30-day option to purchase up to 3,000,000 additional Public Units solely to cover over-allotments, if any.

Public Warrant terms and conditions:

Exercise conditions—Each Public Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 per share commencing on later of: (i) the consummation of a Business Combination, or (ii) 12 months from the date of

J.W. CHILDS ACQUISITION I CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

the prospectus for the offering. The warrants expire five years from the date of the prospectus, unless earlier redeemed. The Public Warrants will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that the closing price of the Company’s common stock equals or exceeds $13.75 per share for any 20 trading days within a 30-trading day period.

Registration risk—In accordance with the warrant agreement relating to the Public Warrants, the Company is only required to use its reasonable efforts to maintain the effectiveness of the registration statement relating to common stock which would be issued upon exercise of the Public Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective and a current prospectus is not available at the time of exercise.

Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Public Warrant shall not be entitled to exercise such Public Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Public Warrant exercise. Consequently, the Public Warrants may expire unexercised, unredeemed and worthless, and an investor in the Proposed Offering may effectively pay the full unit price solely for the shares of common stock included in the Public Units.

Accounting—Since the Company is not required to net-cash settle the Public Warrants, management has determined that the Public Warrants will be recorded at fair value and classified within stockholders’ equity as “Additional paid-in capital” upon their issuance in accordance with the guidance of EITF Issue No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

4.	Initial Units

In February 2008, the Sponsor purchased 5,750,000 units (the “Initial Units”, or the Sponsor’s “promote”) for $25,000, or $0.004 per Initial Unit. Each Initial Unit consists of one share of common stock (“Initial Stock”) and one warrant exercisable at $7.00 per share (“Initial Warrants”). The common stock and warrants comprising the Initial Units are identical to the Public Stock and Public Warrants, except as noted below.

Forfeiture

The Initial Units include 750,000 units that are subject to forfeiture if and to the extent the underwriter’s over-allotment option is not exercised, so that the Sponsor and its permitted transferees will own 20% of the Company’s issued and outstanding shares after the Proposed Offering.

Disposition restrictions

The Sponsor will agree, subject to certain exceptions described below, not to transfer, assign or sell any of the Initial Units, Initial Stock or Initial Warrants, including the common stock which would be issued upon exercise of the Initial Warrants, for a period of 180 days from the date of consummation of a Business Combination.

J.W. CHILDS ACQUISITION I CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Permitted transfers

The Sponsor is permitted to transfer its Initial Units, Initial Stock and Initial Warrants, including the common stock which would be issued upon exercise of the Initial Warrants, to (i) the Company and its officers, directors and employees; (ii) the officers, directors and employees of the Sponsor, Sawaya, Segalas & Co. LLC or any of their affiliates; (iii) family members of the holder or a trust or other estate planning vehicle for the benefit of such family member or a charitable organization; (iv) transferees pursuant to a qualified domestic relations order or by virtue of laws governing descent or distribution upon the death of a holder; and (v) any stockholder, partner, member, officer, director, employee or other affiliate of a holder, but the transferees receiving such securities will be subject to the same transfer restrictions as the Sponsor (“Permitted Transferees”). Any such transfers will be made in accordance with applicable securities laws.

Initial Shares:

Voting—The Sponsor will agree, and any permitted transferees will agree, to vote the shares of Initial Shares in the same manner as a majority of the shares of common stock voted by the public stockholders at a special or annual stockholders meeting called for the purpose of approving a Business Combination or any extension of the Company’s corporate existence to up to 30 months from the date of this prospectus in the event the Company has entered into a definitive agreement for, but has not yet consummated, a Business Combination.

Liquidation—The Sponsor and its permitted transferees will have no right to participate in any liquidation distribution with respect to the Initial Shares if the Company fails to consummate a Business Combination.

Initial Warrants:

Accounting - There are no circumstances beyond the Company’s control that would require the Company to redeem the Initial Warrants for cash. Accordingly, the Initial Warrants included in the Initial Units have been classified within “Stockholder’s equity” in the accompanying balance sheet as of March 3, 2008 in accordance with the guidance of EITF Issue No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

Strike price—The Initial Warrants may not be exercised unless and until the closing price of the Company’s common stock equals or exceeds $13.75 for any 20-trading days within a 30-trading day period beginning 90 days after a Business Combination.

Redemption restriction—The Initial Warrants will not be redeemable by the Company as long as they are held by the Sponsor or its permitted transferees.

Exercise—The Initial Warrants may be exercised by the holders by paying cash or on a cashless net share settlement basis.

5.	Private Placement Warrants

John W. Childs and the other officers and directors (other than independent directors) of the Company have agreed to purchase 5,000,000 warrants (the “Private Placement Warrants”) at $1.00 per Private Placement Warrant (for an aggregate purchase price of $5,000,000) from the Company on a private placement basis immediately prior to the closing of the Proposed

J.W. CHILDS ACQUISITION I CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Offering. Such holders will be permitted to transfer the Private Placement Warrants, to Permitted Transferees, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as John W. Childs and the other officers and directors (other than independent directors) of the Company. Otherwise, the Private Placement Warrants will not be transferable or salable by John W. Childs and the other officers and directors (other than independent directors) of the Company until after the consummation of a Business Combination. The Private Placement Warrants may be exercised by paying cash or on a cashless basis and will be non-redeemable as long as they are held by the John W. Childs and the other officers and directors (other than independent directors) of the Company or their Permitted Transferees. Otherwise, the Private Placement Warrants will have terms and provisions that are identical to those of the Public Warrants.

6.	Sponsor Commitment

John W. Childs and the other officers and directors (other than independent directors) of the Company have indicated an intent to enter into an agreement with Deutsche Bank Securities Inc. (“Deutsche Bank”), in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”),pursuant to which they will place limit orders for up to $15,000,000 of the Company’s common stock, commencing two business days after the Company files a preliminary proxy statement relating to a Business Combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such Business Combination is to be approved, or earlier in certain circumstances (the “Buyback Period”). Any portion of the $15,000,000 not used for limit orders will be applied to the purchase of Units from the Company, at a price of $10.00 per Unit, immediately prior to the consummation of the Business Combination.

The purchase of such shares will be facilitated by Deutsche Bank or another broker dealer mutually agreed upon by Deutsche Bank and John W. Childs. It is intended that such purchases will comply with Rule 10b-18 under the Exchange Act.

The stock purchases made pursuant to the limit orders described above are not anticipated to have any effect upon the Company or its financial statements.

7.	Other Related Party Transactions

Administrative services

The Company will agree to pay up to $10,000 a month in total for office space and general and administrative services to J.W. Childs. Services will commence promptly after the effective date of the Proposed Offering and will terminate upon the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company.

Note to related party

On February 22, 2008, the Company issued an unsecured promissory note for $200,000 to J.W. Childs; proceeds which have been or will be used to fund a portion of the organizational and offering expenses owed by the Company to third parties. The principal balance of the note is repayable on the earlier of (i) the date of the consummation of the Proposed Offering and (ii) January 31, 2009. The principal balance is pre-payable without penalty at any time in whole or in part. No interest accrues on the unpaid principal balance of the note. Due to the short-

J.W. CHILDS ACQUISITION I CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

term nature of the note, the fair value of the note approximates its carrying amount at $200,000.

8.	Underwriting Agreement

The Company intends to enter into an agreement with the underwriter of the Proposed Offering (the “Underwriting Agreement”). The Underwriting Agreement will require the Company to pay 3.5% of the gross proceeds of the Proposed Offering as an underwriting discount plus an additional 3.5% of the gross proceeds only upon consummation of a Business Combination. The Company will pay an underwriting discount of 3.5% ($7,000,000)($8,050,000 if the underwriter’s over-allotment option is exercised in full) in connection with the consummation of the Proposed Offering and will place 3.5% of the gross proceeds ($7,000,000)($8,050,000 if the underwriter’s over-allotment option is exercised in full) in the trust account. The underwriter will agree to defer the deferred underwriting discount until the consummation of a Business Combination and will agree to forfeit the deferred underwriting discount pro rata to the extent of stockholders converting and waived its right to receive payment of the 3.5% of the gross proceeds upon the Company’s liquidation if the Company is unable to complete a Business Combination. The Company will not pay any discount related to the Private Placement Warrants sold in the private placement.

9.	Income Taxes

Components of the Company’s deferred tax assets are as follows:

Net operating loss carry-forward	$340
Less, valuation allowance	(340)

$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated. The effective tax rate differs from the statutory rate of 34% due to the establishment of the valuation allowance. The net operating loss carry-forward expires in 2027.

10.	Stockholder’s Equity

Common stock

The authorized common stock of the Company includes up to 79,000,000 shares. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At March 3, 2008, there were 5,750,000 shares of common stock reserved for issuance upon exercise of Initial Warrants.

Preferred stock

The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock with such designations, voting and other rights and preferences as may be determined from time-to-time by the Board of Directors. No shares were issued and outstanding as of March 3, 2008.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until          , 2008 (25 days after the date of this prospectus) federal securities law may require all dealers selling our securities, whether or not participating in this offering, to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

J.W. Childs Acquisition I Corp.

20,000,000 Units

Deutsche Bank Securities

Prospectus

          , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than underwriting discounts) will be as follows:

Initial trustee’s fee		$(1)
SEC registration fee	9,039
FINRA filing fee	29,250
AMEX filing and listing fee	80,000
Accounting fees and expenses	60,000
Printing and engraving expenses	100,000
Directors and officers liability insurance premiums		(2)
Legal fees and expenses	400,000
Miscellaneous		(3)

Total	800,000

(1)	Includes the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, as well as an annual fee of $ that is charged by Continental Stock Transfer & Trust Company for acting as transfer agent of the registrant’s common stock, as warrant agent for the registrant’s warrants and as escrow agent for the registrant’s initial units and private placement warrants.

(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying over two years following the consummation of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our certificate of incorporation provides that:

“To the fullest extent permitted under the General Corporation Law [of the State of Delaware], as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

We will enter into indemnification agreements with each of our officers and independent directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

Since our inception on February 7, 2008, we sold an aggregate of 5,750,000 units in a private placement without registration under the Securities Act:

Stockholders	Number of Units

JWC Acquisition, LLC	5,750,000

Such units were issued on February 22, 2008 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The units issued to the entity or person above were sold for an aggregate offering price of $25,000 at a purchase price of approximately $0.004 per unit.

In addition, John W. Childs and our officers and directors (other than independent directors) or their affiliates have committed to purchase from us 5,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $5,000,000). These purchases will take place on a private placement basis immediately prior to the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.*
3.2	By-Laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
5.1	Opinion of McDermott Will & Emery LLP.*
8.1	Opinion of McDermott Will & Emery llp regarding tax matters.*
10.1	Letter Agreement by and between the Registrant and JWC Acquisition, LLC.*
10.2	Letter Agreement by and among the Registrant and certain of its officers, directors and their affiliates.*
10.3	Form of Stock Escrow Agreement between the Registrant and Continental Stock Transfer & Trust Company.*
10.4	Amended and Restated Initial Unit Subscription Agreement between the Registrant and JWC Acquisition, LLC.
10.5	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company.*

Exhibit No.	Description

10.6	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.7	Services Agreement between J.W. Childs Associates, L.P. and the Registrant regarding office space and administrative services.
10.8	Promissory Note issued to J.W. Childs Associates, L.P.
10.9	Form of Registration Rights Agreement by among the Registrant, certain of its officers directors and their affiliates and JWC Acquisition, LLC.*
10.10	Form of Indemnity Agreement between the Registrant and key officers and independent directors.*
10.11	License Agreement between the Registrant, the Sponsor and J.W. Childs Associates, L.P.
10.12	Form of Co-Investment Unit Subscription Agreement.*
10.13	Private Placement Warrant Purchase Agreement between the Registrant and the purchasers party thereto.
14	Form of Code of Ethics.*
23.1	Consent of McDermott Will & Emery llp (included in Exhibit 5.1).*
23.2	Consent of McDermott Will & Emery llp (included in Exhibit 8.1).*
23.3	Consent of Rothstein, Kass & Company, P.C.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Audit Committee Charter.*

*	To be filed by amendment.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any prospectus required by Section 10(a)(3) of the Securities Act;

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant understands that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on March 11, 2008.

J.W. Childs Acquisition I Corp.

By:	/s/ Adam L. Suttin
Name:     Adam L. Suttin

Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Adam L. Suttin and David A. Fiorentino acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ John W. Childs John W. Childs	Chairman of the Board	March 11, 2008

/s/ Fuad Sawaya Fuad Sawaya	Vice Chairman and Executive Vice President	March 11, 2008

/s/ William E. Watts William E. Watts	Vice Chairman and Executive Vice President	March 11, 2008

/s/ Adam L. Suttin Adam L. Suttin	President and Chief Executive Officer (Principal Executive Officer)	March 11, 2008

/s/ David Fiorentino David Fiorentino	Chief Financial Officer, Executive Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 11, 2008

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.*
3.2	By-Laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
5.1	Opinion of McDermott Will & Emery llp.*
8.1	Opinion of McDermott Will & Emery llp regarding tax matters.*
10.1	Letter Agreement by and between the Registrant and JWC Acquisition, LLC.*
10.2	Letter Agreement by and among the Registrant and certain of its officers, directors and their affiliates.*
10.3	Form of Stock Escrow Agreement between the Registrant and Continental Stock Transfer & Trust Company.*
10.4	Amended and Restated Initial Unit Subscription Agreement between the Registrant and JWC Acquisition, LLC.
10.5	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company.*
10.6	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.7	Services Agreement between J.W. Childs Associates, L.P. and the Registrant regarding office space and administrative services.
10.8	Promissory Note issued to J.W. Childs Associates, L.P.
10.9	Form of Registration Rights Agreement by among the Registrant, certain of its officers directors and their affiliates and JWC Acquisition, LLC.*
10.10	Form of Indemnity Agreement between the Registrant and key officers and independent directors.*
10.11	License Agreement between the Registrant, the Sponsor and J.W. Childs Associates, L.P.
10.12	Form of Co-Investment Unit Subscription Agreement.*
10.13	Private Placement Warrant Purchase Agreement between the Registrant and the purchasers party thereto.
14	Form of Code of Ethics.*
23.1	Consent of McDermott Will & Emery llp (included in Exhibit 5.1).*
23.2	Consent of McDermott Will & Emery llp (included in Exhibit 8.1).*
23.3	Consent of Rothstein, Kass & Company, P.C.
24.1	Power of Attorney (included on the signature page of this Registration Statement).

*	To be filed by amendment.